EXHIBIT 10.1

PORTIONS OF THIS EXHIBIT MARKED BY (“***”) HAVE BEEN OMITTED PURSUANT

TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION

FINAL EXECUTION VERSION

FIRST AMENDED AND RESTATED

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

by and between

DUKE ENERGY CAROLINAS, LLC, as Owner

and

SHAW NORTH CAROLINA, INC., as Contractor

for the

CONSTRUCTION OF A SUPERCRITICAL COAL-FIRED

GENERATION FACILITY IN CLIFFSIDE, NORTH CAROLINA

Dated February 20, 2008

i

	4.3	Permits	31
	4.4	Owner Equipment	31
	4.5	Fuel and Utilities	31
	4.6	Operation and Maintenance Staff	31
	4.7	Job Site Rules	31
	4.8	Payment	32

5.	EQUIPMENT AND WORKMANSHIP		32

	5.1	Quality of Equipment and Workmanship	32
	5.2	Cost of Tests	32
	5.3	Samples	32
	5.4	Inspection of Operations	32
	5.5	Examination of Work before Covering	32
	5.6	Uncovering and Making Openings	33

6.	SCHEDULE & CONTRACT PRICE		33

	6.1	***	33
	6.2	Commencement of Work for Unit 6 and the Unit 5 Scrubber	33
	6.3	***	33
	6.4	Schedule Requirements; Updates	33
	6.5	Enhanced Project Management Process	34
	6.6	Unit 5 Scrubber Tie-In	34

7.	COMPENSATION AND PAYMENT		34

	7.1	Cash Flow Plan.	34
	7.2	Payments of the Contract Price	35
	7.3	Invoicing	35
	7.4	Cash Flow	36
	7.5	Final Payment	36
	7.6	Certification by Contractor	37
	7.7	No Acceptance by Payment	37
	7.8	Revenue from Use of Unit 6 and Facility	37

8.	CHANGE ORDERS & PROVISIONAL SUMS		37

	8.1	Change Requests	37

9.	FORCE MAJEURE		39

	9.1	Event of Force Majeure	39
	9.2	Notice	39
	9.3	Suspension; Termination Due to Force Majeure	40

10.	INSPECTION: PERFORMANCE TESTING: PERFORMANCE GUARANTEES		40

	10.1	Mechanical Completion Inspection	40
	10.2	Performance Testing	40
	10.3	Satisfaction of Performance Testing	40
	10.4	Owner’s Right to Operate Prior to Satisfaction of Performance Guarantees	41
	10.5	Failure of Component to Meet Performance Criteria	42

11.	MECHANICAL COMPLETION; SUBSTANTIAL COMPLETION; FINAL COMPLETION		42

	11.1	Mechanical Completion	42
	11.2	Substantial Completion	43
	11.3	Final Completion	44

12.	DELAY AND PERFORMANCE LIQUIDATED DAMAGES; EARLY COMPLETION BONUS		44

	12.1	Delay Liquidated Damages	44
	12.2	Performance Liquidated Damages	45
	12.3	Early Completion Bonus.	46
	12.4	Payment	46

13.	WARRANTY		46

	13.1	Services Warranty Period	46
	13.2	Equipment Warranty Period	47
	13.3	Extension of Warranty Periods	47
	13.4	Defects	47
	13.5	Responsibility for Warranty Work	48
	13.6	Conditions of Warranty	48
	13.7	Title Warranty	48
	13.8	Intellectual Property Warranty	48
	13.9	Warranty Assistance	48
	13.10	Exclusive Warranties	49

14.	INDEMNIFICATION		49

	14.1	Contractor’s Indemnity	49
	14.2	Owner’s Indemnity	50
	14.3	Intellectual Property Indemnity	50
	14.4	Indemnity Procedures for Third Party Claims.	51

15.	INSURANCE		52

	15.1	Owner Provided Builder’s Risk.	52
	15.2	Contractor Controlled Insurance Program (CCIP), Contractor’s Insurance and Subcontractor’s Insurance	53

	15.3	General Requirements	55
	15.4	Insurance Costs and Assumptions	57

16.	PROJECT CREDIT SUPPORT		57

	16.1	Parental Guarantee	57
	16.2	Standby Letter of Credit	57
	16.3	Cooperation with Owner Financing	58

17.	LIMITATION OF LIABILITY		59

	17.1	No Consequential Damages	59
	17.2	Maximum Total Liability	59
	17.3	Protected Parties	60
	17.4	Precedence	60
	17.5	***	60

18.	LIENS		60

	18.1	Liens	60
	18.2	Discharge or Bond	60

19.	INTELLECTUAL PROPERTY		61

	19.1	Delivery of Documentation	61
	19.2	Ownership of Rights in Documentation	61
	19.3	Ownership of Invention Rights	61
	19.4	Disclosure of Documentation	61
	19.5	Other Licenses	62

20.	CONFIDENTIAL INFORMATION		62

	20.1	Confidentiality Obligations	62
	20.2	Permitted Disclosures	62
	20.3	Publicity	62

21.	ENVIRONMENTAL; HAZARDOUS MATERIALS		63

	21.1	Material Safety Data Sheets	63
	21.2	Facility Use, Storage Removal	63
	21.3	Notice of Presence	63
	21.4	Labeling; Training	63
	21.5	Handling, Collection, Removal Transportation and Disposal	63
	21.6	Notice of Discovery	64
	21.7	Policies and Procedures	64
	21.8	Asbestos Containing Products	64
	21.9	Pre-Existing Hazardous Material	64

22.	TITLE: RISK OF LOSS		65

	22.1	Transfer of Title: Security Interest	65
	22.2	Risk of Loss	65
	22.3	Contractor Tools	66

23.	DEFAULT; TERMINATION AND SUSPENSION		66

	23.1	Events of Default	66
	23.2	Owner Remedies	67
	23.3	Contractor Remedies	67
	23.4	Termination for Convenience	68
	23.5	Termination for Force Majeure	69
	23.6	Effect of Termination	69
	23.7	Suspension	69

24.	SAFETY; INCIDENT REPORTING		70

	24.1	Environmental, Health and Safety Programs	70
	24.2	OSHA and Other Laws	70
	24.3	Worksite Safety	71
	24.4	Dangerous Materials	72
	24.5	Loading	72
	24.6	Cooperation in Governmental Investigation	72
	24.7	Audit	72

25.	QUALIFICATIONS AND PROTECTION OF ASSIGNED PERSONNEL		73

	25.1	Contractor’s Personnel	73
	25.2	Drug and Alcohol Testing	73
	25.3	Training of Employees	74
	25.4	Compliance with Employment Laws; Policies	74
	25.5	Substitution	74

26.	RECORDS AND AUDIT		74

	26.1	Technical Documentation	74
	26.2	Accounting Records	75
	26.3	Owner’s Right to Audit	75
	26.4	Sales Tax and Privilege Tax Records	75

27.	TAXES		76

	27.1	Employment Taxes	76
	27.2	Sales and Use Taxes on Contractor Tools	76
	27.3	Sales and Use Tax on Equipment; Privilege Tax	76
	27.4	State Property Taxes	77
	27.5	Tax Indemnification	78

v

	27.6	Pollution Control Equipment Information	78

28.	DISPUTE RESOLUTION		78

	28.1	Resolution by the Parties: Mediation	78
	28.2	Arbitration Proceedings	79
	28.3	Continuation of Work	80

29.	MISCELLANEOUS PROVISIONS		80

	29.1	Governing Laws	80
	29.2	Entire Agreement	80
	29.3	Successors and Assigns	80
	29.4	No Third Party Beneficiaries	81
	29.5	Rights Exclusive	81
	29.6	No Waiver	81
	29.7	Survival	81
	29.8	Severability	81
	29.9	Notices	81
	29.10	Vienna Convention	83
	29.11	Counterparts	83

EXHIBITS

Exhibit A	Specifications, including the Scope of Work, Drawings, and Training Procedures

Exhibit B	Site Description

Exhibit C	Key Schedule Milestones

Exhibit D	List of Contractor Supplied Permits

Exhibit E	List of Owner Supplied Permits

Exhibit F	Cash Flow Plan

(F-1)	***

(F-2)	***

	F-2a	***

	F-2b	***

(F-3)	***

	F-3a	***

(F-4)	***

	F-4a	***

	F-4b	***

	F-4c	***

	F-4d	***

	F-4e	***

(F-5)	***

	F-5a	***

	F-5b	***

	F-5c	***

	F-5d	***

F-5e	***

Exhibit G	List of Contractor’s Key Management and Construction Personnel

Exhibit H	List of Approved Subcontractors

Exhibit I	***

(Table I-1)	***

(Table I-2)	***

I-2a	***

I-2b	***

(Table I-3)	***

I-3a	***

(Table I-4)	***

I-4a	***

I-4b	***

I-4c	***

I-4d	***

I-4e	***

(Table I-5)	***

I-5a	***

I-5b	***

I-5c	***

I-5d	***

I-5e	***

(Table I-6)	Owner Equipment components

I-6a	***

I-6b	***

I-6c ***

Exhibit J	Credit Support

(J-1)	Parent Guarantee (Executed)

(J-2)	Letter of Credit (Executed)

(J-3)	***

Exhibit K	Time and Materials Rates

Exhibit L	Performance Guarantees

(L-1)	Unit 5 Scrubber Performance Guarantees

(L-2)	Unit 6 Performance Guarantees

(L-3)	Unit 6 Reliability Testing

Exhibit M	Permitted and Guaranteed Emission Limits

Exhibit N	Owner’s Drug and Alcohol Testing Policy

vix

FIRST AMENDED AND RESTATED

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

This FIRST AMENDED AND RESTATED ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (the “Agreement”) is entered into as of the 20th day of February, 2008 (the “Amendment Date”), by and between DUKE ENERGY CAROLINAS, LLC, a North Carolina limited liability company having a place of business in Charlotte, North Carolina (“Owner”), and SHAW NORTH CAROLINA, INC., a Shaw Group Company, a North Carolina corporation having a place of business in Charlotte, North Carolina (“Contractor”). Owner and Contractor may be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Owner and Stone and Webster National Engineering, P.C. (“SWNE”) are parties to that certain Engineering, Procurement and Construction Agreement, dated as of July 11, 2007 (the “Original EPC Agreement”), pursuant to which Owner engaged SWNE to perform the engineering, procurement, construction and commissioning of the following systems:

(i)	a new nominally-rated 820 MW supercritical pulverized coal electric-generation unit to be located adjacent to the Owner’s existing coal-fired steam station in Cliffside, North Carolina (“Cliffside Unit 6”); and

(ii)	a new flue gas desulfurization system for Owner’s existing Unit 5 at the Owner’s coal-fired steam station in Cliffside, North Carolina (“Unit 5 Scrubber”)

(collectively, Cliffside Unit 6 and the Unit 5 Scrubber shall hereinafter be referred to as the “Project”);

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof and entered into immediately prior to the execution of this Agreement, (i) SWNE has assigned to Contractor all of its right, title, interest and obligations in, to and under the Original EPC Agreement and all of its right, title and interest in the Documentation (as defined in the Original EPC Agreement), including all intellectual property rights relating thereto, and (ii) Contractor accepted such assignment and assumed and agreed to pay and otherwise undertake, observe, perform and discharge in accordance with its terms all of SWNE’s obligations and other liabilities under, arising out of or relating to the Original EPC Agreement;

WHEREAS, the Original EPC Agreement provided *** process whereby the Parties agreed to ***;

WHEREAS, the Parties agreed to *** and, as a result, the Parties have *** set forth herein; and

WHEREAS, the Parties hereto desire to amend and restate the Original EPC Agreement in the manner set forth herein in order to reflect ***, determine the process pursuant to which *** and make the other changes set forth herein.

NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, stipulate and agree as follows:

1.	DEFINITIONS

The following capitalized words and phrases used in this Agreement shall have the following meanings unless otherwise noted:

“AAA” shall have the meaning set forth in Section 28.2.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person at such time.

“Agreement” shall have the meaning set forth in the first paragraph above and shall include all Exhibits, and all amendments hereto (including, to the extent applicable, Change Orders).

***

“*** Work” shall mean the scope of Work performed by Contractor hereunder for which the *** Costs apply.

“Alstom Contract” shall mean the Engineering, Fabrication and Delivery Agreement for the Cliffside Steam Station, dated as of ***, by and between Owner and Alstom Power Inc. for the purchase of one (1) wet flue gas desulfurization system for the Unit 5 Scrubber and one (1) Air Quality Control System for Unit 6.

“Amendment Date” shall have the meaning set forth in the first paragraph of this Agreement.

*** shall mean ***.

“Bulk Materials” shall mean those items of material and Equipment described in Table I-5e of Exhibit I.

“Business Day” shall mean every Day other than Saturday, Sunday or a legal holiday recognized by the State.

“Cash Flow Plan” shall have the meaning set forth in Section 7.1.

*** shall mean ***.

“Change” shall have the meaning set forth in Section 8.1.

“Change in Law” shall mean (a) any binding change after the Effective Date in the judicial or administrative interpretation of, or adoption after the Effective Date of, any Laws (excluding any Laws relating to net income Taxes and excluding any Laws relating to the organization, existence, good standing, qualification, or licensing of Contractor or their Affiliates or Subcontractors in any jurisdiction), which is inconsistent or at variance with any Laws in effect on the Effective Date or (b) the imposition after the Effective Date of any condition or requirement (except for any conditions or requirements which result from the acts or omissions of Contractor or any Subcontractor) not required as of the Effective Date affecting the issuance, renewal or extension of any Government Approval (excluding any Government Approval relating to the organization, existence, good standing, qualification, or licensing of Contractor or its Subcontractors in any jurisdiction). Notwithstanding the foregoing, the issuance of the Facility Air Permit subsequent to the Effective Date shall not be considered a Change in Law for any purpose hereunder.

“Change Order” shall have the meaning set forth in Section 8.1.

“Clarifier Refurbishment” shall have the meaning set forth in Table I-4c of Exhibit I.

“Collateral” shall have the meaning set forth in Section 22.1.

“Commissioning” shall mean the activities required to be conducted by Contractor pursuant to the terms of this Agreement in order to bring Unit 6 or the Unit 5 Scrubber from an inactive condition, when construction is essentially complete, to a state where Unit 6 or Unit 5 Scrubber is ready for the commencement of operation, including pre-commissioning, start-up, individual system and integrated, functional verification and synchronization of Unit 6 or Unit 5 Scrubber with other tie-in Facility equipment.

“Confidential Information” shall mean, with respect to any Party, all written, verbal, electronic and other information and documents such Party provides or makes available to the other Party relating in any way to this Agreement which are marked as being “Proprietary” to such Party at the time of disclosure, or for verbal information reduced to a writing and marked or designated as being “Proprietary” to such Party within seven (7) Days after such verbal disclosure. “Confidential Information” shall not include any Documentation or any other information that: (a) was already known to the other Party at the time it was disclosed by such Party; (b) was available to the public at the time it was disclosed by such Party; (c) becomes available to the public after being disclosed by such Party through no wrongful act of, or breach of this Agreement by, the other Party; (d) is received by the other Party without restriction as to use or disclosure from a third party; or (e) is independently developed by the other Party without benefit of any disclosure of information by such Party.

“Construction Services Agreement” shall mean Owner Purchase Order FHP01564 issued pursuant to the ***.

“Construction Services Payments” shall mean, with respect to each of Unit 6 and the Unit 5 Scrubber, those payments which have been made or are due and payable by Owner to Contractor prior to the Effective Date for those on-site services, including erosion control, fire protection modifications and other miscellaneous site preparation services, as are more fully described in Owner purchase order FHP01564.

*** shall mean ***.

“Contract Price” shall mean ***.

“Contractor” shall have the meaning set forth in the first paragraph above and shall include respective successors and permitted assigns.

“Contractor Indemnitees” shall have the meaning set forth in Section 14.2.

“Contractor Permits” shall have the meaning set forth in Section 3.20.

“Contractor’s Project Manager” shall mean the Person whom Contractor designates in Exhibit G to issue and receive communications on Contractor’s behalf under this Agreement.

“Contractor’s Site Representative” shall mean the Person whom Contractor designates in Exhibit G to represent Contractor at the Site.

“Control” shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by contract or credit arrangement, or otherwise, or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the equity interest in a Person.

*** shall mean for any month, a comparison of the total *** incurred by Contractor during such month in the performance of each type of ***, as described in each of *** (which shall include reasonable detail showing the build-up of such total ***) against the applicable *** for such type of *** for such month as set forth in ***, as applicable.

*** shall mean, for any month, a comparison of the total *** and which are incurred in the performance of that *** during such month against the *** during such month as set forth in ***.

*** shall mean, for any month, a comparison of the total *** incurred by Contractor during such month in the performance of each type of ***, as described in each of *** (which shall include reasonable detail showing the build-up of such total ***), against the applicable *** for such type of *** for such month as set forth in ***, as applicable, and shall contain a certification as to whether any such *** has exceeded ***.

*** shall mean ***.

*** shall mean ***.

“*** Comparison” shall mean, as the context may require, the Cost Comparison — ***, the Cost Comparison — ***, the Cost Comparison — *** the Cost Comparison — *** or the Cost Comparison — ***.

*** shall mean ***.

*** shall mean ***.

*** shall mean ***.

*** shall have the meaning set forth in Section 3.2 of Exhibit I.

*** shall mean ***.

*** shall mean ***.

*** shall mean ***.

*** shall have the meaning set forth in Section 3.2 of Exhibit I.

“Craft Labor” shall mean, with respect to each of Unit 6 and the Unit 5 Scrubber, respectively, those items of Contractor craft labor as set forth in more detail in Table I-5c of Exhibit I.

“Craft Labor Costs” shall mean for each of Unit 6 and the Unit 5 Scrubber, respectively, those amounts that are incurred by Contractor in providing *** for Unit 6 or the Unit 5 Scrubber, as applicable.

“Day” shall mean a calendar day, including Saturdays, Sundays, and holidays.

“Default” shall have the meaning set forth in Section 23.1.

“Defects” shall have the meaning set forth in Section 13.4.

“Delay Liquidated Damages” shall mean:

(a) With respect to Unit 6:

(i) *** per Day (or any portion of a Day) for the first *** Days that Contractor fails to achieve Substantial Completion of Unit 6 by the Guaranteed Substantial Completion Date for Unit 6;

(ii) *** per Day (or any portion of a Day) for each Day in excess of the first *** Days but less than or equal to *** Days that Contractor fails to achieve Substantial Completion of Unit 6 by the Guaranteed Substantial Completion Date for Unit 6; and

(iii) *** per Day (or any portion of a Day) for each Day in excess of *** Days that Contractor fails to achieve Substantial Completion of Unit 6 by the Guaranteed Substantial Completion Date for Unit 6.

(b) With respect to the Unit 5 Scrubber:

(i) With respect to Unit 5 Scrubber Tie-In:

(A) *** per Day (or any portion of a Day) for each Day on or after the Guaranteed Unit 5 Tie-In Commencement Date until the *** Day after the Guaranteed Unit 5 Tie-In Commencement Date that Unit 5 Scrubber Tie-In has not commenced;

(B) *** per Day (or any portion of a Day) for each Day after the *** Day but prior to the *** Day on or after the Guaranteed Unit 5 Tie-In Commencement Date that Unit 5 Scrubber Tie-In has not commenced; and

(C) *** per Day (or any portion of a Day) for each Day after the *** Day on or after the Guaranteed Unit 5 Tie-In Commencement Date that Unit 5 Scrubber Tie-In has not commenced;

(ii) After commencement of Unit 5 Scrubber Tie-In, *** per Day (or any portion of a Day) for each Day after the Guaranteed Tie-in Completion Date that the successful tie-in of the Unit 5 Scrubber has not been achieved; and

(iii) After the successful tie-in of the Unit 5 Scrubber has been achieved, *** per Day (or any portion of a Day) for each Day after the Guaranteed Substantial Completion Date of the Unit 5 Scrubber that Contractor fails to achieve Substantial Completion of the Unit 5 Scrubber.

“Delay Liquidated Damages Cap” for Unit 6 or for the Unit 5 Scrubber shall mean *** of the respective Contract Price for Unit 6 or the Unit 5 Scrubber, as may be amended by Change Order.

“Design Documents” shall have the meaning set forth in Section 3.6.

“Dispute” shall have the meaning set forth in Section 28.1.

“Documentation” shall mean such materials in printed or electronic format that are agreed, or are required hereunder, to be delivered by Contractor to Owner, including, without limitation, Design Documents, specifications (including the Specifications), schedules (including the Schedule), schematics, drawings (including Final Completion agreed “as built” drawings as specified in Exhibit A), blueprints, memoranda, letters, notes, isometrics, computer programs and software, flow charts, logic diagrams, graphs, studies, system descriptions, lists, charts, diagrams, standards, criteria, assumptions, measurements, procedures (including the Testing Procedure), instructions, reports, test data and results, analyses, calculations, formulas, computations, plans, empirical and other correlations, models, manuals (including software manuals and Project Manuals) and training materials, that are necessary for the design, Commissioning, operation, maintenance, modification or decommissioning of the Project.

“Duke Coal Facility” or the “Facility” shall mean the Owner’s entire physical coal facility known as the Cliffside Steam Station, including the Project and all other generating units and ancillary structures thereto.

“Early Completion Bonus” shall mean, with respect to Unit 6:

(a) *** per Day for each Day earlier than *** Days but less than or equal to *** Days that Contractor achieves Substantial Completion of Unit 6 prior to the Guaranteed Substantial Completion Date for Unit 6; and

(b) *** per Day for each Day earlier than *** Days that Contractor achieves Substantial Completion of Unit 6 prior to the Guaranteed Substantial Completion Date for Unit 6.

“Effective Date” shall mean July 11, 2007, which is the date of execution by the Owner and SWNE of the Original EPC Agreement.

“Electrical Output” shall mean the net electrical power, as measured at the high side of the main step-up transformer, which is produced by Unit 6 in kilowatts (kW) during the Performance Testing, at the test specified operating conditions, and corrected to the base performance conditions set forth in Exhibit L-2.

“*** Equipment” shall mean those items of material, Equipment and associated Subcontractor services (e.g., transportation, technical assistance, warranty services, etc.) as defined in *** of ***.

“Equipment” shall mean any and all material, structure, buildings, apparatus, equipment, spare parts, hardware, Documentation, goods, tools, supplies, and other personal property, all as intended to become a permanent part of the Project, that Contractor furnishes, or is required to furnish, hereunder in accordance with the Specifications or otherwise for the Project. “Equipment” includes (a) all of the foregoing items that Contractor furnishes through a Subcontractor and (b) all of the foregoing items that Contractor has purchased or provided or has committed to purchase or provide, directly or indirectly through a Subcontractor, pursuant to the JPDA. For the purposes of this Agreement, “Equipment” shall not include any Owner Equipment.

“Equipment Warranty Period” shall have the meaning set forth in Section 13.2.

*** shall mean ***.

*** shall mean ***:

(a) ***

(b) ***

“Facility Air Permit” shall mean Permit No. 04044T28 issued by the North Carolina Department of Environmental and Natural Resources (NCDENR) Division of Air Quality to Owner, effective as of January 29, 2008.

*** shall mean ***.

“FERC” shall mean the Federal Energy Regulatory Commission, and its successors.

*** shall mean ***.

*** shall mean those costs for each of the Unit 5 Scrubber and Unit 6, respectively, incurred by Contractor in performance of *** for the Unit 5 Scrubber and Unit 6, as applicable, ***.

“Final Completion” shall mean, with respect to each of Unit 6 or the Unit 5 Scrubber, the achievement by Contractor of all the conditions set forth in Section 11.3.

“Final Completion Date” shall mean, with respect to each of Unit 6 or the Unit 5 Scrubber, the date on which Final Completion of Unit 6 or the Unit 5 Scrubber occurs.

“Final Payment Invoice” shall have the meaning set forth in Section 7.5.

“Financial Institutions” shall mean any party entering into a loan agreement, guarantee, note, indenture or security agreement with Owner or its Affiliates in relation to the Duke Coal Facility, including arrangements relating to interest rate or currency hedging and arrangements relating to the construction or permanent financing or refinancing of the Project or the Facility.

“Fixed Prices” shall mean ***.

“Force Majeure” shall mean an unforeseeable event or cause that is beyond the reasonable control of a Party, including by way of example, but not limited to:

(a) acts of God, war, riots, insurrection, terrorism, rebellion, floods, hurricanes, tornadoes, earthquakes, lightning, pandemic, epidemics, and other natural calamities;

(b) acts or inaction of any Government Authority;

(c) explosions or fires;

(d) strikes, lockouts, or other labor disputes, but excluding legal strikes, lockouts or work stoppages involving only employees of Contractor and that are directed solely at a Contractor facility;

(e) delay in the performance of the Services or delivery of Equipment or Owner Equipment to the extent any such delay is not attributable to an act or omission of Contractor, or its employees, officers, agents, Subcontractors or other Persons under Contractor’s control and supervision, unless such acts or omissions are themselves a result of Force Majeure;

(f) a Change in Law, but only to the extent such Change in Law delays a Party or increases its cost, as demonstrated by credible evidence, in its performance of its obligations under this Agreement (excluding payment obligations); and

(g) delays in obtaining goods or services from any Subcontractor caused by the occurrence of any of Force Majeure events;

provided, however, that an event or cause shall not be an event of Force Majeure unless it: (i) negatively impacts the Work under this Agreement, (ii) is not the result of the willful misconduct or negligent act or omission of, or breach of this Agreement by, such Party (or any Person over whom that Party has control), and (iii) cannot be cured, remedied, avoided, offset, or otherwise overcome by the prompt exercise of reasonable diligence by the Party (or any Person over whom that Party has control). For the avoidance of doubt, except as otherwise expressly provided in Exhibit I, the definition of “Force Majeure” shall not include, and Contractor shall not be entitled to equitable relief for, changes such as inflation and interest rates.

“Full Notice to Proceed” with respect to Unit 6 or the Unit 5 Scrubber shall mean the written notice that Owner gives to Contractor fully authorizing Contractor to proceed with the respective Work for Unit 6 or the Unit 5 Scrubber.

*** shall mean, with respect to each of Unit 6 or the Unit 5 Scrubber, respectively, the Work as set forth in more detail in *** of ***.

*** or *** shall mean:

(a) ***

(b) ***

“Government Authority” shall mean any federal, state, county, city, local, municipal, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Government Approvals” shall mean all permits, licenses, authorizations, consents, decrees, waivers, privileges and approvals from and filings with any Government Authority required for or material to the development, financing, ownership, construction, operation or maintenance of the Project in accordance with this Agreement, including the Certificate of Public Convenience and Necessity (CPCN), the Facility Air Permit and other work permits, environmental permits, licenses and construction permits.

“Gross Negligence” shall mean a conscious and voluntary disregard of the need to use reasonable care, which is likely to cause foreseeable grave injury or harm to persons, property, or both.

*** shall mean the ***, dated as of ***, which has been executed and delivered by *** to Owner ***, and as attached hereto as ***.

“Guaranteed Emission Limits” shall mean, with respect to Unit 6 and the Unit 5 Scrubber, those specific emission limits and requirements identified as such and set forth in Exhibit M which must be met in order to achieve Final Completion of Unit 6 or the Unit 5 Scrubber.

“Guaranteed Final Completion Date” shall mean:

(a) With respect to the Unit 5 Scrubber, ***; and

(b) With respect to Unit 6, ***;

as such dates may be adjusted by Change Order.

“Guaranteed Substantial Completion Date” shall mean:

(a) With respect to the Unit 5 Scrubber, ***; and

(b) With respect to Unit 6, ***;

as such dates may be adjusted by Change Order.

“Guaranteed Unit 5 Tie-In Commencement Date” shall mean ***, as such date may be adjusted by Change Order.

“Guaranteed Unit 5 Tie-In Completion Date” shall mean ***, as such date may be adjusted by Change Order.

“Guarantor” shall mean ***.

“Hazardous Materials” shall mean substances defined as “hazardous substances” pursuant to Section 101(14) Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.); those substances defined as “hazardous waste” pursuant to Section 1004(5) of the Resource, Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); those substances designated as a “hazardous substance” pursuant to Section 311 (b )(2)(A) or as a “toxic pollutant” pursuant to Section 307(a)(1) of the Clean Water Act (33 U.S.C. Sections 1251 et seq.); those substances defined as “hazardous materials” pursuant to Section 103 of the Hazardous Materials Transportation Act (49) U.S.C. Sections 1801 et seq.); those substances regulated as a “chemical substance or mixture” or as an “imminently hazardous chemical substance or mixture” pursuant to Section 6 or 7 of the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.); those substances defined as “contaminants” pursuant to Section 1401 of the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), if present in excess of permissible levels; those substances regulated pursuant to the Oil Pollution Act of 1990 (33 U.S.C. Sections 2701 et seq.); those substances defined as a “pesticide” pursuant to Section 2(u) of the Federal Insecticide, Fungicide, and Rodenticide Act as amended by the Federal Environmental Pesticide Control Act of 1972 and by the Federal Pesticide Act of 1978 (7 U.S.C. Sections 136 et seq.); those substances defined as “toxic materials” or “harmful physical agents” pursuant to Section 6 of the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.); those substances defined as “hazardous air pollutants” pursuant to Section 112(a)(6), or “regulated substance” pursuant to Section 112(a)(2)(B) of the Clean Air Act (42 U.S.C. Sections 7401 et seq.); those substances defined as “extremely hazardous substances” pursuant to Section 302(a)(2) of the Emergency Planning & Community Right-to-Know Act of 1986 (42 U.S.C. Sections 11001 et seq.); and those other hazardous substances, hazardous wastes, toxic pollutants, hazardous materials, chemical substances or mixtures, imminently hazardous chemical substances or mixtures, contaminants, pesticides, toxic materials, harmful physical agents, air pollutants, regulated substances, or extremely hazardous substances defined in any regulations promulgated pursuant to any of the foregoing environmental Laws, and all other contaminants, toxins, pollutants, hazardous substances, substances, materials and contaminants, polluted, toxic and hazardous materials, the use, disposition, possession or control of which is regulated by one or more Laws.

“Heat Rate” shall mean the test calculated net heat rate in BTU/kW-hr in HHV for Unit 6 during the Performance Testing at the test specified operating conditions and corrected to the base performance conditions set forth in Exhibit L-2.

“Hitachi Contract” shall mean the Engineering, Fabrication and Delivery Agreement for the ***, dated as of ***, by and between Owner and Hitachi Power Systems America, Ltd. for the purchase of one new single-reheat boiler.

*** shall mean, with respect to each of Unit 6 or the Unit 5 Scrubber, those items as set forth in more detail in Table I-5a of Exhibit I.

*** shall mean ***.

“Indemnified Party” shall mean the Owner Indemnitees or Contractor Indemnitees, as applicable.

*** shall mean those amounts for each of the Unit 5 Scrubber and Unit 6, respectively, that are incurred by Contractor in performance of the *** at the Site for the Unit 5 Scrubber or Unit 6, as applicable.

*** shall mean, with respect to Unit 6 and the Unit 5 Scrubber, respectively, those items identified as such costs in more detail in Table I-2a of Exhibit I, examples of which include***.

“Invoice” shall have the meaning set forth in Section 7.3(a).

*** shall mean ***.

“*** Payments” shall mean those amounts paid by Owner to Contractor under the *** for Unit 6 or the Unit 5 Scrubber, as applicable, but excluding the Construction Services Payments.

“Key Schedule Milestone” shall mean each Key Schedule Milestone identified on Exhibit C.

“Laws” shall mean, at any date of determination, all statutes, laws, codes, ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, agreements, and regulations, including all applicable codes, standards, rules and regulations of the State, in effect on such date, including all Government Approvals.

“Lien” shall mean any lien, mortgage, pledge, encumbrance, charge, security interest, defect in title, or other claim filed or asserted in connection with the Project by or through Contractor, a Subcontractor or any other third party under the control of Contractor or any Subcontractor against the Facility, the Site, the Equipment or the Owner Equipment.

“Liquidated Damages” shall mean the Delay Liquidated Damages and the Performance Liquidated Damages.

“Limited Notice to Proceed” or “LNTP” with respect to Unit 6 or the Unit 5 Scrubber shall mean a written notice that Owner gives to Contractor authorizing Contractor to proceed with the respective Work for Unit 6 or the Unit 5 Scrubber in a limited manner.

“Make Right Performance Guarantees” shall mean those Performance Guarantees designated as such in Exhibit L for which the payment of a Performance Liquidated Damage as a remedy shall not be an option for Contractor, which shall include the Guaranteed Emission

Limits, but only to the extent that the failure to meet any such limits are attributable to Contractor’s scope of Work (with respect to Owner Equipment, only the Work as expressly set forth in Section 3.1(a)(ii)(B)).

“Major Subcontractor” shall mean any Subcontractor who is engaged by Contractor: (i) to perform any off-Site Services or provide any Equipment that exceeds or is expected to exceed, in the aggregate with all prior provision of Equipment, ***; or (ii) that will be providing Services at the Site (other than the delivery of material or Equipment) that exceeds or is expected to exceed, in the aggregate with all prior performance of Services or provision of Equipment, ***.

“Maximum Liability Amount” shall have the meaning set forth in Section 17.2.

“Mechanical Completion” for Unit 6 or the Unit 5 Scrubber shall mean that Unit 6 or the Unit 5 Scrubber shall have achieved all the conditions set forth in Section 11.1.

“Minimum Performance Guarantees” shall mean, to the extent that the failure to meet any such limit is attributable to Contractor’s scope of Work (but with respect to Owner Equipment, only the Work as expressly set forth in Section 3.1(a)(ii)(B)):

(a) With respect to the operation of the Unit 5 Scrubber, those minimum performance guarantees which must be met in accordance with Exhibit L-1 in order for Contractor to achieve Substantial Completion of the Unit 5 Scrubber and which allows the Unit 5 Scrubber to operate in compliance with applicable Laws; and

(b) With respect to the operation of Unit 6 in accordance with the performance conditions set forth in Exhibit L-2, the achievement by Unit 6 of net Heat Rate for Unit 6 not exceeding *** of the Performance Guarantees (or *** BTU/kW-hr HHV) and a net Electrical Output for Unit 6 not less than *** of the Performance Guarantees (or *** kW), both of which are achieved while meeting the Permitted Emission Limits of Unit 6;

as such performance guarantees may be adjusted by Change Order.

“Monthly Progress Report” shall mean the written report Contractor delivers to Owner each month describing the total amount of progress in the Work achieved during the prior month, as provided in Section 3.21(a).

*** shall have the meaning set forth in the Recitals.

“Original EPC Agreement” shall have the meaning set forth in the Recitals.

“OSHA” shall have the meaning set forth in Section 24.2.

“OSHA Standards” shall have the meaning set forth in Section 24.2(b).

“Owner” shall have the meaning set forth in the first paragraph above and shall include their respective successors and permitted assigns.

“Owner Equipment” shall mean the equipment that Owner has agreed to purchase and supply pursuant to the Owner Equipment Contracts, including specifically the following items:

(a) one wet flue gas desulfurization (FGD) system for the Unit 5 Scrubber and one air quality control system (AQCS) for Unit 6 from Alstom Power, Inc.;

(b) one 904,500 kW TCAF-40” Super-Critical Steam Turbine and associated 1070MVA generator from Toshiba International Corporation; and

(c) one new single-reheat boiler from Hitachi Power Systems America, Ltd.

“Owner Equipment Contracts” shall mean, collectively, the ***, the ***, the *** and any other contract executed directly between Owner and a third-party supplier of equipment, including the Owner Equipment, for the Project, as each may be amended or updated.

“Owner Indemnitees” shall have the meaning set forth in Section 14.1.

“Owner Permits” shall mean the permits and approvals that Owner is required to obtain as set forth in Section 4.3 and Exhibit E.

“Owner’s Project Director” shall mean the Person that Owner designates in writing to issue and receive communications on Owner’s behalf under this Agreement.

“Party” shall have the meaning set forth in the first paragraph.

“Performance Guarantees” shall mean, to the extent that the failure to meet any such limit is attributable to Contractor’s scope of Work (but with respect to ***, only the Work as expressly set forth in Section 3.1(a)(ii)(B)):

(a) With respect to the operation of the Unit 5 Scrubber, those specific guarantees set forth in Exhibit L-1 under the performance conditions set forth in Exhibit L-1, which must be met in order for Contractor to achieve Final Completion of the Unit 5 Scrubber; and

(b) With respect to the operation of Unit 6 in accordance with the performance conditions set forth in Exhibit L-2, the achievement by Unit 6 of a Heat Rate for Unit 6 not exceeding *** BTU/kW-hr HHV, an Electrical Output for Unit 6 not less than *** kW and Unit 6 Main Steam Flow Capacity of not less than *** lbm/hr (all of which are achieved while meeting the Guaranteed Emission Limits of Unit 6);

as such may be adjusted by Change Order.

“Performance Liquidated Damages” shall mean, to the extent that the failure to meet any such limit is attributable to Contractor’s scope of Work (but with respect to Owner Equipment, only the Work as expressly set forth in Section 3.1(a)(ii)(B)):

(a) With respect to the operation of Unit 6, *** per each BTU/kWhr measured as HHV over the Performance Guarantee for Unit 6 Heat Rate, *** per each kW under the Performance Guarantee for Unit 6 Electrical Output and *** for each lbm/hr under the Performance Guarantee for Unit 6 Main Steam Flow Capacity in accordance with Exhibit L-2; and

(b) With respect to the performance of the Air Quality Control System for Unit 6, the liquidated damages as expressly set forth in Section 9.0 of Exhibit L-2; and

(c) With respect to the performance of the Unit 5 Scrubber, the liquidated damages as expressly set forth in Table 5.1 of Exhibit L-1.

“Performance Liquidated Damages Cap” for Unit 6 or the Unit 5 Scrubber shall mean *** of the respective Contract Price for Unit 6 or the Unit 5 Scrubber, as may be amended by Change Order.

“Performance Testing” shall mean the tests, conducted in accordance with the Testing Procedures, by which Contractor demonstrates that Unit 6 and the Unit 5 Scrubber meets, for Substantial Completion, the Minimum Performance Guarantees, or for Final Completion, the Performance Guarantees.

“Permitted Emission Limits” shall mean:

(a) With respect to Unit 6, those specific emission limits for each regulated pollutant set forth in the Facility Air Permit authorizing the construction and operation of Unit 6 and which specifies the methods of measurement, recordation, and compliance and which are designated as such and set forth in Exhibit M.

(b) With respect to the Unit 5 Scrubber, those emission limits designated as such and set forth in Exhibit M.

“Person” shall mean any individual, company, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity having legal capacity.

“Prime Interest Rate” shall mean, as of a particular date, the prime rate of interest as published on that date in The Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If The Wall Street Journal is not published on a date for which the interest rate must be determined, the prime interest rate shall be the prime rate published in The Wall Street Journal on the nearest-preceding date on which The Wall Street Journal was published. If The Wall Street Journal discontinues publishing a prime rate, the prime interest rate shall be the prime rate announced publicly from time to time by Bank of America, N.A. or its successor.

“Project” shall mean collectively Unit 6 and the Unit 5 Scrubber as set forth in the Recitals.

“Project Manuals” shall mean those manuals prepared by Contractor for use by Owner or its designated operator in connection with the operation, maintenance of and training on the Project that conform to the requirements of Exhibit A.

“Progress Meeting” shall have the meaning set forth in Section 3.21(b).

“Prudent Industry Practice” shall mean those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used, or are generally accepted, in construction or operations of electric power generation facilities similar to the Project, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, after due and diligent inquiry, are considered good, safe and prudent practices in connection with the operation and maintenance of facilities similar to the Project with commensurate standards of safety, performance, dependability, efficiency, and economy, and as are in accordance with generally accepted standards of professional care, skill, diligence, and competence applicable to operation, maintenance and construction practices in the United States.

“Quality Assurance Plan” shall have the meaning set forth in Section 3.7.

*** shall have the meaning set forth in Table I-4d of Exhibit I.

“Real Property” shall mean all structures, buildings, improvements and permanent fixtures annexed or attached to Unit 6 and Unit 5 Scrubber and constructed for Owner, buildings of all kinds and descriptions including structural and other improvements to buildings, foundations, walls, floors, roofs, insulation, stairways, partitions, loading and unloading platforms and canopies, areaways, systems for heating and air conditioning, ventilating, sanitation, fixed fire protection, lighting, plumbing, and drinking water, building elevators and escalators, retaining walls, piling and mats for general improvements of Site, private roads, walks, paved areas, culverts, bridges, viaducts, fencing, reservoirs, dykes, dams, ditches, canals, drainage, storm and sanitary sewers, water lines for drinking, sanitary and fire protection and all building materials which become an integral part of Unit 6 or the Unit 5 Scrubber.

“Reliability Testing” shall have the meaning set forth in Exhibit L-3.

“Sales Tax” shall mean any current or future sales, use or similar tax imposed on Contractor, any Subcontractor or Owner with respect to the Work by the State or any other Government Authority.

“Schedule” shall mean the critical schedule of key dates and milestones, including the Key Schedule Milestones, for completion of the Work, as set forth in Exhibit C, as modified or updated from time to time in accordance with the terms of this Agreement.

“SDS” or “Small Diverse Suppliers” shall have the meaning set forth in Section 25.4.

“Services” shall mean all labor, transportation, packaging, storage, designing, drawing, engineering, demolition, Site preparation, manufacturing, construction, commissioning, installation, testing, equipping, verification, training, procurement (whether procurement of Equipment or otherwise) and other work, services and actions (including pursuant to any warranty obligations) to be performed by Contractor hereunder (whether at the Site or otherwise) in connection with, or relating to, the Project (or any component thereof, including any Equipment and any Owner Equipment). “Services” includes (a) all of the foregoing items that Contractor provides through a Subcontractor, (b) all of the foregoing items that Contractor has provided or has committed to provide directly, or indirectly through a Subcontractor, pursuant to the JPDA and the Construction Services Agreement and (c) the services that Contractor provides with respect to Owner Equipment pursuant to Section 3.1(a)(ii).

“Services Warranty Period” shall have the meaning set forth in Section 13.1.

“Scope of Work” shall mean the scope of work as set forth in Exhibit A.

“Site” shall mean the physical location at the Cliffside Steam Station under the care, custody and control of Contractor upon which Contractor shall perform the construction portion of the Work as described in Exhibit B.

“Specifications” shall mean the Project specifications in Exhibit A.

“Standby Letter of Credit” shall mean *** dated ***, executed and delivered by *** to Owner in the *** in support of ***.

“State” shall mean the State of North Carolina and its Government Authorities.

“Subcontractor” shall mean a Person, including any vendor, materialman or supplier, who has a contract (whether written or oral, a purchase order or otherwise) with Contractor or a contract with any Person hired by Contractor or with a Person of any lower tier (e.g., a second- or third-tier subcontractor) to perform any of the Services or to furnish any Equipment, at the Site or elsewhere.

*** shall mean those amounts for each of the Unit 6 and the Unit 5 Scrubber, respectively, that are incurred by *** in performance of the Work in connection with the items identified in *** of Exhibit I.

*** shall mean, with respect to Unit 6 and the Unit 5 Scrubber, respectively, those items of Work provided by the furnish and erect Subcontractors as identified in *** of Exhibit I for Unit 6 or the Unit 5 Scrubber, as applicable.

*** shall mean, as the context may require, *** for, each of the Unit 6 and the Unit 5 Scrubber, respectively, that are incurred by the *** in performance of the *** for Unit 6 or the Unit 5 Scrubber, as applicable.

“Substantial Completion” shall mean that Unit 6 or the Unit 5 Scrubber shall have achieved all the conditions set forth in Section 11.2.

“Substantial Completion Date” shall mean the date on which Substantial Completion of Unit 6 or the Unit 5 Scrubber actually occurs.

“Substantial Completion Punch List” shall mean the written list of items of Work with respect to Unit 6 or the Unit 5 Scrubber (which Contractor prepares and with which Owner agrees prior to Substantial Completion) that remain to be completed by Contractor after Substantial Completion of Unit 6 or the Unit 5 Scrubber but prior to Final Completion of Unit 6 or the Unit 5 Scrubber and which shall not affect the safety, reliability or operability of the Facility.

“Tangible Personal Property” shall mean all property, other than Real Property, that has physical substance and monetary value; all property not permanently attached to or in the form of Real Property when purchased; such as power plant machinery, air, water and noise pollution abatement equipment to be incorporated into the Project (Tangible Personal Property shall be interpreted consistently with the Laws of the State).

“Targeted Substantial Completion Date” shall mean:

(a) With respect to the Unit 5 Scrubber, ***; and

(b) With respect to Unit 6, ***;

as such dates may be adjusted by Change Order.

*** shall mean ***:

(a)***

(b)***

as such amounts may be amended by Change Order in accordance with this Agreement and Exhibit I. ***.

“Taxes” shall mean all present and future license, documentation, recording and registration fees, all taxes (including income, gross receipts, unincorporated business income, payroll, sales, use, privilege, personal property (tangible and intangible), real estate, excise and stamp taxes), levies, imports, duties, assessments, fees (customs or otherwise), charges and withholdings of any nature whatsoever, and all penalties, fines, additions to tax, and interest imposed by any Government Authority.

“Testing Procedures” shall mean those procedures prepared for the Performance Testing by Contractor in accordance with Exhibit L and reasonably acceptable to Owner.

“Third Party Claim” shall mean any claim, demand or cause of action of every kind and character by any Person other than Owner or Contractor. For the avoidance of doubt, a claim, demand or cause of action by an employee of Owner or Contractor (unless made on behalf of Owner or Contractor) shall be considered a Third Party Claim hereunder.

“Toshiba Contract” shall mean the Engineering, Fabrication and Delivery Agreement, dated as of ***, by and between Owner and Toshiba International Corporation for the purchase of the steam turbine generator for Unit 6.

“Unit 6” shall mean the Cliffside Unit 6 described in the Recitals, and shall include the boiler, turbine and generator set and all associated auxiliary and environmental components (including the flue gas desulfurization system for Unit 6) necessary to generate and place power therefrom on the transmission grid in compliance with all applicable Laws.

“Unit 5 Scrubber” shall mean the new flue gas desulfurization system for Owner’s existing Unit 5 at the Owner’s coal-fired steam station in Cliffside, North Carolina.

“Unit 5 Scrubber Tie-In” shall mean the process required to connect the Unit 5 Scrubber to the interface points of Owner’s existing Unit 5 at Owner’s coal-fired steam station in Cliffside, North Carolina in order that operation of Unit 5, through the Unit 5 Scrubber, shall meet the Permitted Emissions Limits.

“Unit 6 Main Steam Flow Capacity” shall mean the test calculated turbine throttle steam flow rate in lbm/hr for Unit 6 during the Performance Testing at the test specified operating conditions and corrected to the base performance conditions set forth in Exhibit L-2.

“Warranty Period” shall mean, as the context may require, the Services Warranty Period or the Equipment Warranty Period, as each may be extended from time to time with respect to any Service or Equipment as provided in Section 13.3.

“Work” with respect to Unit 6 or the Unit 5 Scrubber shall mean, as the context may require, either (a) the Equipment and the Services or (b) the Equipment or the Services, for Unit 6 or the Unit 5 Scrubber.

2.	GENERAL PROVISIONS

2.1 Intent of Contract Documents. It is the intent of the Parties that Contractor provide the Equipment and perform the Services and all of its other obligations under this Agreement for the Contract Price, which shall not be increased, except in accordance with Article 8 or as otherwise expressly set forth herein.

2.2 Independent Contractor. Contractor shall perform and execute the provisions of this Agreement as an independent contractor to Owner and shall not in any respect be deemed or act, or hold itself out, as an agent of Owner for any purpose or reason whatsoever except as contemplated in Section 3.1(a)(ii).

2.3 Subcontracting; Approved Subcontractors.

(a) The Parties have agreed upon the list of approved Subcontractors set forth in Exhibit H for the Services and Equipment listed in Exhibit H. Contractor shall have the right to have that portion of the Services identified in Exhibit H performed by the approved Subcontractor for such Service, and the right to purchase Equipment identified in Exhibit H from the approved Subcontractor for such Equipment. For all Major Subcontractors listed on Exhibit H, Contractor shall provide not less than *** prior notice to Owner prior to execution of such subcontracts. If, prior to execution of a subcontract with such Major Subcontractor listed on Exhibit H, Owner desires that Contractor engage an alternative approved Major Subcontractor in lieu of the Major Subcontractor that is preferred by Contractor, Owner shall consult in good faith with Contractor on the difference in value, if any, between the bid price of the Major Subcontractor desired by Owner and the Major Subcontractor preferred by Contractor, plus any additional impacts to Schedule or warranties attributable to selecting the alternative Major Subcontractor in lieu of the preferred Major Subcontractor. If desired by Owner, Contractor shall engage such alternative approved Major Subcontractor but shall be entitled to a Change Order for the schedule, cost, warranty or other impacts in selecting the alternative Major Subcontractor.

(b) If Contractor desires to engage a Subcontractor that is not identified in Exhibit H as an approved Subcontractor, then, before Contractor enters into any contract with, or otherwise engages, such Subcontractor to perform such Services or provide such Equipment, Contractor shall deliver to Owner for Owner’s review and approval (such approval not to be unreasonably withheld or delayed) (x) the name of the Subcontractor that Contractor proposes to use in the performance of such Services or purchase of such Equipment, (y) a statement in reasonable detail of the reasons why the proposed Subcontractor is preferred over any approved Subcontractor and (z) the information (and any additional information as Owner may reasonably request) on which Contractor is basing its desire to engage such Subcontractor. Owner shall have the right to reject any such Subcontractor; provided that (i) Owner’s rejection shall be reasonable and shall occur within ten (10) Business Days after Contractor submits to Owner all of the information described in clauses (x), (y) and (z) above and (ii) Contractor shall have an alternative Subcontractor available to perform such Services or provide such Equipment.

(c) Contractor shall not allow any Subcontractor that Owner rejects to perform any portion of the Services or provide any of the Equipment. Unless otherwise mutually agreed in writing, no contractual relationship shall exist between Owner and any Subcontractor with respect to any of the Services or the Equipment. Contractor shall be fully responsible for all acts, omissions, failures and faults of all Subcontractors as fully as if they were the acts, omissions, failures and faults of Contractor.

2.4 Assignment of Subcontracts. All subcontracts between Contractor and its Subcontractors shall be in writing and, to the extent commercially reasonable, all subcontracts with Major Subcontractors shall contain provisions, which Contractor shall not waive, release, modify or impair (a) obligating each Subcontractor that may receive access to any Owner Confidential Information, to protect such Owner Confidential Information in accordance with the provisions of this Agreement; (b) as applicable, sufficient to ensure that Contractor has the right to grant the intellectual property licenses and assignments that are granted to Owner herein; (c) giving Contractor an unrestricted right to assign the subcontract and all benefits, interests, rights and causes of action arising under it to Owner, an Affiliate of Owner, a Financial Institution, or an operator of the Facility, as designated by Owner and (d) providing that, following a Default by Contractor and a termination of this Agreement by Owner, upon receipt by Contractor and Subcontractor of written notice from Owner electing same, such subcontract, together with all benefits, interests, obligations, rights and causes of action arising thereunder, shall be deemed to have been assigned from Contractor to Owner effective immediately upon receipt of such notice from Owner without any further action required by any party. At the request of Owner, Contractor shall provide Owner with copies of all warranties of each Major Subcontractor relating to any of the Work, and Contractor shall comply with any request by Owner upon the termination of this Agreement pursuant to Article 23 or prior to the expiration of the Warranty Period to assign the benefit of any Subcontractor warranty to Owner, an Affiliate of Owner, a Financial Institution, or an operator of the Facility, as designated by Owner; provided that, unless otherwise agreed, Contractor shall not be required to assign any rights to claims that Contractor may have against such Subcontractor at the time of the assignment of such benefit.

2.5 Interpretation.

(a) Headings. The titles and headings in this Agreement are inserted for convenience only and shall not be used for the purposes of construing or interpreting this Agreement.

(b) Plural/Singular. Words importing the singular also include the plural and vice versa.

(c) References. References to natural persons include Persons. References to “Articles” and “Sections” are references to Articles and Sections of this Agreement. References to “Exhibits” are references to the Exhibits attached to this Agreement, including all attachments to and documents and information incorporated therein, and all Exhibits are incorporated into this Agreement by reference.

(d) Gender. Words importing one gender include the other gender.

(e) Without Limitation. The words “include” and “including” are not words of limitation and shall be deemed to be followed by the words “without limitation.”

(f) Amendments. All references in this Agreement to contracts, agreements or other documents shall be deemed to mean those contracts, agreements or documents as the same may be modified, supplemented or amended from time to time; provided, however, that, unless Contractor was a party to such modification, supplement or amendment, Contractor shall not be bound by such modification, supplement or amendment in its performance of the Services or provision of the Equipment until Contractor is notified of and agrees to it.

(g) Industry Meanings. Words and abbreviations not otherwise defined in this Agreement which have well-known technical or design, engineering or construction industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.

(h) Agreement. Provisions including the word “agree”, “agreed” or “agreement” require the agreement to be recorded in writing.

(i) Written. Provisions including the word “written” or “in writing” mean hand-written, type-written, printed or electronically made and resulting in a permanent record.

(j) Drafting. Neither Contractor nor Owner shall assert or claim a presumption disfavoring the other by virtue of the fact that this Agreement was drafted primarily by legal counsel for the other, and this Agreement shall be construed as if drafted jointly by Owner and Contractor and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

2.6 Inclusion; Order of Precedence. This Agreement (excluding the Exhibits) and the Exhibits shall be considered complementary, and what is required by one shall be binding as if required by all. The Parties shall attempt to give effect to all provisions. The failure to list a requirement specifically in one document, once that requirement is specifically listed in another, shall not imply the inapplicability of that requirement, and Contractor shall provide as part of its obligations hereunder all items required to conform the Work to the Specifications and the other standards in this Agreement. In the event of a conflict between this Agreement (excluding the Exhibits) and the Exhibits, this Agreement (excluding the Exhibits) shall control and the conflicting provisions shall be interpreted so as to accord with the provisions of this Agreement (excluding the Exhibits). Notwithstanding the foregoing, conflicts regarding scope of Work matters shall be governed by Exhibit A. Later dated amendments, Exhibits or Change Orders shall take precedence over earlier dated amendments, Exhibits or Change Orders.

2.7 Days. If a payment obligation falls due on a Day other than a Business Day, the obligation shall be deemed to be due on the next Business Day.

3.	CONTRACTOR RESPONSIBILITIES

3.1 Performance of the Services; Commencement of Work.

(a) Performance of the Services.

(i) Scope of Services for Work. With respect to all Work other than Owner Equipment, Contractor shall procure, provide and pay for all items and services necessary for the proper execution and completion of the Services, whether temporary or permanent and whether or not incorporated or to be incorporated into the Work, including all procurement, design and engineering services, all installation and construction services, administration, management, training and coordination, all Commissioning and verification services, and all labor, Equipment, construction aids, furnishings, equipment, supplies, insurance (other than Owner insurance), permits (other than Owner permits), licenses, inspections, storage and transportation, Project Manuals, and all other items, facilities and services. Contractor shall design, construct and install the Equipment on an engineering and construction basis pursuant to this Agreement, including providing all necessary civil, structural, mechanical, and electrical engineering services, all control equipment necessary for the design, construction and operation of the Equipment, all interconnections set forth in the Specifications, and all equipment not specifically described in the Specifications which is customary and necessary to meet the requirements of the Specifications and the Performance Guarantees. Work not specifically delineated in this Section or elsewhere shall be performed and provided by Contractor to the extent customary and necessary to complete the Project in accordance with Prudent Industry Practices. *** Contractor shall execute the entire Services in a manner that will enable Unit 6 and the Unit 5 Scrubber to achieve Substantial Completion by the Guaranteed Substantial Completion Date for Unit 6 or the Unit 5 Scrubber and Final Completion of Unit 6 and the Unit 5 Scrubber by the Guaranteed Final Completion Date for Unit 6 or the Unit 5 Scrubber.

(ii) Scope of Services for Owner Equipment. Owner shall be responsible for procuring, supplying and providing the Owner Equipment by the dates set forth in the Schedule. The Owner Equipment shall be provided pursuant to the Owner Equipment Contracts. With respect to such Owner Equipment, the Parties hereby agree as follows:

(A) Owner hereby authorizes Contractor to, and Contractor hereby agrees to, act as Owner’s agent for the purpose of generally administering the Owner Equipment Contracts on behalf of Owner and assuring compliance by Owner and suppliers with the terms thereof. Contractor shall perform such services in the manner that a reasonably prudent contractor in the pulverized-coal construction industry would perform if such contractor, instead of Owner, were a party to such Owner Equipment Contracts. Such agency services shall include but shall not be limited to reviewing design documents, obtaining design interface and delivery schedule information, coordinating and expediting delivery of such Owner Equipment, diligently asserting Owner’s rights, maintaining appropriate records, providing to Owner any notices delivered to Contractor by the supplier of the Owner Equipment, regularly updating Owner with respect to the status of the performance of the suppliers of the Owner Equipment, assisting Owner in pursuing available remedies against the suppliers of the Owner Equipment, including assistance to Owner in the administration and coordination of warranty claims for such Owner Equipment and enforcing the repair, replacement or refurbishment of such Owner Equipment as necessary, consulting with Owner with respect to any material issues, and attending meetings and otherwise interfacing with the suppliers of the Owner Equipment, all as necessary in order to ensure performance by the respective suppliers under the Owner Equipment Contracts in accordance with the terms and conditions set forth in such Owner Equipment Contracts. Notwithstanding the foregoing, Contractor shall have no authority to, and shall not, take any of the following actions under or with respect to the Owner Equipment Contracts without the prior approval of Owner: (1) consent to any change order; (2) agree to or permit any amendment, modification, or supplement; (3) waive any of Owner’s rights or the obligations of the suppliers of the Owner Equipment; (4) initiate or conduct any litigation or other similar proceedings; (5) take any action that would cause a default or breach by Owner of an Owner Equipment Contract; or (6) agree to or consent to termination or suspension of work or activities thereunder. Owner shall provide notice to and consult with Contractor on any performance or schedule concerns before making payments to the suppliers of the Owner Equipment after the Effective Date.

(B) In addition to the agency services set forth in Section 3.1(a)(ii)(A) above, Contractor shall also provide timely review and response to all Owner Equipment designs, specifications and drawings, provide all on-site storage and transportation, provide on-site administration and coordination, provide installation and integration services with respect to the Owner Equipment in accordance with the Schedule, perform inspections of such Owner Equipment, perform all installation, commissioning testing and Performance Testing for all such Owner Equipment, conduct quality surveillance and start-up of such Owner Equipment to the extent permitted under the Owner Equipment Contracts, coordinate training, incorporate Owner Equipment manuals into the Project Manual, and provide other services reasonably necessary to install and interconnect such Owner Equipment to the Facility as contemplated by Contractor’s Scope of Work.

(C) Notwithstanding anything to the contrary, Contractor shall have no liability to Owner for payment of any performance liquidated damages specified within the Owner Equipment Contracts for any shortfall in the performance of such Owner Equipment (including failure to meet performance guarantees) or for the payment of any delay liquidated damages specified within the Owner Equipment Contracts for the late delivery of such Owner Equipment. Except to the extent that Contractor’s failure to perform its obligations in accordance with this Agreement hereof is the cause of such non-performance or schedule delay, Contractor shall be entitled to a Change Order granting equitable relief from any impact on Contractor’s cost or schedule of performance under this Agreement attributable to a breach by the suppliers of the Owner Equipment of the terms of the Owner Equipment Contracts.

(b) Work Under Limited Notices to Proceed for Unit 6.

(i) Until such time that Owner issues a Full Notice to Proceed with respect to Unit 6, Owner shall from time to time issue Limited Notices to Proceed for Contractor to perform certain portions of the Work with respect to Unit 6 as set forth in each such Limited Notice to Proceed. Such portions of the Work shall be performed for the price and in the manner set forth in such Limited Notice to Proceed. Each Limited Notice to Proceed for Unit 6 shall expire upon the earlier of (A) the date set forth in such Limited Notice to Proceed, (B) issuance of the Full Notice to Proceed for Unit 6 or (C) termination of this Agreement with respect to Unit 6 in accordance with Section 23.4(a).

(ii) The Parties hereto acknowledge and agree that the Owner has entered into Owner Equipment Contracts for the Owner Equipment prior to the Amendment Date. In connection with the execution of this Agreement, the Owner hereby retains all of Owner’s obligations, rights, and remedies under each Owner Equipment Contract and with respect to the Owner Equipment obtained pursuant thereto.

(c) Work After Full Notice to Proceed. The Parties hereto acknowledge and agree that Owner issued a Full Notice to Proceed to Contractor with respect to the Unit 5 Scrubber on ***. Therefore, Contractor has received authorization to provide the full scope of Work relating to the Unit 5 Scrubber until such Work is completed unless this Agreement is earlier terminated with respect to the Unit 5 Scrubber in accordance with Section 23.4(a). Upon the issuance by Owner of the Full Notice to Proceed with respect to Unit 6, such notice shall be deemed to be authorization for Contractor to commence the remainder of the Work relating to Unit 6 on the date set forth in such Full Notice to Proceed, and thereafter, Contractor shall perform the full scope of Work relating to Unit 6 until such Work is completed unless this Agreement is earlier terminated with respect to Unit 6 in accordance with Section 23.4(a). Owner shall issue the Full Notice to Proceed with respect to Unit 6 no later than ***. If Owner fails to issue such Full Notice to Proceed by such time, such failure shall constitute, as Contractor’s sole and exclusive remedy, a Change, with respect to which Article 8 shall apply. Contractor shall perform its obligations under this Agreement in accordance with the agreed upon Schedule, as such Schedule may be modified or updated from time to time in accordance with the terms of this Agreement.

3.2 Professional Standards. Contractor shall perform and complete the Services and its other obligations under this Agreement, and all Equipment shall be, in accordance with all applicable Laws, this Agreement and Prudent Industry Practices. In the event of any conflict between any of the authorities in the foregoing sentence, all applicable Laws shall control over the terms of this Agreement and Prudent Industry Practices, and the terms of this Agreement shall control over Prudent Industry Practices.

3.3 Sufficient Personnel. At all times during the term of this Agreement, Contractor shall employ a sufficient number of qualified Persons, who shall be licensed if required by applicable Laws, so that Contractor may complete the Services and Contractor’s other obligations under this Agreement in an efficient, prompt, economical and professional manner and in accordance with the Schedule. Without in any way limiting the foregoing, Contractor shall, for example, employ a sufficient number of qualified buyers, inspectors, and expediters necessary to provide all equipment, materials and supplies to be provided by Contractor hereunder in a timely manner consistent with the Schedule. Contractor shall provide all technical services and supervision for Commissioning and verification. Contractor shall also provide all construction services and craft personnel as required for system adjustments during Commissioning and verification. Owner shall provide and pay for operations and maintenance staff during Commissioning and verification.

3.4 Supervision and Discipline. Contractor shall supervise, coordinate and direct the Services using Contractor’s best skill, judgment and attention. Contractor shall enforce strict discipline and good order among Contractor’s employees, Subcontractors’ employees and all other Persons carrying out the Services. Contractor shall at all times take all necessary precautions to prevent any unlawful or disorderly conduct by or among its employees, employees of Subcontractors and other Persons performing the Services and for the preservation of the peace and the protection of Persons and property at, or in the immediate vicinity of, the Site. Contractor shall only permit the employment of Persons who are fit at the time they are employed and on each Day they perform the Services, who are skilled in the tasks assigned to them, and who are qualified to perform the tasks assigned to them. Contractor shall be responsible for labor peace on the Site and Contractor shall at all times implement policies and practices designed to avoid work stoppages, slowdowns, disputes and strikes where reasonably possible and practical under the circumstances.

3.5 Contractor’s Key Personnel. Exhibit G contains a list of Contractor’s key personnel who shall be responsible for supervising the performance of Contractor’s obligations under this Agreement. That list includes the designation of Contractor’s Project Manager and Contractor’s Site Representative. Any replacement of the key personnel listed in Exhibit G shall be subject to the prior written approval of Owner, which consent Owner shall not unreasonably withhold or delay. Contractor’s Project Manager shall act as Contractor’s liaison with Owner and shall have the authority (a) to administer this Agreement on behalf of Contractor, (b) to perform the responsibilities of Contractor under this Agreement, and (c) to bind Contractor as to the day-to-day project management operations under the Agreement. Contractor’s Site Representative or other Contractor supervisory personnel shall be present at the Site at all times when the Services are being performed at the Site.

3.6 Design and Engineering. Prior to the Effective Date, Contractor shall have scrutinized, and satisfied itself as to the adequacy of, the Specifications (including design criteria and calculations, if any) for completion of the Project. Contractor shall be responsible for the design of the Project and for the accuracy of the Specifications. Any data or information received by Contractor, from Owner or otherwise, shall not relieve Contractor from its responsibility for the design of the Project and execution of the Services. Contractor shall engage all supervisors, engineers, designers, draftsmen and other Persons necessary for the preparation of all Documentation required for the Work. In connection with the Documentation, Contractor shall prepare working drawings and specifications setting forth in detail the requirements for the construction of the Project in accordance with this Agreement (the “Design Documents”). Contractor shall submit those Design Documents identified in Exhibit A for Owner’s review, and Owner shall complete its review of, and provide any comments to Contractor with respect to, the Design Documents within ten (10) Days of receiving such Design Documents from Contractor (and such Design Documents shall be deemed reviewed without comment if Contractor does not receive any comments from Owner within such time period). If Owner notifies Contractor that the Design Documents fail to comply with this Agreement, Contractor shall correct such Design Documents and shall resubmit them for Owner’s prompt review within five (5) Business Days in accordance herewith. Owner shall be entitled, but not obligated, to review and comment on all other Design Documents not identified in Exhibit A. Any review by Owner of any Design Documents pursuant to this Section shall not relieve Contractor from any obligation or responsibility under this Agreement. If errors, omissions, ambiguities, inconsistencies, inadequacies or other defects are found in the Designs Documents, they shall be corrected, notwithstanding any prior consent or approval of Owner of any such Design Documents.

3.7 Quality Assurance Plan. Contractor shall develop, implement and maintain a written plan for quality assurance of the Services (the “Quality Assurance Plan”). Such plan shall meet the Owner’s corporate and Site-specific policies and requirements and the requirements of all applicable Laws. Contractor delivered the plan to Owner on October 9, 2007 for Owner’s review and comment, and Contractor has incorporated Owner’s reasonable comments therein. Contractor has the right to rely on such approved October 9, 2007 plan in performing the Services. Contractor shall also require all Subcontractors to establish, implement and maintain appropriate quality control and safety programs with respect to their respective portions of the Services. Contractor shall provide Owner and its employees, agents, representatives and invitees with reasonable access to the Work wherever located for observation and inspection, including but not limited to auditing of all activities for conformance with the requirements of the plan and all requirements of the Agreement. Inspections and audits of Contractor’s Subcontractors will be coordinated with Contractor.

3.8 Training. Contractor shall develop and implement a program to instruct and train Owner’s personnel adequately in accordance with the provisions of Exhibit A. Contractor shall deliver to Owner no less than six (6) months prior to Substantial Completion of each of Unit 6 and the Unit 5 Scrubber, substantially complete versions of the Project Manuals for Unit 6 or the Unit 5 Scrubber (as applicable) that are sufficient for Contractor’s use in training Owner’s maintenance and operating personnel in respect thereof, and Contractor shall thereafter use such Project Manuals to train such Owner personnel.

3.9 Utility Use. Subject to Section 4.5, from the Effective Date until the latest of Final Completion of either Unit 5 Scrubber and Unit 6, Contractor shall be responsible in connection with Contractor’s scope of Work for the temporary power distribution grid within the Site (from the Owner designated tie-in points), fuel (other than coal and fuel oil used for Commissioning, Performance Testing and operation), communication systems for Contractor’s temporary office facilities (including telephones for Owner’s staff), construction waste disposal, and wastewater disposal.

3.10 Spare Parts.

(a) Contractor shall provide the spare parts required for Commissioning and start-up of the Equipment and the cost of such spare parts shall be contained within the Contract Price. Acting as Owner’s agent pursuant to Section 3.1(a)(ii)(A), Contractor shall obtain from each supplier of Owner Equipment a recommended list of spare parts required for Commissioning and start-up of such Owner Equipment, and Owner shall procure and provide such spare parts to Contractor approximately sixty (60) Days prior to start-up of any such Owner Equipment. Upon Owner’s request and acting as Owner’s agent pursuant to Section 3.1(a)(ii)(A), Contractor shall use its commercially reasonable efforts to obtain from each supplier of Equipment and Owner Equipment at least two hundred and seventy (270) Days prior to Substantial Completion a list of recommended spare parts for such Equipment and Owner Equipment for the ongoing operation and maintenance of the Project. Contractor shall request such spare parts list to include: (1) name of manufacturer, (2) manufacturer’s description of spare part, (3) The manufacturer’s part number, (4) required quantities, (5) lead time, and (6) price. *** cost for procurement of such recommended *** spare parts *** not included in the Contract Price. The parties shall mutually determine the process for procuring and providing such additional spare parts. Owner shall make available for Contractor at no cost to utilize during start-up and testing, all spare parts acquired by Owner for the Equipment and Owner Equipment. ***.

(b) As of the Amendment Date and as part of the *** within the Contract Price, Contractor has agreed to procure two recommended operations and maintenance spare parts, which spare parts *** and the ***, as noted in more detail in Table I-4a of Exhibit I.

3.11 Subcontractor Presence. Within the Contract Price component for which the technical assistance is provided as set forth in more detail in Exhibit I, Contractor shall be responsible for notifying and paying any Subcontractor representative that it deems necessary to be present for technical assistance at (a) any training session, (b) erection supervision, (c) Commissioning, or (d) the Performance Testing. Similarly, Owner, at its cost, shall ensure that an adequate number of qualified representatives from those suppliers supplying Owner Equipment are present for technical assistance at the same events.

3.12 Current Records; Record Drawings. Contractor shall maintain in good order and make available to Owner, for inspection at the Site at all times, at least one record copy of the Documentation marked currently to record material changes made during construction. Before, and as a condition to, Final Completion of Unit 6 and the Unit 5 Scrubber, Contractor shall deliver to Owner all of the preceding items and a set of reproducible of those as-built drawings listed in Exhibit A (in hard copy and electronic formats (non-native files) reasonably requested by Owner), showing all Changes made during construction with respect to Unit 6 and the Unit 5 Scrubber.

3.13 Transportation Costs. Contractor shall arrange and pay for all transportation, storage and transfer costs incurred in connection with the Work, except for the transportation and storage costs attributable to Owner Equipment, which transportation and storage costs shall be paid by Owner.

3.14 Project Manuals. Contractor shall deliver to Owner the first draft of the Project Manuals for each of Unit 6 and the Unit 5 Scrubber no less than one hundred and eighty (180) Days prior to Substantial Completion of Unit 6 or the Unit 5 Scrubber (as applicable) in accordance with the requirements of this Agreement, with such first draft containing sufficient operational and technical information to allow Owner to develop related Facility operating and maintenance procedures in order for Contractor to provide operator training. Contractor shall deliver to Owner the final draft of such Project Manuals, in both hard copy and electronic format, prior to Final Completion of Unit 6 or the Unit 5 Scrubber (as applicable).

3.15 Control of Work. Contractor shall control and be solely responsible for all construction means, methods, techniques, sequences, procedures, safety and quality assurance, and quality control programs in connection with the performance of the Services. Contractor, as part of the *** construction Indirects in Exhibit I shall provide all necessary security at that portion of the Site under Contractor’s care, custody and control for the construction Work, including, without limitation, a suitable fence around such portion of the Site, and the prohibition and prevention of access and entrance to such portion of the Site by all unnecessary and unauthorized Persons. Contractor shall strictly control the admission of Persons to such portion of the Site and no such Person (other than the employees, officers or directors of the Parties or their Affiliates) who is not required for the performance or supervision of the Services shall be admitted without the prior approval of Owner (such approval not to be unreasonably withheld or delayed). From Substantial Completion through Final Completion of Unit 6 and the Unit 5 Scrubber, ***.

3.16 Emergencies. In the event of any emergency endangering life or property, Contractor shall take all actions as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall promptly report each such emergency, and Contractor’s responses thereto, to Owner. Such steps shall include the incident reporting to Owner station management as required by Article 24 herein.

3.17 Local Conditions; Inspection of Interface Points.

(a) Contractor has reviewed the Site and the access to the Site, all as described in Exhibit B, and acknowledges that they are sufficient for the performance of the Services. Contractor represents and warrants that it has taken all steps necessary to ascertain the nature and location of the Services and that it has investigated and satisfied itself as to the general and local conditions that can affect the Project, the Site or the performance of the Services, including: (i) conditions bearing on access, egress, transportation, waste disposal, handling, lay down, parking and storage of materials; (ii) the availability of labor, water, electric power, other utilities and roads needed for construction; (iii) uncertainties of normal weather or other observable physical conditions at the Site; and (iv) the character of equipment and facilities needed before and during the performance of the Services. If Contractor has taken all reasonable steps as described in this Section, then, notwithstanding Article 9, Contractor shall be entitled to an adjustment in the Contract Price or Schedule for any differing Site conditions.

(b) Contractor has inspected the various interface points on the Owner’s existing systems, each of which is identified on Exhibit A, and has satisfied itself that such interface points are sufficient and adequate for the performance and completion of the Services. Contractor represents that it has taken all prudent and commercially reasonable steps necessary to ascertain the nature and location of the interface points and has satisfied itself as to their sufficiency and adequacy, except for the tie-in ducts which are scheduled for inspection during the outage for Unit 5 Scrubber Tie-In. In the event that Contractor discovers a differing interface point condition that affects the Services during the performance of the Services, Contractor shall not be entitled to a Change in accordance with Article 8 to the extent such differing condition could have been observed or discovered in a visual inspection of the applicable interface points; otherwise Contractor shall be entitled to a Change Order.

3.18 Use of Site: Owner Access. Contractor shall confine its operations at the Site to areas permitted by applicable Laws, this Agreement and the Exhibits hereto. Contractor shall prepare, implement and enforce written Site rules necessary for the safe, efficient and proper prosecution of the Work. Those rules shall, at a minimum, comply with the Owner Environmental Health and Safety manual and all applicable Laws. Contractor shall provide Owner, the Financial Institutions and their respective employees, agents, representatives and invitees with reasonable access to the Work wherever located for observation and inspection; provided, that Contractor may provide, and Owner and the Financial Institutions shall accept, an escort or other safety measures that Contractor, in its sole discretion acting reasonably, deems necessary or advisable. Contractor shall provide Owner with office facilities on the Site which shall be outfitted in a customary manner (including a conference room) as more fully described in Exhibit A. Those office facilities shall be connected to and serviced by the usual utilities, subject to Sections 3.9 and 4.5. Owner shall have the right to assign a maximum of five dedicated representatives to Contractor’s facility on a full time basis.

3.19 Compliance With Laws. Contractor shall comply, and shall cause all Subcontractors to comply, with all applicable Laws and Change Orders that relate to Changes in Law relating to the Work or the Project, and Contractor shall give all applicable notices with respect to, and in accordance with, any applicable Laws. Contractor shall ensure that the Project, as designed and constructed, complies, and, when operated in accordance with Prudent Industry Practices, shall comply with all applicable Laws. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, Contractor’s obligation with respect to water, air and other emissions of the Project shall be limited to the requirements set forth in the Specifications. If not otherwise exempted by Title 48 and to the extent applicable, Contractor will make a good faith effort to comply with 48 C.F.R. § 52.219-8, Utilization of Small, Small Disadvantaged, and Women-Owned Small Business Concerns, and 48 C.F.R. § 52.219-9, Small, Small Disadvantaged, and Women-Owned Small Business Subcontracting plan.

3.20 Permits and Approvals. Contractor shall be responsible for obtaining, renewing and maintaining all permits, licenses, approvals and certifications customary and necessary for Contractor to demolish, Site prepare, engineer, detail, fabricate, furnish, deliver, unload, store, erect, install, commission (but only those permits exclusively used for commissioning) and inspect the Work, all as described in Exhibit D (collectively, the “Contractor Permits”). At least three (3) Days prior to application for any of those items that are Site-specific and relate to Site activities, Contractor shall give to Owner a copy of such application. If Owner objects to such application, Contractor shall not proceed with such application and the Parties shall discuss and agree upon a mutually acceptable method to achieve compliance with such requirements; provided, that Contractor shall be entitled to a Change to the extent such delay in submitting the application impacts the Contract Price or the Schedule. Contractor shall provide reasonable assistance and documents to Owner in connection with Owner’s efforts to obtain the Owner Permits. Contractor represents that, to the best of its knowledge, the Contractor Permits listed in Exhibit D are the customary permits, approvals and certifications required to be obtained by Contractor for its performance of the Services. Upon Contractor’s request, Owner shall provide Contractor reasonable cooperation and assistance in obtaining and maintaining Contractor Permits.

3.21 Periodic Reports and Meetings.

(a) Status Report. Within ten (10) Business Days after the end of each calendar month, Contractor shall prepare and submit to Owner a written status report covering the previous calendar month, which report shall be prepared in a manner and format (hard copy and electronic) reasonably acceptable to Owner and shall include (i) a detailed description of the progress of the Work, including an up-to-date Work Schedule depicting all critical path activities and Key Schedule Milestones and illustrating the progress which has been made against such activities and Key Schedule Milestones, (ii) if the description of the progress of the Work indicates that the Work does not comply with the Schedule, a brief description of the steps and actions that Contractor proposes to take in order to comply with the Schedule, (iii) a comparison of the actual amounts paid or payable by Owner through the previous calendar month for the Work completed by Contractor compared to the forecasted amounts payable for such Work as set forth in the Cash Flow Plan (including in each of the ***), (iv) ***, (v) ***, (vi) ***, (vii) a statement of any significant issues which remain unresolved and Contractor’s recommendations for resolving the same, (viii) a summary of any significant Project events which are scheduled or expected to occur during the following thirty (30) Days, and (ix) all additional information reasonably requested by Owner (the “Monthly Progress Report”).

(b) Attendance and Participation. From the Effective Date until the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber, Contractor shall attend and participate in regular meetings with Owner which shall occur monthly (or upon such other interval as the Parties agree in writing) for the purpose of discussing the status of the Work and anticipating and resolving any problems (“Progress Meetings”). The Progress Meetings may also include, at the request of Owner, the Financial Institutions, consultants and other Persons. Contractor shall prepare and promptly deliver to Owner written minutes of each meeting; provided, that the publication or distribution of such minutes shall not constitute a permitted basis for providing notice, or otherwise asserting claims, under this Agreement by any Party. No implication whatsoever shall be drawn as consequence of a failure by any Party to comment on or object to any minutes prepared or distributed by Contractor. Unless otherwise mutually agreed, Contractor’s Site Representative shall attend all Progress Meetings after Contractor mobilizes to the Site. In addition to the above monthly Progress Meetings, Contractor shall hold regularly scheduled (but not less frequently than weekly during construction) status or scheduling meetings with its Subcontractors as appropriate, and Owner shall have the right but not the obligation to attend and participate in such weekly status meetings; provided, that, if Contractor determines in its reasonable discretion that Owner’s attendance at the meeting would prohibit Contractor from effectively addressing confidential or sensitive issues, Contractor shall have the right to bar Owner from all or a portion of such meetings.

3.22 Signage. Neither Contractor nor its Subcontractors shall display, install, erect or maintain any advertising or other signage at the Site without Owner’s prior written approval, other than signs and notices required by applicable Laws, related safety or work rules, site identification, or used to solicit employees for the performance of the Services.

3.23 Interference with Traffic. Contractor shall carry out the Services so as not to interfere unnecessarily or improperly with (a) Owner’s operations on the Site (after Owner has assumed custody and control of the Project) or (b) access to, use of or occupation of public or private roads, footpaths or properties in the possession of Owner or any other Person. Contractor shall communicate with, and ascertain the requirements of, all Government Authorities in relation to vehicular access to and egress from the Site and shall comply with any such requirements. Contractor shall be deemed to have satisfied itself as to, and shall be fully responsible for, the routing for delivery of heavy or large loads to the Site so as to satisfy any requirements of Government Authorities with respect thereto.

3.24 Supply of Water and Disposal of Sewage. Contractor shall provide, within the Site, an adequate supply of drinking and other water for the use of those Persons working on the Site. Contractor shall dispose of, either off-Site or through the Facility’s septic system or other approved method, all on-Site sewage effluent during performance of the Services.

3.25 Housekeeping. At all times during the term of this Agreement, Contractor shall keep the Site and surrounding area adjacent to where the Services are actually being performed, free from waste materials, equipment, rubbish, debris and other garbage, and liquid and non-liquid materials whether spilled, dropped, discharged, blown out or leaked. Contractor shall employ adequate dust control measures. To the extent practicable, Contractor and all Subcontractors shall utilize reasonable waste reduction and recycling techniques at the Site. Before the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber, Contractor shall remove from the Site all tools, trailers, surplus and waste materials, and rubbish, and shall otherwise leave the Project and the Site in a neat and clean condition. With respect to all buildings on the Site, Contractor shall clean all glass (inside and out), remove all paint spots and other smears, stains or scuff marks, clean all plumbing and lighting fixtures, and clean all concrete, tile and finished floors. If Contractor fails to perform such housekeeping services, Owner, following notice and a reasonable opportunity for Contractor to cure, may perform such services, and the cost of such services shall be allocated to the Contract Price in accordance with the pricing component for which the Services are being performed. For example, if the housekeeping services are performed to remedy a problem with a ***, the Owner shall be entitled to ***. If the housekeeping services are performed to remedy a problem that would have been a ***, the costs for Owner to perform such services shall be counted towards the*** solely for the purpose of calculating ***.

4.	OWNER RESPONSIBILITIES

Owner shall perform the responsibilities set forth in this Article at its own expense and at those reasonable times as may be required by Contractor for the successful completion of the Work in accordance with the Schedule.

4.1 Owner’s Representative. Owner shall appoint Owner’s Project Director with whom Contractor may consult at all reasonable times, and whose instructions, requests and decisions shall be binding upon Owner as to all matters pertaining to this Agreement and the performance of the Parties under this Agreement; provided, that no amendment or modification of this Agreement shall be effected except by an Amendment, and no Change shall be effected except as provided in Article 8.

4.2 Access. From the Effective Date until the latest of the Substantial Completion Dates of Unit 6 and the Unit 5 Scrubber, Owner shall provide Contractor, at no additional cost to Contractor, unrestricted right of access to such portion of the Site as Contractor may reasonably require for the construction of the Project and for Contractor’s office, warehouse, shop buildings, welding facilities, Contractor’s equipment storage, lay down area, and employee parking. Owner shall cooperate with Contractor so as to minimize disruption by Owner of Contractor’s performance of the Services. After Substantial Completion of Unit 6 or the Unit 5 Scrubber and Owner takes over care, custody and control of Unit 6 or the Unit 5 Scrubber, Owner shall allow Contractor reasonable access to the applicable portion of the Site in order to achieve Final Completion of Unit 6 or the Unit 5 Scrubber.

4.3 Permits. Owner shall be responsible for obtaining, renewing and maintaining the permits, licenses, approvals and certifications necessary for the operation, maintenance, use and ownership of the Facility, including the permits listed in Exhibit E (collectively, the “Owner Permits”). Contractor shall provide Owner with all reasonably necessary information, documents, data, criteria and performance characteristics of the Project requested or required by Owner to assist Owner in obtaining Owner Permits.

4.4 Owner Equipment. Owner shall procure and provide Owner Equipment by the dates set forth in the Schedule in order to prevent delay. Except to the extent that Contractor’s failure to perform its obligations in accordance with this Agreement hereof is the cause of such non-performance or schedule delay, any impact to Contractor from the delay (or re-sequence) in delivery or performance of Owner Equipment shall give rise to a Change.

4.5 Fuel and Utilities. Owner shall provide, at no cost to Contractor, the electrical interconnect for power export from the Facility at the interconnection points identified in Exhibit A, all electrical power necessary for construction of the Project (including back feed power) and such other fuel, ***.

4.6 Operation and Maintenance Staff. At least one year prior to Substantial Completion of Unit 6 and at least six months prior to Substantial Completion of the Unit 5 Scrubber, Owner shall provide, under the direction of Contractor through Substantial Completion of Unit 6 or the Unit 5 Scrubber but at no cost to Contractor, the complement of qualified operation and maintenance personnel for Commissioning, Performance Testing and operation of Unit 6 or the Unit 5 Scrubber; provided, that such action by Owner in connection with Commissioning, Performance Testing and operation of the Project shall not, in any way, modify or relieve Contractor from its obligations or void any warranties under this Agreement.

4.7 Job Site Rules. From the Effective Date until the latest of the Substantial Completion Dates of Unit 6 and the Unit 5 Scrubber, Owner, its representatives and agents shall abide by all reasonable Site safety rules promulgated by Contractor.

4.8 Payment. Owner shall pay Contractor the Contract Price, as such price may be adjusted from time to time pursuant to the provisions of this Agreement. Owner shall make all payments promptly when due.

5.	EQUIPMENT AND WORKMANSHIP

5.1 Quality of Equipment and Workmanship. All Equipment and workmanship shall be of the respective kinds required by this Agreement, including those required by the Specifications and Prudent Industry Practices and shall be subjected from time to time to such tests as Owner may reasonably require at the place of manufacture, fabrication or preparation, or at the Site or at such other place or places as may be mutually agreed upon by the Parties, including any place of an independent third party. Contractor shall provide such assistance, labor, stores, apparatus and instruments as are normally required for examining, measuring and testing any Equipment and Owner Equipment (other than specialty tools as listed in Owner Equipment Contracts) and workmanship, before incorporation into the Project, for testing as may be reasonably selected and required by Owner. Contractor shall remove from the Site any Equipment that is not in accordance with this Agreement.

5.2 Cost of Tests. The cost of conducting any test related to the Work shall be allocated to the Contract Price in accordance with the price component for which the Work is performed unless such test is clearly intended by or provided for in this Agreement as being the responsibility of Owner. If the results of any such test indicate that the applicable Equipment or workmanship do not conform to the requirements of this Agreement (including the Specifications) and Owner has reasonable grounds to suspect that any other similar Equipment or workmanship may not conform to the requirements of this Agreement (including the Specifications), Owner may require Contractor to carry out further tests, which in the reasonable opinion of Owner are necessary to verify that such other similar Equipment or workmanship conforms to the requirements of this Agreement (including the Specifications). The costs of any such ***.

5.3 Samples. At the reasonable request of Owner and at Owner’s cost, Contractor shall supply Owner with samples of Equipment (for which samples can reasonably be provided). The manufacturer’s standard samples (with relevant information) and any additional samples shall be labeled as to origin and intended use in the Project.

5.4 Inspection of Operations. Owner (and its representatives) shall at all reasonable times have access to the Site and to all workshops and places where Equipment or Owner Equipment is being manufactured, fabricated or prepared for the Project. Contractor shall provide Owner a reasonable opportunity to be present for any tests of any Equipment or Owner Equipment.

5.5 Examination of Work before Covering. No part of the Equipment or Owner Equipment, as applicable, shall be permanently covered up at the Site or put out of view without affording Owner a reasonable opportunity to examine and measure any such part of the Equipment or Owner Equipment, as applicable, which is about to be covered up or put out of view, including examining foundations before any part of the Equipment or Owner Equipment, as applicable, is placed thereon. For certain agreed parts of the Work as set forth in Exhibit A, Contractor shall give notice to Owner whenever any such part of the Equipment or Owner

Equipment, as applicable, or foundations is or are ready or about to be ready for examination and Owner shall, without unreasonable delay, attend (or inform Contractor that it is unnecessary for it to attend) for the purpose of examining and measuring such part of the Equipment or Owner Equipment, as applicable, or of examining such foundations.

5.6 Uncovering and Making Openings. If, following discovery of defective workmanship or materials in any part of the Work, Owner has reasonable grounds to suspect that further parts of the Work may be similarly defective, Contractor shall, upon the reasonable request of Owner, provide Owner clear evidence that such other parts are not defective to the reasonable satisfaction of Owner or shall uncover such further parts of the Work or make further openings, in or through the same, and Contractor shall inspect and repair, if necessary, any such parts. Unless the cause of such defective workmanship is shown to be the result of Gross Negligence or willful misconduct, the costs of such work carried out by Contractor under this Section shall be added to the Craft Labor Costs and shall be applied against the existing Cost Target — Craft Labor without a Change. If the cause of such defective workmanship is shown to be the result of Gross Negligence or willful misconduct of Contractor, Contractor shall bear the full costs of repair.

6.	SCHEDULE & CONTRACT PRICE

6.1 ***

6.2 Commencement of Work for Unit 6 and the Unit 5 Scrubber. Owner has issued the Full Notice to Proceed with respect to the Unit 5 Scrubber, and Contractor has commenced the performance of the Services with respect thereto and shall continuously and diligently fulfill its obligations under this Agreement with respect to the Unit 5 Scrubber through the Warranty Period. Owner has issued a Limited Notice to Proceed with respect to Unit 6, and Contractor has commenced the performance of the Services with respect thereto in a limited fashion. Upon issuance of the Full Notice to Proceed with respect to Unit 6, Contractor shall continuously and diligently fulfill its obligations under this Agreement through the Warranty Period. For Unit 6 and the Unit 5 Scrubber, Contractor shall perform its obligations under this Agreement in accordance with the Contract Price for Unit 6 and the Unit 5 Scrubber as set forth on Exhibit I and with the Key Schedule Milestones set forth in Exhibit C, as such may be modified and updated from time to time in accordance with the terms of this Agreement. Contractor hereby acknowledges and agrees that a portion of the Work for the Unit 5 Scrubber and Unit 6 includes: (a) Work performed under the *** and the Original EPC Agreement, which Work has already been paid by Owner under the *** and the Original EPC Agreement, and (b) Work performed under Duke purchase order FHP01564, which Work has already been paid by Owner under such purchase order (but is included as part of the Contract Price).

6.3 ***. Each Party shall, in good faith, cooperate with the other and use all commercially reasonable efforts to ***, in each case, in accordance with *** described in Exhibit I. ***.

6.4 Schedule Requirements; Updates. *** Contractor shall prepare and make available to Owner at all times at the Site, or such other location mutually agreed upon by the Parties, a current, working copy of the detailed Schedule depicting all critical path activities and illustrating the progress which has been made on the Work against the Schedule (in hard copy and electronic format), including critical path activities interconnected by schedule logics, for

Owner’s review and comment. On a monthly basis, Contractor shall provide Owner with any and all updates to the working Schedule, including any forecasted changes in the Schedule and the resulting effects on achieving the Key Schedule Milestones; provided, however, that no update of or revisions to the working copy of the Schedule shall be deemed to alter, revise or otherwise change the date for any Owner obligation, any Key Schedule Milestones, the Guaranteed Tie-In Date, the Guaranteed Substantial Completion Date or the Guaranteed Final Completion Date, all of which shall be amended only by a duly executed Change Order or amendment hereto. Owner shall be entitled to have access to the Schedule in order to input, track and update Owner’s and its subcontractors’ activities within the Schedule (including logic ties) and to review and generate reports related to the Schedule in accordance with the terms of this Agreement. *** The Key Schedule Milestones shall be provided in the Schedule in such a way as to support the achievement of Substantial Completion by the ***.

6.5 Enhanced Project Management Process.

(a) ***.

(b) ***.

(c) ***.

(d) ***.

(e) ***.

6.6 Unit 5 Scrubber Tie-In. Contractor shall perform Unit 5 Scrubber Tie-In in accordance with the Guaranteed Unit 5 Tie-In Commencement Date and Guaranteed Unit 5 Tie-In Completion Date, both as may be adjusted pursuant to a Change Order. Owner shall have the right to make adjustments to such outage schedule, including delaying or accelerating the Guaranteed Unit 5 Tie-In Commencement Date or the Guaranteed Unit 5 Tie-In Completion Date; provided, that as a result of any such adjustment, Contractor shall be entitled to an equitable adjustment in the Contract Price and the Schedule in accordance with Article 8. *** to such portion of the Site as Contractor may reasonably require to perform the following Work during the outage for the Unit 5 Scrubber Tie-In: (1) removal of blanking plates and (2) activation of the previously installed *** quick acting relief dampers, as set forth in more detail in Exhibit A.

7.	COMPENSATION AND PAYMENT

7.1 Cash Flow Plan. ***:

(i)	***;

(ii)	***;

(iii)	***; and

(iv)	***.

(collectively, the ***).

(b) Revisions to Cash Flow Plan. If any Monthly Progress Report shows that the amount actually paid or payable by Owner for *** incurred by Contractor in performing the Work through the *** for which such Monthly Progress Report relates varies or is reasonably forecasted to vary by more than *** in each of *** from the aggregate amounts scheduled to be paid during such two-month period as reflected in *** or *** actually incurred by Contractor in performing the Work through the end of the month for which such Monthly Progress Report relates varies substantially (as determined by Owner in its reasonable discretion) from the amounts scheduled to be paid as reflected in the ***, prior to the issuance of the next Invoice, Contractor shall create a revised forecast of future payments to be made by Owner for the *** to be incurred by Contractor in performing the Work for the Project (it being understood that the intent of such revised forecast shall be to make adjustments necessary to eliminate any such forecasted variance), which revised forecast shall be reasonably acceptable to Owner, and Owner shall issue a Change Order to amend the *** to reflect such revised forecast; provided, that such revised forecast shall not result in any adjustment to the Contract Price except by Change Order. *** shall be equitably adjusted as a result of any delay in the Work, whether caused by an event of Force Majeure or breach of this Agreement by Contractor.

7.2 Payments of the Contract Price. In consideration of Contractor’s performance and provision of the Work and subject to this Article 7, Owner shall pay to Contractor the Contract Price as provided in ***.

7.3 Invoicing.

(a)***, submit to Owner a ***, broken out by Unit 6 and the Unit 5 Scrubber, in accordance with*** for the aggregate amount that is due for such calendar month pursuant to the Cash Flow Plan and for which Contractor has not been paid (the “Invoice”). Each Invoice shall include:

***.

***. Contractor shall make available such documentation and materials as Owner may reasonably require to substantiate Contractor’s right to payment of such Invoice.

(b) If any Invoice is deficient in any material respect, Contractor shall be required to resubmit that Invoice in proper form; provided, however, that Owner shall pay any portion of it that is not deficient or subject to dispute. Owner shall review each Invoice and shall make exceptions, if any, by providing Contractor with written notice within fifteen (15) Days after Owner receives the Invoice and such substantiating documentation and materials as Owner may have reasonably required. Notwithstanding anything in this Article to the contrary, the failure of Owner to raise an exception shall not preclude Owner from subsequently seeking, and Contractor from paying, a refund of any amounts to which Contractor was not entitled under this Agreement, and Owner may, by any payment pursuant to Section 7.3(c) below, make any correction or modification that should properly be made to any amount previously considered due.

(c) If Owner provides no exceptions within such time period set forth in Section 7.3(b), Owner shall pay Contractor, within thirty (30) Days of receipt of such

Invoice and such substantiating documentation and materials as Owner may have reasonably required, in U.S. dollars the amounts designated in such Invoice, plus any additions and less any deductions which may have become due under this Agreement, as reflected in the Invoice. Any amount of an Invoice that Owner disputes shall be resolved promptly in accordance with Article 28. Once the dispute is resolved, Owner or Contractor, as applicable, shall pay any amount owing promptly after the date of the final resolution. If for any reason Owner fails to pay Contractor for all sums due and owing (other than sums that are the subject of a good faith dispute or permitted to be withheld pursuant to this Section 7.3(c)) within thirty (30) Days of receipt of a substantiated Invoice which complies with the requirements of this Article, a late payment charge shall accrue that is based on an annual percentage rate (APR) equal to the Prime Interest Rate plus one percentage point (1%), payable each month or portion thereof that payment is delayed beyond such 30th Day.

(d) If any Services performed or Equipment supplied by Contractor is not in accordance with this Agreement, Owner may withhold from any Invoice the cost of rectification or replacement until such rectification or replacement has been completed, and, if Contractor is failing to perform any Services or provide any Equipment in accordance with this Agreement and Owner has so notified Contractor in writing, Owner may withhold the estimated value of such Work until it has been performed or provided in accordance with this Agreement.

(e) Each monthly Invoice shall include ***.

7.4 Cash Flow. The Parties acknowledge and agree that, in managing its cash flow, Owner is relying on all payments to be made *** in accordance with the Cash Flow Plan in Exhibit F and that any significant excess over the amounts set forth in the Cash Flow Plan would adversely affect Owner’s ability to manage its cash flow. ***, and the Parties shall not construe this Section as limiting, Contractor’s ability to accelerate or substitute *** updated Schedule forecast *** revise the Cash Flow Plan to match as closely as possible the updated *** to the extent that doing so will not adversely impact the ability of Owner to manage its cash flow as contemplated by this Section.

7.5 Final Payment. Upon achievement of Final Completion of Unit 6 or the Unit 5 Scrubber, Contractor shall submit to Owner an Invoice for the final Cash Flow payment and other payments due under this Agreement with respect to Unit 6 or the Unit 5 Scrubber (the “Final Payment Invoice”) which shall set forth all remaining amounts due to it pursuant to this Agreement with respect to Unit 6 or the Unit 5 Scrubber. When submitting the applicable Final Payment Invoice, Contractor shall submit a written discharge, in form and substance reasonably satisfactory to Owner, confirming that the total of the applicable Final Payment Invoice represents full and final settlement of all monies due to Contractor under this Agreement with respect to Unit 6 or the Unit 5 Scrubber. If requested by Owner, the applicable Final Payment Invoice shall also include a waiver (or a bond if a Lien exists to indemnify Owner against such Lien) of any Liens; provided, that the waiver or bond shall be conditioned on Contractor receiving payment pursuant to such Final Payment Invoice. The procedures set forth in Section 7.3 above (including application of any late payment charge) shall be followed for payment of the applicable Final Payment Invoice, and Owner shall be entitled to offset against any Invoice or Final Payment Invoice any undisputed amounts owing by Contractor to Owner under this Agreement with respect to Unit 6 or the Unit 5 Scrubber, including any undisputed Liquidated Damages as may be applicable.

7.6 Certification by Contractor. In each Invoice, Contractor shall certify as follows:

“There are no known Liens (or such Liens are bonded over) outstanding at the date of this Invoice, all amounts that are due and payable to any third party (including Subcontractors) with respect to the Work as of the date of this Invoice have been paid or are included in the amount requested in this Invoice, and, except for those bills not paid but so included and amounts disputed between Owner and Contractor, there is no known basis for the creation of any Liens except in respect to payments to Subcontractors withheld for proper reasons. Contractor hereby waives and releases, to the extent of the receipt of payment requested in this Invoice, any right to any Lien with respect to payment for such portion of the Work included in this Invoice.”

7.7 No Acceptance by Payment. Owner’s payment of any Invoice, including a Final Payment Invoice, does not constitute approval or acceptance of any item or cost in that Invoice nor shall be construed to relieve Contractor of any of its obligations under this Agreement.

7.8 Revenue from Use of Unit 6 and Facility. Owner shall be entitled to all revenue derived from or in connection with operation or use of Unit 6 and the Facility before (as contemplated in Section 10.4) and after the Substantial Completion Date for Unit 6.

8.	CHANGE ORDERS & PROVISIONAL SUMS

8.1 Change Requests. Without invalidating this Agreement, Owner may order changes in the Specifications or the Work consisting of additions, deletions or other revisions (each, a “Change”), including deletion of Unit 6 or the Unit 5 Scrubber (such deletion being only in the event: (x) the DENR permit for Unit 6 is reversed or stayed on appeal, or (y) Owner has cancelled the Work associated with Unit 6 or the Unit 5 Scrubber and does not intend to proceed with another contractor for such Work); provided, that Owner may not delete all Work through this Article. Without limiting the generality of the foregoing, Owner may order:

(a) an increase or decrease in the quantity of any Work,

(b) any Work omitted,

(c) a Change in the character or quality or kind of any such Work,

(d) a Change in the levels, lines, position and dimensions of any part of the Project,

(e) execution of additional Services of any kind prudent for the completion of the Work, or

(f) a Change in any specified sequence or timing of the Services.

If Owner desires to make a Change, it shall submit a written proposal to Contractor describing the Change requested. Contractor shall promptly review Owner’s proposal and submit to Owner an estimate of the cost to develop a Change Order for such Change, such development costs to be determined on a time and materials basis utilizing the rates set forth in Exhibit K. If the estimated costs to develop the Change Order are reasonably acceptable to Owner, Owner shall promptly provide notice thereof to Contractor in writing. Upon receipt of such notice, Contractor’s Project Manager shall promptly notify Owner in writing, as soon as practicable, either by giving reasons why Contractor, either directly or indirectly through a Subcontractor, could not effect such Change (if this is the case) or by submitting a proposed Change Order, which shall include in reasonable detail:

(i)	the effect and impact, if any, that the Change would have, in Contractor’s reasonable judgment, on the Work, the Contract Price or the Schedule,

(ii)	Contractor’s proposal for any necessary modifications to the Work, the Contract Price or the Schedule, and

(iii)	Contractor’s proposal for any necessary modifications to any other provisions of this Agreement, including the Specifications, the Key Schedule Milestones, the Cash Flow Payments or the Performance Guarantees.

Contractor shall provide Owner such supporting documentation for the foregoing as Owner may reasonably request. Notwithstanding the foregoing, Contractor shall not be entitled to any increase in the Contract Price or any extension of the Schedule if such Change was necessary as a result of a breach by Contractor of this Agreement. Owner shall, as soon as practicable after receipt of such submittal and supporting documentation, respond with any comments or questions. Contractor shall not delay any Work while awaiting a response. If Owner responds with comments or questions, Contractor shall endeavor to address such comments or answer such questions as soon as practicable. If Owner decides not to proceed with a Change, it shall reimburse Contractor for its efforts in developing the estimates and other information regarding the potential Change, on a time and material basis utilizing the rates set forth in Exhibit K (such reimbursement to be either outside the Contract Price or through a separate Change Order); provided, that Owner shall only be required to reimburse Contractor if Contractor has complied with the cost proposal requirements set forth above. If Owner wishes to proceed with the Change, Owner shall issue a written order to Contractor authorizing the Change and setting forth any revisions to this Agreement necessary to effect the Change (the “Change Order”). If Contractor refuses to accept such necessary revisions in the Change Order, Owner shall be entitled to require Contractor to continue to perform its obligations hereunder as would be modified by the Change Order; provided, that, if Owner requires Contractor to so perform, (x) the Parties shall resolve the Dispute over the necessary revisions in accordance with the dispute resolution procedures set forth in Article 28 and (y) if the Change requires additional or disputed Work, Owner shall continue to pay Contractor pursuant to the payment terms hereof based, subject to resolution of the Dispute pursuant to Article 28, on the time and materials rates set forth in Exhibit K. Once the Dispute is resolved, any amount owing will be paid within thirty (30) Days after the date of resolution.

If Contractor experiences an increase in costs or a delay in Contractor’s ability to perform the Work due to a delay in the delivery of any Owner Equipment or a delay resulting from a defect in any Owner Equipment or a breach of the Owner Equipment Contracts by the suppliers of the Owner Equipment, and such delay or defect is not the result of Contractor’s failure to comply with the requirements of this Agreement, Contractor shall be entitled to a Change and an equitable adjustment in the Contract Price and/or the Schedule.

Contractor shall have the right to request a Change but shall have no right to require a Change which is not contemplated by this Agreement without the prior written consent of Owner. If Contractor determines that a Change is necessary or advisable for any reason, including a Change in Law, Contractor shall give Owner written notice within twenty-one (21) Days thereof.

8.2. Change Order Pricing. All Change Orders will be developed on an open book basis, and the Owner shall have the right to review the detailed cost estimates and assumptions for the Work to be included in the Change Order. For each Change Order, the Parties may agree to have Contractor perform the Work under such Change Order in accordance with any of the pricing categories set forth in this Agreement, or a combination thereof, and, if the Parties are unable to agree on a pricing category under which such Work shall be performed, such Work shall be performed ***. All Contingency will be negotiated on a case by case basis, depending upon the risks associated with the Change Order Work.

8.3 Change Order Billing. All Change Orders shall be Invoiced and paid in accordance with the payment terms set forth in the Change Order.

9.	FORCE MAJEURE

9.1 Event of Force Majeure. The performance by Owner or Contractor under this Agreement shall be excused to the extent that such Party’s performance is delayed or prevented by reason of an event of Force Majeure. If a Party is or will be reasonably prevented from performing its obligations under this Agreement by an event of Force Majeure, such Party shall use all commercially reasonable efforts to remove the cause affecting such non-performance and to minimize any delay in or impact upon the performance of this Agreement or any damage to or other impact upon the Equipment or the Owner Equipment. If an event of Force Majeure occurs, the Parties shall negotiate an equitable adjustment to: ***, and (b) the Contract Price; provided, that Contractor shall *** on Change Orders which result from an event of Force Majeure.

9.2 Notice. If a Party is or will be reasonably prevented from performing its obligations under this Agreement by an event of Force Majeure, then it shall notify the other Party of the obligations, the performance of which is or will be prevented, and the nature and cause of the event in writing within thirty (30) Days after the notifying Party or its Project Manager becomes aware, through the exercise of reasonable diligence, of the event of Force Majeure. The Party affected by an event of Force Majeure shall provide the other Party with weekly updates (a) estimating its expected duration, the cost of any remedial action, and the probable impact on the performance of its obligations hereunder, (b) of the actions taken to remove or overcome the event of Force Majeure and (c) of the efforts taken to mitigate or limit damages to the other Party. The Party affected by an event of Force Majeure shall also provide written notice to the other Party when it ceases to be so affected.

9.3 Suspension; Termination Due to Force Majeure. If any event of Force Majeure by Contractor delays Contractor’s performance for an aggregate time period greater than *** consecutive Days, then Owner, in its sole and absolute discretion, shall have the right to terminate this Agreement without penalty upon payment of all due and owing payments in accordance with Section 23.5. If any event of Force Majeure by Owner delays Contractor’s performance for an aggregate time period greater than *** consecutive Days, then Contractor, in its sole and absolute discretion, shall have the right to suspend performance and demobilize under this Agreement without penalty in accordance with Section 23.7. If any event of Force Majeure delays Contractor’s performance in any three year time period for an aggregate time period greater than *** Days, then Contractor, in its sole and absolute discretion, shall have the right to terminate performance and demobilize under this Agreement without penalty, and such termination shall be deemed and treated as a termination under Section 23.4.

10.	INSPECTION: PERFORMANCE TESTING: PERFORMANCE GUARANTEES

10.1 Mechanical Completion Inspection. At least thirty (30) Days prior to the date upon which Contractor expects that Unit 6 or the Unit 5 Scrubber will satisfy the conditions for Mechanical Completion set forth in Section 11.1, Contractor shall notify Owner in writing thereof and shall take necessary measures to allow a preliminary Mechanical Completion inspection of the relevant Unit 6 or the Unit 5 Scrubber to be conducted by Owner and its representatives. Contractor shall include with such notice documents and information prudent or convenient for Owner to determine whether Unit 6 or the Unit 5 Scrubber will satisfy the conditions for Mechanical Completion set forth in Section 11.1. If Owner notifies Contractor of any deficiencies in the Work, Contractor shall immediately remedy such deficiencies as part of the Contract Price and provide Owner with the relevant documentary evidence of the correction.

10.2 Performance Testing. As soon as reasonably practicable following Mechanical Completion of Unit 6 or the Unit 5 Scrubber as set forth in Article 11 below, and after providing Owner at least five (5) Days prior written notice (unless Owner agrees to a shorter notice period or regulatory requirements necessitate a longer notice period), Contractor shall commence Performance Testing of Unit 6 or the Unit 5 Scrubber. All Performance Testing shall be conducted in accordance with the Testing Procedures developed in accordance with the requirements of Exhibit L-1 or Exhibit L-2, as applicable, and approved by Owner (such approval not to be unreasonably withheld or delayed). Owner and its agents, representatives and invitees, including any independent third party inspector, shall have the right to attend and witness the Performance Testing. After the completion of each successful Performance Test, Contractor shall determine and submit to Owner, in writing and electronically, the raw data and completed results of such Performance Test, together with a comparison of such results to the applicable Performance Guarantees and a statement whether such results satisfy the applicable Performance Guarantees. By submitting such raw data and completed results, Contractor represents that such raw data, and the conversion of such raw data into the test results, is accurate. All Performance Testing shall be conducted in conformance with the applicable requirements of this Agreement and the Testing Procedures and with the required prior notification to Owner.

10.3 Satisfaction of Performance Testing. Within ten (10) Days after it receives the results for all of the Performance Testing, the underlying raw data and other information required by Section 10.2, Owner shall respond in writing to Contractor stating whether (a) such

Performance Testing was performed according to the Testing Procedures, and (b) the results of such Performance Testing satisfied the applicable Performance Guarantees, or, if Owner does not believe that is the case, Owner shall provide its reasons therefore. Upon its receipt of any such response from Owner that is not in the affirmative, Contractor shall promptly take whatever action shall be necessary to cure the defect in the Performance Testing, adjust or modify any of the Equipment, or request adjustment or modification of Owner Equipment in accordance with Section 3.1(a)(ii), or otherwise in order to satisfy the applicable Performance Guarantees so noted by Owner and shall promptly repeat the Performance Testing in accordance with Section 10.2 and this Section. If, following the Performance Testing, either: (a) Owner agrees that the Performance Guarantees have been satisfied and that the Performance Testing was performed according to the Testing Procedures, (b) the failure to meet any Performance Guarantees is attributable to the performance of Owner Equipment (other than due to Contractor’s obligations set forth in Section 3.1(a)(ii)(B)), or (c) Owner fails to respond within the time period set forth above, then the applicable Performance Guarantees shall be deemed to have been satisfied on the date of completion of such Performance Testing for the purposes of calculating Delay Liquidated Damages or Early Completion Bonus. Notwithstanding anything in this Article to the contrary, no agreement, confirmation, statement or otherwise of Owner relating to whether the Performance Testing was performed according to the Testing Procedures or whether the results of such Performance Testing satisfied the applicable Performance Guarantees shall relieve Contractor of any of its obligations under this Agreement. All costs that Contractor incurs in satisfying its obligations under this Article are the sole responsibility of Contractor and included in the Contract Price, except that Contractor shall be reimbursed through a Change Order for additional costs it may incur due to problems with Owner Equipment that are not the result of Contractor’s failure to comply with the requirements set forth in this Agreement (other than Section 3.1(a)(ii)(A)), including for any repeat Performance Testing and the consumables and spare parts associated therewith.

10.4 Owner’s Right to Operate Prior to Satisfaction of Performance Guarantees. If Unit 6 or the Unit 5 Scrubber fails to satisfy the Performance Guarantees during the Performance Testing for Unit 6 or the Unit 5 Scrubber or fails to achieve Substantial Completion by the Guaranteed Substantial Completion Date for Unit 6 or the Unit 5 Scrubber and Unit 6 or the Unit 5 Scrubber can be operated in compliance with applicable Laws, Owner, in its sole discretion, shall have the right nonetheless to operate Unit 6 or the Unit 5 Scrubber and shall give Contractor written notice of its decision; provided; that if by doing so Owner would cause material damage or deterioration to Unit 6 or the Unit 5 Scrubber, Contractor shall not be responsible for such material damage or deterioration to Unit 6 or the Unit 5 Scrubber to the extent caused by Owner’s election to operate prior to Contractor having an opportunity to cure any Defects. If Owner elects to operate Unit 6 or the Unit 5 Scrubber and, during such time, does not permit Contractor to cure the Defects necessary for Unit 6 or the Unit 5 Scrubber to satisfy the Minimum Performance Guarantees of Unit 6 or the Unit 5 Scrubber, then the Guaranteed Substantial Completion Date and Guaranteed Final Completion Date (if such dates have not passed) for Unit 6 or the Unit 5 Scrubber shall be extended on an equitable basis until such time as Owner tenders Unit 6 or the Unit 5 Scrubber to Contractor for further Services and Performance Testing, and Contractor shall be entitled to a Change Order for equitable schedule and/or price adjustment. Owner shall bear the risk of loss during such time as it operates Unit 6 or the Unit 5 Scrubber. Owner’s operation of Unit 6 or the Unit 5 Scrubber under this Section shall not reduce Contractor’s obligations under this Agreement, including Contractor’s obligation to cause Unit 6 or the Unit 5 Scrubber to satisfy the Specifications and Performance

Guarantees for Unit 6 or the Unit 5 Scrubber, except for normal wear and tear, degradation, and operation not in accordance with Contractor’s instructions. In any event, if Owner elects to operate any Unit 6 or the Unit 5 Scrubber as contemplated in this Section 10.4 for more than *** Days, then Substantial Completion of Unit 6 or Unit 5 Scrubber shall be deemed to have been achieved on the Day Owner made such election, and ***.

10.5 Failure of Component to Meet Performance Criteria. If Unit 6 or the Unit 5 Scrubber satisfies the Performance Guarantees of Unit 6 or the Unit 5 Scrubber under this Agreement but an item of Equipment within Unit 6 or the Unit 5 Scrubber does not meet its specific performance criteria as set forth in the Specifications, Contractor shall, in addition to its warranty obligations hereunder, provide Owner with all commercially reasonably paid assistance in pursuing the available remedies against the Subcontractor which provided such Equipment. This assistance may include but shall not be limited to assistance in enforcing the repair, replacement or refurbishment of the Equipment by Subcontractor or the collection of monetary remedies from the Subcontractor for failure to meet its guarantees. The Owner shall be entitled to the benefits of any recovery from such Subcontractor.

11.	MECHANICAL COMPLETION; SUBSTANTIAL COMPLETION; FINAL COMPLETION

11.1 Mechanical Completion. “Mechanical Completion” shall be deemed to have occurred with respect to Unit 6 or the Unit 5 Scrubber upon the satisfaction of all of the following conditions:

(a) All materials, equipment and systems related to the safe start-up and testing of Unit 6 or the Unit 5 Scrubber shall have been constructed and installed in accordance with this Agreement, including the Specifications and applicable Laws, and in a manner that does not void any warranties, and the Equipment and Owner Equipment shall be mechanically and electrically sound, all required pre-operational testing shall have been satisfactorily completed, and all systems shall have been checked for alignment, lubrication, rotation and hydrostatic and pneumatic pressure integrity.

(b) All systems and components shall have been flushed and cleaned out as necessary, and the Equipment and Owner Equipment shall be ready to support the commencement of Performance Testing;

(c) The Parties shall have agreed upon the Testing Procedures;

(d) For Unit 6, Contractor shall have synchronized Unit 6 to the transmission grid as described in Exhibit A;

(e) The Equipment and Owner Equipment shall be capable of being tested in accordance with Exhibit L without damage thereto (including any portion of the Facility) or to any property or injury to any Person and in compliance with all applicable Laws and all permits and licenses required by such Laws;

(f) Contractor shall have provided the applicable Documentation that is needed to start-up, operate and maintain Unit 6 and the Project (including the Project Manuals), which Documentation shall have been approved, in the reasonable determination of Owner, as adequate for the start-up, operation and maintenance of Unit 6 and the Project (such approval not to be unreasonably withheld or delayed);

(g) Contractor shall have provided the training of Owner’s personnel and representatives as required by Exhibit A; and

(h) Contractor shall have delivered to Owner a certificate signed by Contractor certifying that all of the preceding conditions in this Section have been satisfied.

Contractor shall not commence Performance Testing of Unit 6 or the Unit 5 Scrubber until all of the above conditions have been satisfied with respect to Unit 6 or the Unit 5 Scrubber and Contractor shall have provided the required prior notice to Owner of the Performance Testing and given Owner an opportunity to attend.

11.2 Substantial Completion. “Substantial Completion” shall be deemed to have occurred with respect to Unit 6 or the Unit 5 Scrubber upon the satisfaction of all of the following conditions:

(a) Mechanical Completion of Unit 6 or the Unit 5 Scrubber shall have been achieved;

(b) Unit 6 or Unit 5 Scrubber shall be capable of being operated in accordance with the Specifications without damage to Unit 6 or the Unit 5 Scrubber, the Facility or to any property or injury to any Person and in compliance with all Owner Permits, Laws and orders of all Government Authorities then in effect;

(c) Contractor shall have completed the initial Performance Testing of Unit 6 or Unit 5 Scrubber and the results of such initial Performance Testing shall have satisfied the Minimum Performance Guarantees of Unit 6 or Unit 5 Scrubber, all according to the Testing Procedures and the requirements of Article 10;

(d) Contractor shall have completed the performance of the Services with respect to Unit 6 or the Unit 5 Scrubber according to all of the provisions of this Agreement, with the exception of those items specified in the Substantial Completion Punch List with respect to Unit 6 or the Unit 5 Scrubber, which Contractor shall have prepared and for which Contractor shall have received approval from Owner (such approval not to be unreasonably withheld or delayed);

(e) Contractor shall have delivered to Owner the Documentation relating to Unit 6 or the Unit 5 Scrubber that Contractor is required to deliver to Owner pursuant to Exhibit A; and

(f) Contractor shall have delivered to Owner a certificate signed by Contractor certifying that all of the preceding conditions in this Section have been satisfied.

Upon the satisfaction of all of the foregoing conditions, Owner shall accept Unit 6 or the Unit 5 Scrubber, subject to Final Completion of Unit 6 or the Unit 5 Scrubber according to Article 11,

by delivering to Contractor notice of that acceptance within a reasonable time, and Contractor shall turn over risk of loss and care, custody, control and operation of Unit 6 or the Unit 5 Scrubber to Owner. For the purposes of calculating Delay Liquidated Damages ***, the date upon which Contractor submits the certifying notice required by this Section 11.2 (if such notice is accurate) shall be deemed the Substantial Completion Date with respect to Unit 6 or the Unit 5 Scrubber.

11.3 Final Completion. “Final Completion” shall be deemed to have occurred for Unit 6 or for the Unit 5 Scrubber upon the satisfaction of all of the following conditions for Unit 6 or the Unit 5 Scrubber:

(a) for Unit 6 or the Unit 5 Scrubber, Contractor shall have achieved all conditions for Substantial Completion of Unit 6 or the Unit 5 Scrubber;

(b) Contractor shall have completed the Performance Testing of Unit 6 or Unit 5 Scrubber and either (i) all Performance Guarantees of Unit 6 or the Unit 5 Scrubber shall have been satisfied according to the Testing Procedures, or (ii) Contractor shall have satisfied all of the Make Right Performance Guarantees of Unit 6 or the Unit 5 Scrubber and shall have paid to Owner Performance Liquidated Damages as required by Article 12 for those guarantees that allow a performance buy-down;

(c) The performance of the Services (except for Services relating to any warranty Work) shall be one hundred percent (100%) complete, including the Reliability Testing and the completion (or buying down) by Contractor of all items on the Substantial Completion Punch List with respect to Unit 6 or the Unit 5 Scrubber in accordance with this Agreement;

(d) Contractor shall have delivered to Owner the Documentation Contractor is required to deliver to Owner pursuant to Exhibit A as of the Final Completion Date for Unit 6 or the Unit 5 Scrubber;

(e) There shall exist no Default of Contractor and no event which, with the passage of time or the giving of notice or both, would be a Default of Contractor; and

(f) Contractor shall have delivered to Owner a certificate signed by Contractor certifying that all of the preceding conditions in this Section have been satisfied.

12.	DELAY AND PERFORMANCE LIQUIDATED DAMAGES; EARLY COMPLETION BONUS

12.1 Delay Liquidated Damages.

(a) The Parties agree that it would be extremely difficult and impracticable under presently known and anticipated facts and circumstances to ascertain and fix the actual damages Owner would incur if Contractor does not achieve Substantial Completion of Unit 6 by the Guaranteed Substantial Completion Date for Unit 6 (as the Guaranteed Substantial Completion Date for Unit 6 may be extended due to Force Majeure, Owner caused delays, differing site conditions, discovery of Hazardous

Materials, Changes in Law, or as otherwise contemplated in this Agreement), and, accordingly, if Contractor does not achieve Substantial Completion of Unit 6 by that date, subject to Section 12.1(c) below, Owner’s sole and exclusive remedy for such delay shall be to recover from Contractor as liquidated damages, and not as a penalty, the Delay Liquidated Damages for each Day that Substantial Completion of Unit 6 is delayed beyond the Guaranteed Substantial Completion Date for Unit 6; provided, that in no event shall the aggregate Delay Liquidated Damages for Unit 6 exceed its Delay Liquidated Damages Cap.

(b) The Parties agree that it would be extremely difficult and impracticable under presently known and anticipated facts and circumstances to ascertain and fix the actual damages Owner would incur if (i) Unit 5 Scrubber Tie-In does not commence by the Guaranteed Unit 5 Tie-In Commencement Date, (ii) Contractor does not complete the successful Tie-In of the Unit 5 Scrubber by the Guaranteed Unit 5 Tie-In Completion Date or (iii) after the successful Tie-In of the Unit 5 Scrubber, Contractor does not achieve Substantial Completion of the Unit 5 Scrubber by the Guaranteed Substantial Completion Date (in each case, as the Guaranteed Unit 5 Tie-In Commencement Date, the Guaranteed Tie-in Completion Date or the Guaranteed Substantial Completion Date of the Unit 5 Scrubber, as applicable, may be extended due to Force Majeure, Owner caused delays, differing site conditions, discovery of Hazardous Materials, Changes in Law, or as otherwise contemplated in this Agreement), and, accordingly, upon the occurrence of either event, subject to Section 12.1(c) below, Owner’s sole and exclusive remedy therefore shall be to recover from Contractor as liquidated damages, and not as a penalty, the Delay Liquidated Damages for each Day after the Guaranteed Unit 5 Tie-In Commencement Date that Unit 5 Scrubber Tie-In does not commence, each Day after the Guaranteed Unit 5 Tie-In Completion Date that the successful Tie-In of the Unit 5 Scrubber has not been achieved, and, after the successful Tie-In of the Unit 5 Scrubber has been achieved, each Day after the Guaranteed Substantial Completion of the Unit 5 Scrubber that Substantial Completion of the Unit 5 Scrubber is not achieved, as applicable; provided, that in no event shall the aggregate Delay Liquidated Damages for the Unit 5 Scrubber exceed its Delay Liquidated Damages Cap. The Parties hereby agree that the Delay Liquidated Damages payable pursuant to this Section 12.1(b) shall not be duplicative. By way of example, if Contractor is assessed Delay Liquidated Damages due to the commencement of Unit 5 Scrubber Tie-In on a date that is two (2) Days after the Guaranteed Unit 5 Tie-In Commencement Date, Contractor shall not be liable for Delay Liquidated Damages for the same two (2) Day delay in completing Unit 5 Scrubber Tie-In or in achieving Substantial Completion of the Unit 5 Scrubber.

(c) Contractor shall have no liability or obligation to pay Delay Liquidated Damages to Owner hereunder for any delay in Contractor’s performance of the Work to the extent attributable to the performance of any Owner Equipment, unless such delay is the result of Contractor’s failure to comply with the requirements set forth in this Agreement.

12.2 Performance Liquidated Damages.

(a) The Parties agree that it would be extremely difficult and impracticable under presently known and anticipated facts and circumstances to ascertain and fix the actual damages Owner would incur if Unit 6 or the Unit 5 Scrubber does not meet the corresponding Performance Guarantees on or before the Guaranteed Final Completion Date for Unit 6 or the Unit 5 Scrubber, and, accordingly, and subject to Section 12.2(c) below, Owner’s sole and exclusive remedy for such failure shall be to recover from Contractor as liquidated damages, and not as a penalty, the applicable Performance Liquidated Damages; provided, however, that in no event shall the aggregate Performance Liquidated Damages for Unit 6 or the Unit 5 Scrubber exceed the respective Performance Liquidated Damages Cap.

(b) Notwithstanding anything set forth in Section 12.2(a) to the contrary, Contractor shall have the right, exercisable by written notice to Owner, to delay the payment of Performance Liquidated Damages by Contractor with respect to Unit 6 or the Unit 5 Scrubber and to continue to use all commercially reasonable efforts to achieve the Performance Guarantees of Unit 6 or the Unit 5 Scrubber for a period of up to *** after the Guaranteed Final Completion Date for Unit 6 or the Unit 5 Scrubber.

(c) Contractor shall have no liability or obligation to pay any Performance Liquidated Damages to Owner hereunder for the failure to meet any Performance Guarantee to the extent that such failure is attributable to the performance of any Owner Equipment, unless such failure is the result of Contractor’s failure to comply with the requirements set forth in Section 3.1(a)(ii)(B).

12.3 Early Completion Bonus. Owner shall pay Contractor the Early Completion Bonus for Unit 6 for Contractor’s early achievement of Substantial Completion of the Work for Unit 6 as compared to the Guaranteed Substantial Completion Date for Unit 6. Contractor shall only be entitled to such Early Completion Bonus if the Work meets the Minimum Performance Guarantees for Unit 6 at the time of Substantial Completion of Unit 6.

12.4 Payment. Unless disputed in good faith, the Liquidated Damages specified in Section 12.1, Section 12.2 and the Bonus specified in Section 12.3 shall be due and payable within thirty (30) Days after written demand by Owner or Contractor, as the case may be. Any undisputed Liquidated Damages or Bonus that remain unpaid after the expiration of such thirty-Day period shall bear interest at the Prime Interest Rate plus 1% per annum or the highest rate allowed by Law, whichever is less. If any Liquidated Damages or Bonus are disputed by either Party, any Liquidated Damages or Bonus that are determined to be payable pursuant to the resolution of such dispute in accordance with this Agreement shall also bear interest from the expiration of the thirty-Day period referred to above at the Prime Interest Rate plus 1% per annum or the highest rate allowed by Law, whichever is less. Notwithstanding the assessment of interest, and in addition to its other rights and remedies, Owner and Contractor shall have the right to offset the amount of any unpaid Liquidated Damages or Bonus plus interest against any amounts due or that may become due to Contractor or Owner (as the case may be) under this Agreement.

13.	WARRANTY

13.1 Services Warranty Period. Contractor warrants that the Services will be performed in a professional and workmanlike manner, will conform to the requirements of this Agreement, including the requirements set forth in Section 3.1(a)(ii), and will reflect competent professional knowledge and judgment. For Unit 6 and the Unit 5 Scrubber, if any portion of the Services fails to comply with this warranty obligation and Contractor is so notified in writing prior to *** after the respective Substantial Completion Date (the “Services Warranty Period”), Contractor will promptly re-perform such portion of the Services without additional compensation from Owner or, if re-performance is impossible or commercially impracticable, Owner and Contractor shall meet and discuss in good faith an equitable way to resolve such matter in order to place Owner in as good a position as Owner would have been in had there been no such breach of the warranty obligation. If the Parties are unable to resolve such matter in a manner reasonably acceptable to both Parties, either Party may initiate the Dispute resolution procedures set forth in Article 28.

13.2 Equipment Warranty Period. Unless otherwise mutually agreed in writing for a particular piece of Equipment, Contractor warrants that all Equipment furnished to Owner will be free from Defects in workmanship and material and will conform to this Agreement, including the Specifications, for a period that is the earlier of: (a) *** from the date Substantial Completion of Unit 6 or the Unit 5 Scrubber is achieved or (b) for items of Engineered Equipment provided by a Subcontractor, the expiration of such Engineered Equipment Subcontractor warranty; provided that, ***. If Contractor fails to so notify Owner, Contractor shall be responsible for the full *** warranty obligation on such ***. Except for Equipment noted in Section 13.2(b) above, the Equipment Warranty Period for each item on a Substantial Completion Punch List shall commence upon Contractor’s completion (or buying down) of, and Owner’s acceptance of, the particular Punch List item and shall continue until the *** thereof (the warranty periods set forth in this Section are, collectively, referred to as the “Equipment Warranty Period”).

13.3 Extension of Warranty Periods. If a Defect (as defined in Section 13.4) is discovered within the Services Warranty Period or Equipment Warranty Period, as applicable, and such Defect is not cured to the reasonable satisfaction of Owner, then the Services Warranty Period or Equipment Warranty Period, as applicable, shall be extended to the *** of the date such Defect was corrected, but only with respect to the Equipment or Service that was the subject of such Defect. In no event shall any Services Warranty Period or Equipment Warranty Period for Unit 6 or the Unit 5 Scrubber extend beyond *** from the Substantial Completion Date for Unit 6 or Unit 5 Scrubber, respectively.

13.4 Defects. If, within the Services Warranty Period or Equipment Warranty Period, as applicable, deviations from, breaches of, or failures of the foregoing warranties (“Defects”) in the Equipment or Services are discovered by Owner or Contractor, Contractor shall at no additional cost to Owner, commence within a timely manner upon being discovered or upon notice from Owner to correct those Defects, including re-performance or re-provision of any affected portion of the Work and repair of any resulting damage, and shall demonstrate to Owner’s reasonable satisfaction that the Defects have been properly corrected. Warranty Work critical to the operation of the Facility shall be performed at such time and in such manner as to take into consideration Owner’s requirements to avoid disruption of Owner’s operations at the Facility. Contractor shall be responsible for, and shall pay as and when due for, all inspection, removal, packaging, transportation, installation, consulting and other costs for the correction of Defects. Owner shall provide Contractor with reasonable access at the Site to correct Defects; provided, that any such access shall be restricted, and subject to such conditions, as Owner may have instituted generally for its contractors.

13.5 Responsibility for Warranty Work. Contractor shall have primary liability with respect to the warranties in this Agreement, whether or not any Defect or other matter is also covered by a warranty of a Subcontractor or other third party, and Owner need only look to Contractor for corrective action. In addition, Contractor’s warranties shall not be restricted in any manner by any warranty of a Subcontractor or other third party (except as delineated in Section 13.2), and the refusal of a Subcontractor or other third party to provide or honor a warranty or to correct defective, deficient or nonconforming Work shall not excuse Contractor from its liability on its warranties to Owner. Contractor shall have no responsibility to perform any warranty Work with respect to Owner Equipment unless any Defect with respect to such Owner Equipment is attributable to Contractor’s failure to comply with the requirements set forth in Section 3.1(a)(ii)(B).

13.6 Conditions of Warranty. To the extent that any failure by Contractor to meet the foregoing warranties is the result of (a) Owner’s failure to receive, handle, store, maintain, or install the Equipment furnished in a reasonable manner or in accordance with any reasonable Contractor requirements conveyed to Owner, (b) Owner’s failure to operate the Equipment within its rating or operated and maintained in a reasonable manner consistent with Contractor’s or Equipment vendors’ instructions, (c) Owner subjecting the Equipment to abuse or misuse, or (d) normal wear and tear or corrosion inherent in the operation of the Facility, then, to that extent, Contractor shall be excused for said failure.

13.7 Title Warranty. Contractor represents and warrants that it shall provide to, and, effective as of the applicable date set forth in Section 22.1, hereby assigns and transfers to, Owner good, marketable and exclusive title to the Equipment, free and clear of all Liens (other than Liens created solely by the actions of Owner); provided, however, that Contractor shall not be required to assign and transfer to Owner good, marketable and exclusive title to certain intellectual property to be licensed to Owner as provided in Article 19, but Contractor shall, and hereby does, grant, effective upon the date on which Owner takes over care, custody and control of the Facility, to Owner the licenses to such intellectual property as described in Article 19. In the event of any nonconformity with or breach of this warranty, Contractor shall, as part of the Fixed Prices, promptly, and in any event within thirty (30) Days thereof, remove any Lien on any of such Equipment or otherwise provide Owner good, marketable and exclusive title to such Equipment, free and clear of all Liens; provided, that if Contractor is unable within such thirty (30) Day period to remove such Lien, Contractor may post a bond in an amount (and otherwise in form and substance) reasonably acceptable to Owner so long as Contractor continues to use all commercially reasonable efforts to remove such Lien as promptly as practicable. This Section shall survive the expiration, cancellation or termination of this Agreement.

13.8 Intellectual Property Warranty. Contactor warrants that the Services performed by Contractor or its Subcontractors, the Equipment and the Documentation, or any part of any of the foregoing, shall not infringe or constitute a misappropriation of any right of any third party, including, without limitation, any copyrights, mask work rights, patent rights, trademark rights, trade secret rights or confidentiality rights.

13.9 Warranty Assistance. During the Warranty Periods, Owner shall, without cost to Contractor: (a) provide Contractor reasonable working access (subject to such restrictions and conditions as Owner may have instituted generally for its contractors) to the Site to remove, disassemble, replace and reinstall any Equipment with respect to which a Defect exists; (b) remove, to the extent erected by Owner or a third party and not included in, or required by, the Specifications and to the extent necessary to permit Contractor to perform its warranty obligations, any material or structures; and (c) provide Contractor reasonable access to Facility personnel as are reasonably necessary to the extent consistent with personnel job classifications and subject to availability to assist Contractor in the performance of its warranty obligations.

13.10 Exclusive Warranties. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). Correction of Defects in the manner and within the period of time provided herein shall constitute complete fulfillment of all the liabilities of Contractor with respect to such Defect, whether the claims by Owner are based in contract, in tort (including negligence and strict liability), or otherwise.

14.	INDEMNIFICATION

14.1 Contractor’s Indemnity. Contractor shall indemnify and hold harmless Owner, its parents and Affiliates, and their respective partners, shareholders, members, agents, employees, officers, directors, and lenders and Financial Institutions (collectively, the “Owner Indemnitees”) from and against:

(i) any and all Third Party Claims and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for any injury of or death to persons, damage to or destruction of third party property, contamination of the environment or injury to natural resources, whether contractual, in tort, or as a matter of strict liability or liability imposed by Law, to the extent any of the foregoing arise out of the negligence or willful misconduct or wanton acts or omissions of Contractor, any Subcontractor or any of their respective employees, agents or third parties over which either has reasonable control during the performance of the Services, including any Services during any Warranty Period, and

(ii) any and all claims, demands or causes of action of every kind and character by any Person and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for:

(a)	any violation or alleged violation of Laws by Contractor, any Subcontractor or any of their respective employees, agents or third parties over which either has reasonable control;

(b)	any action taken by Contractor, any Subcontractor or any of their respective employees, agents or third parties over which either has reasonable control, which action results directly in Owner violating any Law; or

(c)	any prohibited assignment by Contractor of this Agreement.

14.2 Owner’s Indemnity. Owner shall indemnify and hold harmless Contractor, its parents and Affiliates and their respective partners, shareholders, members, agents, employees, officers, directors, and lenders (collectively, the “Contractor Indemnitees”) from and against:

(i) any and all Third Party Claims and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for any injury of or death to persons, damage to or destruction of third party property, contamination of the environment or injury to natural resources, whether contractual, in tort, or as a matter of strict liability or liability imposed by Law, to the extent any of the foregoing arise out of, in whole or in part, the negligence or willful misconduct or wanton acts or omissions of Owner or any of its employees, agents or third parties over which it has reasonable control during the performance of the Services, including any Services during any Warranty Period; and

(ii) any and all claims, demands or causes of action of every kind and character by any Person and all damages, liabilities, losses, costs and expenses associated therewith (including attorneys’ fees and other professionals’ fees) for:

(a)	any violation or alleged violation of Laws by Owner, its employees or agents or third parties over which it has control (unless directly caused by Contractor, any Subcontractor, or any of their respective employees or agents or third parties over which either of them has control), or

(b)	any prohibited assignment of this Agreement by Owner, or

(c)	any pre-existing Hazardous Materials.

14.3 Intellectual Property Indemnity. Contractor shall, as part of the Fixed Prices, defend, indemnify and hold harmless Owner Indemnitees against any and all damages, liabilities, losses, costs and expenses (including attorneys’ fees and other professionals’ fees) associated with any claims, suits or proceedings brought against any of the Owner Indemnitees based on an allegation that any Services performed by Contractor or its Subcontractors, the Documentation or the Equipment, or any part thereof, or use thereof, constitutes an infringement or misappropriation of any right of any third party, including, without limitation, any copyrights, mask work rights, United States patent rights, trademark rights, trade secret rights, confidentiality rights or other property rights, if Contractor is notified promptly in writing and given authority, information, and assistance for the defense or settlement of such claim suit or proceeding. Contractor will not be responsible for any settlement of such suit or proceeding made without its written consent. Contractor shall obtain Owner’s written consent, which may be withheld in Owner’s sole discretion, prior to entering into any settlement of any such claim suit or proceeding that does not include a complete liability release for all Owner Indemnitees or that would prohibit use of any part of the Project, the Documentation or the Equipment by any Owner Indemnitees. If the use of the Project, the Documentation or the Equipment, or any part thereof, as a result of any such claim, suit or proceeding is held to constitute infringement, and its use by any of the Owner Indemnitees is enjoined, Contractor shall, at its option, either: (i) procure for such Owner Indemnitees the right to continue using the Project, the Documentation or the Equipment, or any part thereof; (ii) replace same with substantially equivalent non-infringing Documentation or Equipment or parts thereof acceptable to Owner; or (iii) modify same in a manner acceptable to Owner and in conformance with the functional requirements of this Agreement so it becomes non-infringing. Except to the extent that Contractor is a contributory infringer, Contractor shall have no indemnity duty or obligation hereunder to the extent that the Facility, the Documentation or the Equipment furnished hereunder is (A) modified by Owner after acceptance thereof to make it infringing, or (B) combined by Owner with items not furnished hereunder or recommended or approved by Contractor and solely as a result of said modification or combination a claim, suit or proceeding is brought against Owner. Contractor shall flow down the requirements of this Section 14.3 and make Owner direct beneficiary of the indemnification obligation in its subcontracts with all Major Subcontractors. If Contractor is unable to flow down such provision to a Major Subcontractor, Contractor shall notify Owner in writing of such failure prior to entering into a subcontract with such Person and Owner and Contractor shall consult in good faith concerning the options to select an alternative Subcontractor. Notwithstanding anything to the contrary, Contractor’s obligations under this Section 14.3 shall not apply to the Owner Equipment.

14.4 Indemnity Procedures for Third Party Claims.

(a) In the event of a Third Party Claim with respect to which an Indemnified Party has a claim for indemnification under this Article, then the Indemnified Party must notify the indemnifying Party thereof in writing of the existence of such Third Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to such Third Party Claim; provided, however, that any failure to notify the indemnifying Party or deliver such copies will not relieve the indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the indemnifying Party is materially prejudiced by such failure.

(b) The indemnifying Party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the Indemnified Party, any Third Party Claim; provided, however, that (i) if requested by the Indemnified Party, the indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (ii) the Indemnified Party may, at its election, participate in the defense thereof at its sole cost and expense and (iii) if (A) the indemnifying Party shall fail to defend any Third Party Claim, (B) the Parties mutually agree in writing to allow the Indemnified Party to assume the defense of such Third Party Claim and forego any indemnity claimed under this Article, (C) in the reasonable opinion of legal counsel for the Indemnified Party, such Third Party Claim involves the potential imposition of criminal liability on the Indemnified Party, its directors, officers, employees or agents, (D) in the reasonable opinion of legal counsel for the Indemnified Party, the Third Party Claim involves, or is likely to involve, any claim by any Government Authority or (E) in the reasonable opinion of legal counsel for the Indemnified Party, an actual or potential conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate counsel, then the Indemnified Party shall be entitled to control and assume responsibility for the defense of such Third Party Claim, at the cost and expense of the indemnified Party. The indemnifying Party may, in any event, participate in such proceedings at its own cost and expense.

(c) The indemnifying Party, in the defense of any such litigation, other proceeding or other claim, shall have the right in its sole discretion to settle such Third Party Claim only if (i) such settlement involves only the payment of money and execution of appropriate releases of the Indemnified Party and its Affiliates, (ii) there is no finding or admission of any violation of Law, and (iii) the Indemnified Party or its Affiliates will have no liability with respect to such compromise or settlement. Otherwise, no such Third Party Claim shall be settled or agreed to without the prior written consent of the Indemnified Party. The Indemnified Party and the indemnifying Party shall fully cooperate in good faith in connection with such defense and shall cause their legal counsel, accountants and affiliates to do so, and shall make available to the other Party all relevant books, records, and information (in such Party’s control) during normal business hours, and shall furnish to each other such other assistance as the other Party may reasonably require in connection with such defense, including making employees of the Indemnified Party available to testify and assist others in testifying in any such proceedings.

15.	INSURANCE

15.1 Owner Provided Builder’s Risk.

(a) The Owner shall procure and maintain Builders Risk Insurance Coverage *** which provides for “All Risk” coverage for physical loss or damage to the Work from the date the Full Notice to Proceed *** issued until the latest of the Substantial Completion Dates of Unit 6 and the Unit 5 Scrubber, including physical loss or damage resulting from earthquake, flood and hot testing. Such coverage shall encompass the buildings, structure of work, materials and property associated with the Work in the care, custody or control of Contractor and the Subcontractors at the Site. Such coverage shall include coverage for earthquake, subsidence and sinkhole, water damage (including flood), windstorms, boiler, machinery, inland transit and temporary off-Site storage exposure, start-up and testing coverage, vandalism, malicious mischief, collapse, falsework, temporary buildings, debris removal including demolition occasioned by enforcement of applicable legal requirements.

(b) The Builder’s Risk coverage provided by Owner shall in no way be construed to provide coverage for the tools, materials, and equipment of Contractor or any Subcontractor. The Builder’s Risk policy does not provide coverage for Contractor’s or any Subcontractor’s equipment, including owned, used and leased equipment required to perform the Work. Furthermore, the Builder’s Risk policy does not provide business interruption or delay in completion coverage for Contractor or any Subcontractor.

(c) The Builder’s Risk Policy shall be in the name of the Owner. Contractor, its Affiliates and its Subcontractors *** shall be included as an additional insured.

(d)***, Contractor (and its Subcontractors) shall be responsible for deductibles up to *** for all other real property and tangible personal property (except up to *** for start-up and testing of all Equipment) at the Site ***.

(e) Owner shall, and shall cause its underwriters to, waive subrogation against Contractor (including its Affiliates) and its Subcontractors on such Builder’s Risk insurance policy except for any claims or matters in which the Equipment warranty or the Services warranty provided by Contractor or any Subcontractor hereunder are involved. It is further agreed that Owner may elect to self-insure this risk. In the event that Owner elects to self-insure the Builder’s Risk, Owner shall waive its right to recover the cost to repair or replace such loss or damage from Contractor (including its Affiliates) and its Subcontractors in excess of the deductible and to the extent that coverage would have been available had Owner obtained the foregoing Builder’s Risk insurance policy. Should a loss be sustained at the Site and in the course of construction to property that is to be incorporated into the Project, Contractor shall replace or repair such loss or damage in accordance with the terms of this Agreement, and Contractor shall be reimbursed for all such costs plus the cost of extended overhead (including for home office costs and Field Non-Manual and procurement costs). Contractor shall act on behalf of Owner, at Owner’s request, for the purpose of adjusting any loss to Owner’s Equipment. ***.

15.2 Contractor Controlled Insurance Program (CCIP), Contractor’s Insurance and Subcontractor’s Insurance.

(a)*** the *** Date until the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber, and without limiting its indemnity obligations under this Agreement, Contractor shall, *** in forms approved by Owner (which approval evaluation shall not be unreasonably withheld or delayed) and with insurance companies approved to do business in the State of North Carolina that have (and shall maintain during the applicable policy period) a minimum A.M. Best rating of A-VII. The insurance shall be maintained until the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber, except for Products Liability/Completed Operations coverage, which shall be maintained for five (5) years beyond such date. Liability insurance coverage limits set forth below are minimums and dedicated to Services performed for Owner related to the Project.

Type	Coverage Amount
a) Workers’ Compensation including U.S. Longshoremen’s and Harbor Workers Act Coverage or other required coverage as appropriate and including b) below	Statutory

b) Employers Liability	$*** each accident; $*** each employee disease; $*** policy limit disease

c)      Commercial General Liability Insurance shall be written ISO occurrence Form (CG 00 01 10 01) or equivalent and must include the following:

•     Products Liability/Completed Operations for *** beyond the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber

$*** per occurrence with $*** annual aggregate project specific (with dedicated coverage amounts fully available to any obligations under this Agreement)

Type	Coverage Amount

•     Coverage for all premises and operations. The policy shall be endorsed to provide the Designated Construction Project(s) General Aggregate Limit Endorsement (ISO CG 2503, Ed 03/97)

•     If Work to be performed includes construction or demolition operations within 50 feet of any railroad property and affecting any railroad bridge or trestle, tracks, road-beds, tunnel, underpass or crossing, then such policy will include a Railroad’s Contractual Liability Endorsement (ISO CG 2417, Ed 01/96);

•     Coverage for demolition and removal of any building or structure, collapse, explosion, blasting, excavation and damage to property below the surface of the ground (XCU coverage).

•     Hazard and Personal Injury, with Employee Exclusion and Contractual Exclusion Deleted

d) Business Automobile Insurance on ISO form (CA 00 01 10 01) or equivalent. Must include coverage for the following:	$*** per occurrence

(1)    owned motor vehicles;

(2)    hired motor vehicles; and

(3)    other non-owned vehicles

(4)    coverage for certain railroad operations CA2070 10/01

e)      If aircraft are used in performance of the Services, Contractor shall provide or cause the operators of Aircraft to provide Aircraft Liability Insurance (except that aircraft for aerial photography shall be excluded from this requirement)

$*** combined single limit

Type	Coverage Amount
f) If Ocean Cargo Shipments are made, Contractor shall provide Open Cargo Insurance	The maximum value of shipment, including packing, freight duties, and fees

g)      Umbrella/Excess Liability Insurance following form and excess of coverages in sections b, c and d (not required excess of d if CCIP) above.

Hired and Non-Owned automobile coverage endorsed for Owner and Contractor.

$*** project specific per occurrence and annual aggregate (with dedicated coverage amounts that are fully available to any obligations under this Agreement)

h)      If performing any design, engineering or architectural services, Professional Liability Insurance (also known as errors and omissions insurance), which shall insure Contractor’s/Subcontractor’s liability arising out of or relating to any design, engineering, or architectural Services.

$*** project specific limit with three year’s after completion of the Work reporting requirement for claims made forms.

15.3 General Requirements:

(a) The provisions of this Article do not modify or change any responsibility of Contractor or its Subcontractors as stated elsewhere in this Agreement. Owner assumes no responsibility for the solvency of any insurer to settle any claim. The insurance requirements herein are separate and apart from and in no way limit Contractor’s Indemnity as stated in Section 14 of this Agreement. Anything herein to the contrary notwithstanding, the liabilities of Contractor under this Agreement shall survive and not be terminated, reduced or otherwise limited by any expiration or termination of insurance coverages. Neither approval nor failure to disapprove insurance furnished by Contractor shall relieve Contractor from responsibility to provide insurance as required by this Agreement. No policy shall contain an exclusion that it would not respond to cover losses for damages to any Owner pre-existing property. All policies of insurance required hereunder shall be endorsed or shall otherwise provide that Contractor’s insurance shall be primary with respect to Contractor’s acts or omissions and not be in excess of, or contributing with, any insurance maintained by Owner (other than any Builders Risk as provided in this Agreement). Owner and its successors and assigns (including the Financial Institutions) shall be named as additional insureds for their imputed liability as a result of Contractor’s negligent operations hereunder, using ISO additional insured (CG 20 10) or equivalent, under all policies of liability insurance to be maintained by Contractor (except Worker’s Compensation insurance and Professional Liability). The liability policies of insurance shall be endorsed or shall otherwise include severability of interest or cross liability clause. The policies set forth in this Article shall each contain a provision that coverages afforded under the policies will not be cancelled, renewed or materially modified unless at least sixty (60) Days prior written notice via certified United States mail has been given to Contractor and Owner or to any other entities as herein or hereinafter required, at the address so provided to the insurance company. All insurance required by this Article shall be provided by companies that have (and shall maintain during the applicable policy period) an AM Best Rating of A- VII or higher. Certificates shall be provided to Owner on *** industry standard ACORD forms showing such coverage in full force and effect shall be delivered to Owner within thirty (30) Days of the *** Date, *** within ten (10) Days of each policy renewal or change and from time to time thereafter, as may be requested by Owner. All policies shall include waivers of any right of subrogation of the insurers there under against Owner and its successors and assigns (including the Financial Institutions) using standard ISO forms or equivalent. The existence of any self-insured retentions (SIRS) over which the required policies apply must be disclosed to and approved by Owner. Contractor shall provide copies of CCIP placement and renewal policies and all endorsements *** to the Owner not later than sixty (60) Days following placement or renewal.

(b) Contractor shall comply with the conditions stipulated in each of the insurance policies. None of the insurance coverage required hereunder shall be on “claims-made” forms, except Professional Liability. Coverage amounts must be fully available to any obligations under this Agreement (not eroded by any other project or agreement) and apply on an annual basis. CCIP provisions for excluding Subcontractors must be disclosed and approved by Owner in writing prior to CCIP effective date.

(c) If any of the insurance required under this Article (other than project-specific insurance) shall be directly or indirectly depleted by *** or more (whether due to payment of insurance proceeds, creation of a reserve or otherwise), Contractor shall obtain from the insurer a reinstatement option, if commercially available at a cost comparable to the original policy cost, to each such policy at least equal to the depleted amount. *** shall bear the cost of such option (including the cost associated with the reinstatement) ***. Contractor shall cause such insurer to send to Owner a notice of such reinstatement and a copy of the reinstated policy related thereto upon Owner exercising and payment for the reinstatement.

(d) The insurance policies required by this Article shall allow for occupancy and utilization of the Facility, the Equipment and the Site by Owner, its Affiliates and any person reasonably permitted access thereto by Owner, including any representatives of the Financial Institutions.

(e) During the time any Subcontractor is engaged to perform any Service under this Agreement, Contractor shall obtain a certificate of insurance from such Subcontractor evidencing that such Subcontractor has obtained, and will maintain and keep in full force and effect (required only for off-Site Work if covered by CCIP, otherwise for all Subcontractor Work), Worker’s Compensation in statutory amounts, Employer’s Liability, Commercial General Liability, Automobile Insurance and all other policies reasonably necessary to perform such Service with adequate coverages and in such amounts in accordance with Contractor’s normal practices and consistent with Good

Industry Practices, and provide Owner with evidence acceptable to Owner of such coverage, or Contractor shall maintain such coverage under its own insurance policies or CCIP. Contractor shall ensure that all Subcontractors obtain and maintain prudent insurance coverages. All Subcontractor coverages shall waive subrogation rights against Owner and Contractor, and shall name Owner and Contractor as additional insured (except Workers Compensation and Professional Liability).

(f) Any certificates of renewal with respect to any insurance policy required to be maintained by Contractor hereunder shall be delivered to Owner promptly after renewal. Contractor shall insure that the insurer shall submit a copy of all receipts for premiums paid to Owner promptly after payment of such premiums. Contractor shall be solely responsible for the timely payment in full of premiums for all insurance required of it hereunder. Should Contractor fail to provide or maintain any insurance required hereunder, Owner shall have the right, but not the obligation, to provide or maintain any such insurance, and to deduct the cost thereof from any amounts due and payable to Contractor, or, in the event there are no such amounts due and payable, Contractor shall reimburse Owner for such costs on demand. Contractor shall not unreasonably refuse to cooperate or to take any actions requested or necessary to prosecute any claims under any insurance policy required to be maintained by Contractor hereunder.

(g) With respect to ocean marine shipments, Contractor shall obtain at least fifteen (15) Days prior to any such shipment, cargo insurance covering “all risks” of loss or damage to property shipped, components of property shipped, or items contained in or shipped in or with the property shipped. This coverage is to be written on a replacement cost basis and in the full insurable value of these items, including packing and freight charges plus duties and fees. The coverage required by this paragraph shall continue in effect until appropriate coverage commences at the Site.

15.4 Insurance Costs and Assumptions. ***. For any Change Orders, additional CCIP costs, if any, shall be allocated to such Change Orders in proportion and as part of the same pricing components as set forth in (i) through (iv) above.

16.	PROJECT CREDIT SUPPORT

16.1 Parental Guarantee. *** obligations under this Agreement *** as Exhibit J-1. *** Date until Final Completion of each Unit 6 and the Unit 5 Scrubber, Contractor shall, upon request of Owner, cause Guarantor to deliver to Owner (a) within *** Days following the end of each fiscal year, a copy of Guarantor’s annual report (or, if there is no such report, a copy of such report for its parent company) containing audited, consolidated financial statements for such fiscal year, and (b) within *** Days after the end of each of its first three fiscal quarters of each fiscal year, a copy of Guarantor’s quarterly report (or, if there is no such report, a copy of such report for its parent company) containing unaudited consolidated financial statements for such fiscal quarter. In all cases, the statements shall be prepared in accordance with generally accepted accounting principles. To the extent such quarterly reports are not available, upon the reasonable request of Owner in response to a credit event in the marketplace, Guarantor shall provide unaudited management financial information for such fiscal quarter.

16.2 Standby Letter of Credit.

(a) Contractor has obtained and *** attached *** as Exhibit J-2. The Standby Letter of Credit *** be issued by a U.S. commercial bank or a foreign bank with a U.S. branch with total assets of at least $5 billion having a general long-term senior unsecured debt rating of A - or higher (as rated by Standard & Poor’s Rating Group) or A3 or higher (as rated by Moody’s Investor Services, Inc.) and permits presentation at a bank located in Charlotte, NC, Atlanta, GA, or New York, NY. If at any time the Standby Letter of Credit fails to meet the foregoing conditions, Contractor shall replace the outstanding Standby Letter of Credit with a Standby Letter of Credit that meets the foregoing conditions. Contractor shall ensure that the Standby Letter of Credit shall be renewed or replaced on an annual basis and shall remain in full force and outstanding until the expiration of the Warranty Period, as such period may be extended pursuant to Section 13.3. If Contractor fails to renew or replace the Standby Letter of Credit at least thirty (30) Days prior to the expiration thereof, then, in the sole and absolute discretion of Owner, Owner shall be entitled to draw and retain until the end of the Warranty Period the full amount of such Standby Letter of Credit. Such retained amount, less any amount offset against such retained amount for claims, shall be returned to Contractor promptly upon expiration of the Warranty Period.

(b) Contractor shall cause the Standby Letter of Credit to be amended or replaced *** set forth in the Letter of Credit Value Chart attached as Exhibit J-3 (the “Letter of Credit Value Chart”) so that the amount of such amended or replacement Standby Letter of Credit is revised to be equal to the amount set forth in the Letter of Credit Value Chart attached as Exhibit J-3; *** results in a revision to the Cash Flow Plan or any component thereof, or in the event of a *** Change Order (or series of Change Orders) that increases or decreases, cumulatively, the *** Contract Price by more than ***, Owner, in its reasonable discretion, shall be entitled to make an equitable adjustment to the Letter of Credit Value Chart to take into account such event, in which case Contractor, *** shall amend, replace or supplement the then-outstanding Standby Letter of Credit to reflect the adjustment made to the Letter of Credit Value Chart. ***, Owner shall not be obligated to make further Invoice payments, approve any such Change Order or modify the Schedule until Contractor shall have provided Owner with such amended, replacement or supplemental Standby Letter of Credit.

(c) Contractor shall Invoice Owner on a quarterly basis for the fees charged by the issuing financial institution for the issuance of the Standby Letter of Credit (including any amendment or replacement thereto) from the Effective Date through the Warranty Period, but without any administrative charges or Contractor profit added to such financial institution fees. For any equitable increase to the Letter of Credit Value Chart after the Effective Date, Owner shall pay the then-current fees charged by the issuing institution for such amendment, replacement or supplement. Contractor shall provide such documentation and materials as Owner may reasonably require to substantiate the *** Letter of Credit (including the fees *** for any amendment, replacement or supplement thereto).

16.3 Cooperation with Owner Financing.

(a) Contractor shall promptly provide to Owner (i) all cooperation that Owner reasonably requests to make presentations to potential Financial Institutions and their consultants and representatives and to respond to any questions or requirements asked or imposed by any Financial Institutions, including any requests for financial information relating to Contractor, and (ii) all cooperation that Owner reasonably requests with respect to the Financial Institutions and their consultants and representatives, including developing and providing information regarding the Project (if available to Contractor) and this Agreement. Contractor shall provide the Financial Institutions with reasonable access to, and will permit them to review, the Documentation. In addition, Contractor shall provide the Financial Institutions with (A) the right to receive and render performance and to give reasonable time to cure defaults by Owner, on behalf of Owner, under this Agreement, (B) reasonable access to the Site and any other location where Services, including testing, are performed for the purposes of inspecting the Equipment and the Owner Equipment, provided that any such inspection does not unreasonably interfere with or delay Contractor’s performance of the Services and (C) such access to documentation in relation to this Agreement or the Work at such times as Owner shall reasonably request. For any additional time required by any Financial Institution to cure any defaults of Owner hereunder, which defaults interfere in Contractor’s ability to perform the Services, Contractor shall be entitled to an equitable adjustment in the Schedule in accordance with Article 8.

(b) Contractor hereby consents to the collateral assignment of this Agreement to the Financial Institutions. Contractor also shall enter into a consent to assignment with the Financial Institutions regarding this Agreement which shall contain provisions that are typically provided to financial institutions in similar project financing, including the right to render and receive performance under this Agreement, and giving the Financial Institutions copies of notices delivered to Owner under this Agreement. Owner will be entitled to assign, and Contractor shall ensure that the relevant instruments permit the assignment of, the benefit of any parental guarantee, Standby Letter of Credit or other financial instrument at any time to the Financial Institutions without the consent of Contractor or the issuer of such parental guarantee, Standby Letter of Credit or other financial instrument being required.

17.	LIMITATION OF LIABILITY

17.1 No Consequential Damages. *** THEREOF, LOSS OF PROFITS OR REVENUES OR THE LOSS OF USE THEREOF, OR COST OF PURCHASED OR REPLACEMENT POWER (INCLUDING ADDITIONAL EXPENSES INCURRED IN USING EXISTING POWER FACILITIES) OR FROM CLAIMS OF CUSTOMERS OF CONTRACTOR OR OWNER.

17.2 Maximum Total Liability. FOR UNIT 6 OR THE UNIT 5 SCRUBBER, CONTRACTOR’S AND ITS SUBCONTRACTORS’ TOTAL AGGREGATE LIABILITY TO OWNER UNDER THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), GUARANTEE, WARRANTY OR OTHERWISE, SHALL NOT EXCEED FORTY PERCENT (40%) OF THE RESPECTIVE CONTRACT PRICE FOR UNIT 6 OR THE UNIT 5 SCRUBBER, AS MAY BE ADJUSTED BY CHANGE ORDER (THE “MAXIMUM LIABILITY AMOUNT”); PROVIDED, HOWEVER, THE MAXIMUM LIABILITY AMOUNT SHALL NOT APPLY TO, AND NO CREDIT SHALL BE ISSUED AGAINST THAT LIMITATION FOR (A) A

PARTY’S INDEMNITY OBLIGATIONS HEREUNDER FOR THIRD PARTY CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE, (B) THE PROCEEDS FROM PROPERTY OR BUILDER’S RISK INSURANCE THAT A PARTY IS REQUIRED TO MAINTAIN IN ACCORDANCE WITH THIS AGREEMENT, (C) CLAIMS WHICH ARISE FROM A BREACH OF OBLIGATIONS UNDER ARTICLE 18 OR ARTICLE 19 OR (D) ANY PROCEEDS COLLECTED BY OWNER FROM THE VENDORS THAT ARE PARTY TO THE *** WITH RESPECT TO THE EQUIPMENT PROCURED PURSUANT THERETO.

17.3 Protected Parties. ALL THE PROVISIONS OF THIS ARTICLE SHALL ALSO PROTECT DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS OF EACH PARTY AND THEIR RESPECTIVE AFFILIATES AND SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR STRICT LIABILITY OF EITHER PARTY, ITS AFFILIATES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.

17.4 Precedence. THE PROVISIONS OF THIS ARTICLE SHALL APPLY NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT AND SHALL NOT BE AMENDED BY ANY PRE-PRINTED TERMS ON ANY PURCHASE ORDER, BILL OF LADING OR OTHER COMMERCIAL DOCUMENT BETWEEN THE PARTIES.

17.5 ***. For Unit 6 or the Unit 5 Scrubber, *** for which Contractor may be liable to the Owner under this Agreement shall in no event exceed *** of the respective Contract Price for Unit 6 or the Unit 5 Scrubber, as may be amended by Change Order; provided, that such *** shall not limit Owner’s remedies under this Agreement for other breaches, actions, or omissions of Contractor hereunder.

18.	LIENS

18.1 Liens. Contractor shall keep the Facility, the Site, the Equipment and the Owner Equipment free from all Liens (other than Liens arising from non-payment and other acts of Owner), and shall promptly notify Owner of any Liens. If Owner seeks Contractor’s indemnification for any Lien, Owner shall:

(a) give Contractor prompt notice of any Lien of which it has knowledge;

(b) cooperate in the defense of the Lien at Contractor’s expense; and

(c) give Contractor sole control of the defense and settlement, to the extent of Contractor’s liability, for the Lien; provided, that Contractor shall promptly confirm in writing its obligation to indemnify Owner with respect to all costs and expenses with respect to the Lien.

18.2 Discharge or Bond. Contractor shall take prompt steps to discharge or bond any Lien filed by any Subcontractor based on a claim for payment by Contractor in connection with the Work (unless such Lien is due to the non-payment by Owner of an Invoice amount which is not the subject of a good faith dispute). If Contractor fails to so discharge or promptly bond any such Lien, Owner shall have the right, upon notifying Contractor in writing and providing Contractor reasonable time to discharge or bond the Lien, to take any and all reasonable actions and steps to satisfy, defend settle or otherwise remove the Lien at Contractor’s expense, including reasonable attorneys’ fees, costs and expenses. Owner shall have the right to deduct and offset any expenses so incurred from any payment due, or which may become due, to Contractor under this Agreement or to recover those expenses from Contractor. Contractor shall have the right to contest any Lien, provided it first must provide to the lienholder, a court or other third Person, as applicable, a bond or other assurances of payment necessary to remove the Lien and all other encumbrances related to the Work from the Site and the Facility in accordance with the Laws of the State.

19.	INTELLECTUAL PROPERTY

19.1 Delivery of Documentation. Prior to Final Completion of Unit 6 or the Unit 5 Scrubber, Contractor shall supply to Owner physical and electronic copies of all Documentation with respect to Unit 6 or the Unit 5 Scrubber. All such Documentation shall include any corrections, improvements, and enhancements to such Documentation that were incorporated during the construction of the Project and shall be of an “as-built” status (for certain agreed systems and documents) upon Final Completion of Unit 6 or the Unit 5 Scrubber. Contractor shall provide Owner during the Warranty Period at no additional cost, any corrections to errors discovered by Contractor or Owner in the Documentation subsequent to Final Completion of Unit 6 or the Unit 5 Scrubber. Contractor shall promptly notify Owner of the discovery of any such errors.

19.2 Ownership of Rights in Documentation. All rights, title and interests in and to the paid-up Documentation shall be owned by Owner; provided, that all rights, title and interests in and to Contractor Confidential Information within the Documentation shall remain with Contractor or its licensors. For such Contractor Confidential Information, Contractor hereby grants to Owner a non-transferable (except only as part of the sale or transfer of the Facility), royalty-free, fully paid up, irrevocable, nonexclusive license to use and copy such Contractor Confidential Information, but only for the purposes of Facility maintenance, operation, training, modification, consultation, repair and compliance with Laws, and subject to the restrictions on Contractor Confidential Information set forth in Article 20.

19.3 Ownership of Invention Rights. Contractor shall retain the ownership rights in any and all discoveries and inventions (patentable or un-patentable) that Contractor makes, creates, develops, discovers or produces in connection with the design, manufacture, testing, analysis, maintenance or construction of the Project or performance of the Services; provided, however, that Contractor hereby grants to Owner a transferable (but only as part of the sale or transfer of the Facility), royalty-free, fully paid up, irrevocable, nonexclusive license to use such discoveries and inventions for the purposes of Facility maintenance, operation, training, modification, consultation, repair, decommissioning and compliance with Laws.

19.4 Disclosure of Documentation. Owner may disclose or otherwise make available paid-up Documentation to a third party with whom Owner contracts for maintenance, operation, training, modification, repair, consultation or decommissioning; provided, that, if such Documentation contains Contractor’s Confidential Information, the provisions of Article 20 shall apply. In the event of a Contractor Default and Owner termination, in addition to the rights above, Owner shall have the right to disclose the Documentation to third parties with whom Owner contracts for engineering, construction, commissioning or testing of the Facility, provided that, prior to such disclosure, such third parties shall execute a confidentiality agreement at least as strict as the requirements set forth herein.

19.5 Other Licenses. To the extent that a license may be required under any patent, trade secret right or other proprietary right of Contractor or Subcontractor to maintain, operate, conduct training, modify, repair, or decommission the Facility in connection with the Project, Contractor hereby grants to Owner a non-transferable (except only as part of the sale or transfer of the Facility), royalty-free, fully paid up, irrevocable, nonexclusive license under such patent, trade secret and other proprietary right for such purposes.

20.	CONFIDENTIAL INFORMATION

20.1 Confidentiality Obligations. Each Party agrees: (a) to treat the other Party’s Confidential Information as confidential and to take reasonable precautions to prevent unauthorized disclosure or use of the other Party’s Confidential Information, such precautions taken being at least as great as the precautions taken by such Party to protect its own Confidential Information (but in no case less than reasonable care); (b) not to disclose the other Party’s Confidential Information to any third party other than as provided in Section 20.2 below or with other Party’s prior written authorization; and (c) not to use the other Party’s Confidential Information except for the performance of this Agreement, the compliance with Laws, or the maintenance, operation, training, modification, repair, consultation or decommissioning of the Facility.

20.2 Permitted Disclosures. A Party may disclose the other Party’s Confidential Information to third parties as follows:

(a) A Party may disclose the other Party’s Confidential Information to any Government Authority if required to do so, in which case the Party from whom such disclosure is required shall (i) give the other Party all reasonably possible notice so as to facilitate such other Party being able, should it so desire, to seek a protective order or similar protection, and (ii) fully cooperate with the other Party’s efforts, at the other Party’s expense, to obtain such protection.

(b) Contractor may disclose Owner’s Confidential Information to a Subcontractor if (i) such disclosure is necessary for Subcontractor’s performance of its subcontract with Contractor and (ii) such Subcontractor first executes a written confidentiality agreement with Contractor (unless a confidentiality obligation is already included in the Subcontract) in a format reasonably acceptable to Owner.

(c) Owner may disclose Contractor’s Confidential Information to (i) Financial Institutions; (ii) third parties engaged by Owner to provide consultation regarding the Duke Coal Facility; (iii) third parties with which Owner contracts for maintenance, operation, training, modification, repair, consultation or decommissioning of the Facility; and (iv) purchasers and prospective purchasers of the Facility, provided, that in any of the foregoing instances the third parties to which disclosure is made first execute a written confidentiality agreement with the Owner which provides Contractor protections which are at least as strict as the requirements set forth herein.

20.3 Publicity. Unless required by Law or securities practice and regulations, Contractor shall not make any announcement, give any photographs, or release any information concerning all or a portion of the Work, this Agreement, or the Facility, to any member of the public, press, Person, or any official body, without Owner’s prior written consent; provided, that

Contractor may, at any time after Owner’s first public announcement of the Project or this Agreement, include the Project (but not the details of this Agreement) in its regular experience lists.

21.	ENVIRONMENTAL; HAZARDOUS MATERIALS

21.1 Material Safety Data Sheets. Contractor shall provide to Owner all Material Safety Data Sheets covering all Hazardous Materials and hazardous chemicals to be furnished, used, applied, or stored by Contractor, or any of its Subcontractors, at the Site in connection with the Services. Contractor shall provide Owner’s Project Director or his designee with copies of any such Material Safety Data Sheets prior to entry at the Site or with a document certifying that no Hazardous Materials or hazardous chemicals will be brought onto the Site by Contractor, or any of its Subcontractors, during the performance of the Services. Contractor shall coordinate with Owner’s Project Director to provide a listing of all of Contractor’s hazardous chemicals and their quantities at the Site for purposes of chemical inventory reporting pursuant to 40 C.F.R. Part 370 and similar State regulations.

21.2 Facility Use, Storage Removal. When the use or storage of explosives or other Hazardous Materials or equipment is necessary for the performance of the Services, Contractor shall exercise the utmost care and shall conduct its activities under the supervision of properly qualified personnel in accordance with all applicable Laws. Before Substantial Completion of Unit 6 and the Unit 5 Scrubber, Contractor shall collect, for removal by Owner from the Site in accordance with all applicable Laws, all explosives and other Hazardous Materials that Contractor or its Subcontractors brought onto the Site or hazardous chemicals and equipment Contractor or its Subcontractors used, or stored at the Site or any neighboring property, unless the same have been permanently incorporated into the Facility. All such equipment and materials shall be removed in accordance with all applicable Laws, and Contractor shall so certify in writing to Owner.

21.3 Notice of Presence. Prior to bringing any Hazardous Material or other hazardous chemicals to the Site, Contractor shall provide written notice to Owner identifying any such Hazardous Materials or hazardous chemicals that Contractor, or its Subcontractors, proposes to bring onto the Site.

21.4 Labeling; Training. Contractor shall label all Hazardous Materials that Contractor or its Subcontractors bring to the Site and train all employees and other Persons, as necessary, in the safe use of such Hazardous Materials as required by all applicable Laws.

21.5 Handling, Collection, Removal Transportation and Disposal.

(a) Unless otherwise agreed by the Parties, Contractor shall be responsible for the proper handling, collection, and containerizing of all Hazardous Materials generated or brought onto the Site by Contractor or any Subcontractor or spilled or introduced into or at the Site by Contractor or any Subcontractor, including any Hazardous Materials furnished, used, applied or stored at the Site by Contractor, including, used oils, greases, and solvents from flushing and cleaning processes performed under the Agreement. Such Hazardous Materials will then be delivered to Owner for proper storage, transportation and disposal. All activities performed by Contractor in connection with the handling, collection and containerizing of such Hazardous Materials shall be performed in accordance with the requirements of all Government Authorities and all applicable Laws. For the avoidance of doubt, Contractor has no obligations and/or liability with respect to the handling, collection or containerizing of any pre-existing Hazardous Materials except to the extent the Gross Negligence or the willful misconduct or wanton acts of Contractor or its Subcontractors caused the release of such pre-existing Hazardous Materials.

(b) Contractor has included time in the Schedule and costs in the Contract Price for satisfying its obligations as to all Hazardous Materials that it is responsible for under this Agreement by virtue of such Hazardous Materials being brought onto the Site by Contractor or its Subcontractors. Contractor shall not seek, and shall not be entitled to receive, a Change or extension of time in the Schedule as a result of satisfying its obligations with respect as to any such Hazardous Materials brought onto the Site by Contractor or its Subcontractors, including the handling, collection, or containerizing of such Hazardous Materials.

21.6 Notice of Discovery. Contractor shall provide prompt written notice to Owner of all suspected Hazardous Materials that Contractor finds during performance of the Services.

21.7 Policies and Procedures. Contractor shall adhere to all Site policies and procedures for environmental compliance, including Owner’s Environmental Work Practices Manual and Hazardous Material safety programs. If no such Site policies or procedures exist, Contractor shall develop, implement and enforce effective written policies and procedures applicable to the Services, within the framework of all applicable Laws, for general Site safety and the proper labeling, handling, collection and containerizing of any Hazardous Materials at the Site in order to ensure the highest standards of prudent practice at the Site for the safety of all employees, agents and representatives of Contractor and any of its Subcontractors.

21.8 Asbestos Containing Products. Except as otherwise authorized by Owner in writing, all Equipment or Owner Equipment furnished, delivered or installed by Contractor and all materials and tools used by Contractor in the performance of the Services at the Site shall contain zero percent asbestos or refractory ceramic fibers. If Owner authorizes in writing such delivery or use, Contractor shall clearly mark all containers or other materials containing asbestos or refractory ceramic fibers, and such containers or materials shall be sealed to prevent any leakage of asbestos or ceramic fibers. Contractor shall indemnify, defend and hold harmless Owner from and against any and all claims, demands and damages incurred from any unauthorized asbestos or refractory ceramic furnished or delivered to or installed at the Site by Contractor or any Subcontractor.

21.9 Pre-Existing Hazardous Material. Owner shall indemnify Contractor and its Subcontractors from any liability in connection with any pre-existing Hazardous Material, except to the extent such liability was caused by the Gross Negligence or the willful misconduct or wanton acts or omissions of Contractor or its Subcontractors. Except as provided above, Owner shall at all times remain the responsible Party for all pre-existing Hazardous Material and its remediation. Any assistance provided by Contractor shall be pursuant to a mutually agreed Change Order, and Contractor shall be entitled to a Change Order for equitable price and/or schedule adjustment if its cost or performance is impacted by the discovery of any pre-existing Hazardous Materials.

22.	TITLE: RISK OF LOSS

22.1 Transfer of Title: Security Interest. Except as otherwise expressly provided in this Agreement, good, exclusive and marketable title, free and clear of all Liens (other than Liens created by the non-payment by Owner of an Invoice amount which is not the subject of a good faith dispute), to the Equipment and to each of the constituent parts thereof shall pass to Owner upon the (i) delivery of such Equipment or constituent part thereof to the Site and (ii) payment of the amount then due under a Invoice covering such Equipment or constituent part of such Equipment, notwithstanding any disputed amounts withheld or offset by Owner against any payment sought by Contractor in accordance with the terms of this Agreement. The passage of title to Owner shall not be deemed an acceptance or approval of such Equipment (or any Service), affect the allocation of risk of loss, affect any security interest in favor of Owner therein or otherwise relieve Contractor of any obligation under this Agreement to provide and pay for transportation and storage in connection with the Equipment. Further, upon the passage of title, the Equipment, constituent parts thereof and the unused spare parts shall be specifically excluded from the bankruptcy estate of Contractor in the event of any bankruptcy or insolvency proceeding involving Contractor. Regardless of whether title has passed to Owner, Contractor hereby grants Owner a continuing security interest in all of the Equipment to the extent of the payments made in connection therewith, whether now owned or hereafter acquired, wherever located and all attachments and accessions thereto and all replacements thereof, all drawings, plans and general intangibles related thereto, all warranties and contract rights related thereto and all proceeds of the foregoing (collectively, the “Collateral”), to secure all past, present and future indebtedness and obligations which Contractor owes Owner under this Agreement. Contractor shall cause such security interest to constitute, at all times, a valid, enforceable, duly perfected, first priority security interest in the Collateral superior to all other claims to and interests in the Collateral, including the claims of any lender, vendor or Subcontractor to Contractor, it being understood that Owner shall be responsible for initial perfection of such security interest. Contractor hereby authorizes Owner to file financing statements naming Contractor as debtor with respect to the Collateral in such jurisdictions as Owner believes are necessary to perfect the foregoing security interest. Contractor shall execute and deliver at all times requested by Owner all other instruments and documents necessary or desirable to establish, perfect or maintain this security interest. At the request of Owner, Contractor shall clearly label the Collateral with Owner’s name for the purpose of proper identification of the Collateral.

22.2 Risk of Loss. Contractor shall have care, custody and control of the Work and the Owner Equipment (but only after its arrival at the Site) until Substantial Completion. Notwithstanding the above fact, the Owner is providing the Builder’s Risk policy for the Work, the Equipment and the Owner Equipment, which shall commence upon the earlier of (a) delivery of such items to the Owner’s Site or (b) such time as Owner’s inland transit coverage commences. To the extent of the proceeds of Builder’s Risk insurance paid to Contractor under this Agreement, Contractor shall be obligated to replace, repair or reconstruct the Equipment that is lost, damaged, or destroyed before the transfer of care, custody and control of the Equipment to Owner. For Equipment or materials that are removed from the Site for repair, replacement or refurbishment under the warranty herein, the risk of loss to such Equipment or Materials shall pass to Contractor at the time of the loading of such Equipment or Materials on the carrier at the Owner’s Facility. Owner will resume the risk of loss of such Equipment or Materials upon completion of the unloading of the repaired, replaced or refurbished Equipment from the carrier at Owner’s Facility. Notwithstanding the foregoing, to the extent the loss or damage is covered by Owner’s Builder’s Risk policy or Owner’s property insurance, Contractor shall only be responsible for any loss or resulting damage that it or its Subcontractors cause to any Work, Equipment or Owner Equipment up to *** during construction and *** during start-up and Performance Testing. ***. In addition, to the extent the loss or damage is covered by Owner’s Builder’s Risk policy or Owner’s property insurance, Contractor shall only be responsible for up to *** in the event such loss is caused by the Gross Negligence or the willful misconduct of Contractor or its Subcontractors. Contractor shall be responsible for such deductible, which shall not be applied against the Contract Price.

22.3 Contractor Tools. Risk of loss or damage to the equipment or tools of Contractor, all Subcontractors, and their respective employees and agents shall at all times remain with those parties, and Owner shall have no responsibility for such equipment or tools.

23.	DEFAULT; TERMINATION AND SUSPENSION

23.1 Events of Default. A Party shall be in default of its obligations pursuant to this Agreement upon the occurrence of anyone or more of the following circumstances (each, a “Default”):

(a) Nonpayment. Such Party fails to pay or cause to be paid any amount that has become due and payable by it to the other Party under this Agreement within ten (10) Business Days after receipt of written notice that such amounts are past due;

(b) Insolvency. Such Party becomes insolvent, or fails generally to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors; commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law of United States or any state thereof for the relief of creditors or affecting the rights or remedies of creditors generally;

(c) Assignment. Such Party assigns or transfers, or attempts to assign or transfer, this Agreement or any right or interest herein, except as expressly permitted by this Agreement;

(d) Abandonment. Such Party, if it is Contractor, abandons the Work and fails, except as otherwise addressed in Section 23.7, to recommence performance of the Services within five (5) Days after written notice from Owner;

(e) Insurance. Such Party fails to obtain and maintain insurance as required by this Agreement;

(f) Repudiation. Such Party expressly repudiates this Agreement;

(g) Performance Guarantees. Such Party fails to satisfy the Minimum Performance Guarantees of Unit 6 or the Unit 5 Scrubber within *** after the Guaranteed Final Completion Date for Unit 6 or the Unit 5 Scrubber;

(h) Breach. Such Party breaches any of its material obligations under this Agreement other than those obligations relating to the matters set forth in Section 23.1(a) through (g) above and for which no other remedy is specified in the Agreement and, if such breach is capable of being cured, such Party fails to cure such breach within *** Days after written notice of such breach, provided that such cure period shall be extended to *** Days after written notice of such breach if such breach is capable of being cured but not within *** Days, and such breaching Party immediately commences to cure such breach and diligently and continually prosecutes measures which are reasonably calculated to cure such breach within such *** Day period; and

(i) Delay in Schedule. It is forecasted that Contractor will fail to meet Substantial Completion by the Guaranteed Final Completion Date as set forth in Section Error! Reference source not found. hereof and, if such forecasted delay is capable of being cured, Contractor fails to ***.

23.2 Owner Remedies. In the event of a Contractor Default, Owner shall have any or all of the following rights and remedies:

(a) Termination. Subject to the limitation on liability, Owner, without prejudice to any of its other rights or remedies under this Agreement, may terminate this Agreement immediately by delivery of a notice of termination to such Party;

(b) Equitable Remedies. Subject to the limitations on liability set forth in this Agreement, Owner may seek equitable relief, including injunctive relief or specific performance, to cause Contractor to take action, or to refrain from taking action, pursuant to this Agreement, or to make restitution of amounts improperly retained or received under this Agreement; and

(c) Damages. Subject to the limitations on liability set forth in this Agreement, Owner shall be entitled to seek all other damages available in equity or at law.

23.3 Contractor Remedies. In the event of an Owner Default, Contractor shall have any or all of the following rights and remedies:

(a) Termination/Suspension. Contractor, without prejudice to any of its other rights or remedies under this Agreement, may terminate this Agreement (or suspend performance) immediately by delivery of a notice of termination/suspension to Owner, and such termination/suspension shall be deemed as if done for convenience of Owner under Section 23.4(a) and 23.7;

(b) Equitable Remedies. Subject to the limitations on liability set forth in this Agreement, Contractor may seek equitable relief, including injunctive relief or specific performance, to cause Owner to take action, or to refrain from taking action, pursuant to this Agreement, or to make restitution of amounts improperly retained or received under this Agreement; and

(c) Damages. Subject to the limitations on liability set forth in this Agreement, Contractor shall be entitled to seek all other remedies or damages available in equity or at law.

23.4 Termination for Convenience.

(a) Termination Rights.

Owner may terminate this Agreement at its convenience and in its entirety, or only with respect to Unit 6 or the Unit 5 Scrubber, upon prior written notice to Contractor, in which event Owner shall pay the cancellation charges set forth in Section 23.4(b) below.

(b) Cancellation Charges.

If Owner terminates this Agreement, or Unit 6 or Unit 5 Scrubber, under Section 23.4(a) above, Owner shall pay termination charges to Contractor, as Contractor’s exclusive remedy, which termination charges shall consist of all amounts billed or currently billable by Contractor and due and owing under this Agreement, including for Equipment delivered (or being fabricated for delivery) and Services performed prior to such termination (including in-progress work) and all unavoidable and reasonably incurred termination charges, such as those incurred through demobilization and storage or through cancellation charges paid to Subcontractors. The total amount payable by Owner as a termination charge shall be reduced by (A) any rebates, credits or refunds obtained, (B) the reasonable salvage value for undelivered and unpaid for Equipment, or (C) the sale of such Equipment to a third party, with the understanding that Owner, at its exclusive preference, may accept delivery of complete or incomplete Equipment included in the termination charges.

For the period from the Amendment Date until the Full Notice to Proceed on Unit 6, Contractor has provided to Owner a reasonable estimate of the anticipated total termination costs to be paid by Owner to Contractor, by month, based upon current cash flow forecasts, equipment cancellation charges, and other demobilization costs, which such forecasted amounts being:

(i) If prior to ***, an estimated amount, including amounts paid to date, for the Unit 5 Scrubber of *** and for Unit 6 of ***, and

(ii) If prior to ***, an estimated amount, including amounts paid to date, for the Unit 5 Scrubber of *** and for Unit 6 of ***.

The above termination amounts include all previously paid and all actual and anticipated payments of Invoices by Owner during such time period pursuant to the Cash Flow Plan.

(c) In the event of termination under this Section 23.4, the limitations of liability (if there remains any liability) expressed as a percentage of the Contract Price with respect to the terminated Unit 6 or the Unit 5 Scrubber shall be deemed instead to be expressed as a percentage of the respective payments received to the date of termination.

23.5 Termination for Force Majeure. Owner or Contractor may terminate this Agreement in its entirety, and without liability, due to Force Majeure in accordance with the terms of Article 9 and Section 23.4(a) above.

23.6 Effect of Termination. Upon termination of this Agreement, Contractor shall immediately:

(a) stop the performance of all Services except as may be necessary to preserve the Equipment and Owner Equipment as requested by Owner;

(b) issue no further purchase orders and enter into no further contracts relating to the Work except with the prior written consent of Owner;

(c) assign to Owner, upon Owner’s request, all rights of Contractor under contracts or purchase orders entered into by Contractor in connection with this Agreement;

(d) to the extent possible, upon Owner’s request, terminate existing contracts and purchase orders entered into by Contractor in connection with this Agreement;

(e) deliver all then existing paid-up Documentation, including drafts thereof (subject to Article 19), to Owner in hard copy and electronic formats reasonably requested by Owner; and

(f) turn over care, custody and control at the Site of all Equipment and Owner Equipment.

23.7 Suspension. Owner may, in its sole discretion, order Contractor to suspend all or any portion of the Services for a period of time as Owner may request. Contractor shall comply with such order. The suspension shall commence on the Day specified in Owner’s written notice to Contractor which shall be at least five (5) Days after Owner gives Contractor that notice. During any such suspension: (a) Contractor shall take reasonable precautions to protect, store and secure the Equipment and Owner Equipment against deterioration, loss or damage, and (b) Owner shall reimburse Contractor on a current time and material basis for all its costs, including those incurred in connection with the foregoing and for its (its Subcontractors’) stand-by charges as well as demobilization and remobilization charges. Contractor shall resume any suspended Services promptly, but in no event later than ten (10) Days after Owner gives Contractor written notice to do so, and shall use its best efforts to fully resume the Services as soon as reasonably possible. If Owner orders a suspension of all or any portion of the Services, Contractor shall be entitled to an equitable adjustment in the Contract Price and the Schedule in accordance with Article 8. If Owner orders a suspension of all of the Services, which suspension continues for three hundred sixty (360) or more consecutive Days, either Party may thereafter terminate this Agreement by giving the other Party written notice, and the rights and remedies of Contractor shall be the same as those to which Contractor would have been entitled if this Agreement had been terminated under Section 23.4.

24.	SAFETY; INCIDENT REPORTING

24.1 Environmental, Health and Safety Programs. Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with its performance of the Agreement, including appropriate precautions and programs for areas in and around the Site. Without limiting the generality of the foregoing, Contractor shall comply with all applicable Laws and meet the requirements of all of Owner’s environmental, health, safety, and security policies and manuals as amended from time to time, including the Duke Energy Safe Work Practices Manual, the Duke Energy Scaffold Manual, the Duke Energy Lifting Program, the Duke Energy Environment, Health, and Safety Manual and the Duke Energy Contractor EHS Compliance Program. A copy of any policies and manuals of Owner shall be provided to Contractor upon request. Contractor shall designate a responsible, qualified full-time member of Contractor’s organization at the Site whose duty shall be the prevention of incidents and injuries and addressing unsafe and undesirable behavior for each of the following three (3) areas: environmental matters (U.S. Environmental Protection Agency and any applicable State agency), health matters (industrial hygiene and employee health hazard prevention/mitigation) and safety matters, as each area relates to construction activities generally and the Work specifically. One individual may be designated for more than one of these three areas if the individual is qualified in all such areas.

24.2 OSHA and Other Laws. Contractor shall give notices and comply with all applicable Laws bearing on the safety of Persons or property or their protection from damage, injury or loss, including the Occupational Safety and Health Act (“OSHA”) and the Americans with Disabilities Act.

(a) Contractor represents that it is familiar with the Site, the Services to be performed, the Equipment to be provided, the Project to which the Equipment will be a part, the hazards of the Work, and, if applicable, the Material Safety Data Sheets for, and the hazards of, the Hazardous Materials or hazardous chemicals that Contractor is expected to provide. Contractor acknowledges that Owner has Material Safety Data Sheets for all Owner chemicals located at the Site and shall make such MSDS available to Contractor or its Subcontractors upon a request made to Owner’s Project Director, or other safety representative of Owner at the Site. Contractor also represents that it is familiar with the labeling system used in the workplace.

(b) Contractor acknowledges that OSHA and regulatory standards or State plan equivalent (collectively, the “OSHA Standards”) require that its employees be trained in various subjects, such as, but not limited to, the hazards of, and standards applicable to, the Work (29 C.F.R. § 1926.21(b)(2)) (applicable to construction work), lockout/tagout (29 C.F.R. § 1910.147), confined space entry (29 C.F.R. §§ 1926.21(b)(6) or 1910.146), and asbestos (29 C.F.R. §§ 1910.1001 or 1926.1101). Contractor warrants that its employees and their supervisors have been trained in accordance with all applicable OSHA Standards, and that they have been trained to recognize and avoid any hazards related to the Work, and to perform the Services safely and without danger to any employee or to any property.

(c) Contractor represents that its employees are or will be equipped with the personal protective equipment required by applicable OSHA Standards in 29 C.F.R. Parts 1926 and 1910, and with the personal protective equipment required to protect its employees against other serious health or safety hazards. Contractor agrees that it shall discipline its employees who violate any OSHA Standards or applicable Laws in accordance with its own policies and procedures.

(d) Contractor represents that it will comply with all OSHA Standards applicable to the Work, including those requiring pre-employment testing of employees, such as but not limited to, pulmonary testing, blood testing, urine testing, hearing testing, respirator fit testing, drug screening, and/or applicable medical surveillance testing.

(e) Contractor shall fully comply with its safety programs and/or any Site specific safety plans which Owner has reviewed and accepted.

(f) Within twenty four (24) hours of a request, or as soon as possible, and to the extent permitted by applicable Law, Contractor shall provide copies of any and a11 training for its employees concerning any safety and health standard, any substantive or technical training requirement of the Work or the results of any occupational testing to Owner.

24.3 Worksite Safety.

(a) Contractor shall take all reasonable precautions at the Work Site for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to Persons and property resulting from the Work, including:

(i) Contractor employees, Subcontractors and other Persons performing the Services and all Persons who may be affected by the performance of the Services;

(ii) the Equipment and Owner Equipment to be incorporated into the Project, whether in storage on or off the Site or under the care, custody or control of Contractor or Subcontractors; and

(iii) other property at or adjacent to the Site, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities.

(b) Contractor shall give notices and shall comply with applicable Laws bearing on safety of persons or property or their protection from damage, injury or loss.

(c) Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work. Contractor shall erect, maintain or undertake, as required by existing conditions and the performance of the Agreement, all reasonable safeguards for the safety and protection of Persons and property, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notifying owners and users of adjacent sites and utilities. Those precautions may include providing security guards.

(d) Contractor agrees to provide to Owner the name, title, and phone number of its emergency contact person prior to the commencement of the Services.

(e) Within twenty four (24) hours of its occurrence and in addition to reporting to Government Authorities as required by applicable Law, Contractor shall notify Owner in writing of any incident, injury or illness experienced by a Contractor employee in the performance of any of the Services or on any part of Owner’s premises or lands, and shall provide copies of the OSHA 101 and OSHA 200 or 300 log entry for such incident, injury or illness. Within one week of the incident, injury or illness, Contractor shall provide a preliminary written report of the incident, injury or illness and the measures to prevent a similar occurrence in the future. Owner has the right to request a final report, which Contractor shall provide within one week of Owner’s request. All such reports shall be in accordance with Owner’s policies and procedures. For all accidents which cause serious bodily injury or property damage, Contractor shall immediately notify Owner’s Project Director and Owner’s health and safety representative by telephone or messenger, giving full details and statements of any witnesses.

(f) Upon request from Owner, Contractor shall provide an OSHA log listing injuries or illnesses sustained by Contractor employees during the five (5) years preceding the request in any of Owner’s process areas subject to Owner’s process safety management standard, 29 C.F.R. § 1910.119, as provided to Contractor.

24.4 Dangerous Materials. When the use or storage of explosives or other dangerous materials or equipment or unusual methods are necessary for the Work, Contractor shall exercise appropriate care and carryon its activities only under the supervision of properly qualified personnel. Contractor shall notify Owner’s Project Director prior to bringing any explosives onto the Site.

24.5 Loading. Contractor shall not load or permit any part of the Equipment or Owner Equipment to be loaded at the Site so as to endanger the safety of Persons or property.

24.6 Cooperation in Governmental Investigation. Contractor and its Subcontractors of whatever tier shall assist Owner in responding to requests by any Government Authority for information in connection with inspections or investigations of Owner relating to the Work involving Contractor or its Subcontractors of whatever tier performed for Owner, on Owner’s property, involving Owner’s employees, equipment or processes. Within one (1) Day of the request, or upon such other reasonable time as agreed by the Parties, Contractor shall make its employees available at the Site for interviews and shall produce copies of any documents relevant to the investigation to Owner. Except as prohibited by Law, Contractor shall promptly inform Owner of inspections and investigations on Contractor’s property, and of subpoenas, document requests, requests for information, deposition notices, discovery requests, or similar requests by any Government Authority, concerning Owner, the Work, or any accidents, injuries, illnesses or claims resulting from the Work.

24.7 Audit. To the extent permitted by applicable Law, Owner shall have the right to review and copy all of Contractor’s documents that relate to safety and health at the Site, including Contractor’s safety and health programs, safety and health training records, OSHA recordkeeping forms (such as 101, 200, 300 and 301), any incident report or first report of injuries form and any industrial hygiene monitoring test results.

25.	QUALIFICATIONS AND PROTECTION OF ASSIGNED PERSONNEL

25.1 Contractor’s Personnel. Contractor shall comply in all respects with all applicable labor and immigration Laws that may impact Contractor’s Work under this Agreement, including the Immigration Reform and Control Act of 1986 and Form I-9 requirements. Without limiting the generality of the foregoing, Contractor shall perform all required employment eligibility and verification checks and maintain all required employment records. Contractor acknowledges and agrees that it is responsible for conducting adequate screening of its employees and agents prior to starting the Work. By providing an employee or Subcontractor under this Agreement, Contractor warrants and represents that it has completed the screening measures with respect to such employee or Subcontractor and that such screening measures did not reveal any information that could adversely affect such employee’s or Subcontractor’s suitability for employment or engagement by Contractor or competence or ability to perform duties under this Agreement. If in doubt whether a suitability, competence or ability concern exists, Contractor shall discuss with Owner the relevant facts and Owner will determine, in its sole discretion, whether such Person should be allowed to perform the Work. Owner, in its sole discretion, shall have the option of barring from the Site any person whom Owner determines does not meet the qualification requirements set forth above. In all circumstances, Contractor shall ensure that the substance and manner of any and all screening measures performed by Contractor pursuant to this Section conform fully to applicable Law. Contractor shall supervise, coordinate and direct the Work using Contractor’s best skill, judgment and attention. Owner shall have the right to bar from the Site any Person employed or engaged by Contractor or Subcontractor who engages in misconduct or is incompetent or negligent while on the Site or while performing the Services, or whom Owner has previously terminated for cause or otherwise dismissed or barred from the Site. Upon request of Owner, Contractor shall immediately remove those Persons to whom Owner objects from the Site and shall not allow the further performance of the Services by those Persons. In addition, in the event that Contractor learns of any such misconduct, incompetence or negligence independent of Owner’s objection, Contractor shall remove such Persons from the Site, shall not allow any further performance of the Services by such Persons and shall promptly notify Owner of such misconduct, incompetence or negligence and the actions taken by Contractor as a result thereof. In either such event, any cost for replacement of such Persons shall be considered part of the Contract Price and shall be allocated to the pricing component for which the Work is being performed.

25.2 Drug and Alcohol Testing. Neither Contractor nor its Subcontractors shall in any way use, possess, or be under the influence of illegal drugs or controlled substances or consume or be under the influence of alcoholic beverages during the performance of the Services. Any person (whether employed or retained by Contractor or any Subcontractor or otherwise) under the influence, or in possession of, alcohol, any illegal drug, or any controlled substance, will be removed from the Site and, subject to Owner’s fitness for duty program requirements, shall be prevented from performing any future Services at the Site or elsewhere related to the Project. Contractor shall have in place a drug testing program meeting the requirements of all applicable Laws and the Owner’s Drug and Alcohol Testing Policy (MICCS Substance Abuse Program, dated as of July, 2007) attached hereto as Exhibit N, as such policy may be updated by Owner from time to time generally for its contractors, and shall furnish to Owner proof of compliance with such regulations and policies, including a copy of Contractor’s drug and alcohol testing plan and an affidavit stating that Contractor is in compliance, and will remain in compliance, with such regulations and policies for the duration of this Agreement. Upon request, and to the extent permitted by law, Contractor will furnish Owner copies of the records of employee drug and alcohol test results required to be kept by Law. Contractor will indemnify and hold harmless Owner from any and all liability for (a) Contractor’s or any Subcontractor’s personnel who fail a drug or alcohol test given under any Government Authority regulations, and (b) any claims made by a Contractor’s or Subcontractor’s employee resulting from removal from the Site as provided in this Article. If Contractor fails to comply with these regulations while performing under this Agreement, such noncompliance will be deemed a breach of this Agreement, and Contractor shall be liable for such breach, as well as for all direct damages arising out of such noncompliance.

25.3 Training of Employees. Contractor represents that all Contractor and Subcontractor personnel have received all necessary training regarding environmental, OSHA and any other matters required by applicable Laws and relevant to the Work. Training on implementation of any additional environmental mitigation measures appropriate for the Work will be specified by Owner before commencement of the Services.

25.4 Compliance with Employment Laws; Policies. All Services shall be performed in accordance with all applicable Laws, including worker’s compensation Laws, minimum and maximum salary and wage statutes and regulations, and licensing Laws and regulations. Contractor shall fully reimburse Owner for any and all fines or penalties of whatever kind or type that Owner may incur as the result of and to the extent caused by Contractor’s failure to fully comply with and fulfill any of the provisions of this Article. To the extent commercially reasonably practical, Contractor shall use reasonable efforts to adopt and utilize a subcontracting plan with its first-tier Subcontractors that complies with 48 C.F.R. § 52-219-9 for Small Diverse Suppliers (“SDS”). In addition, Contractor shall (a) utilize SDS as required by law; (b) provide Owner with a quarterly status report in the format set forth on Owner’s website at www.duke-energy.com, or in such other format as is reasonably acceptable to Owner; (c) enter the SDS data in any report on Owner’s website at www.duke-energy.com and (d) provide Owner, its designated auditors and any applicable government agency the right of access during normal business hours to inspect any records related to SDS and compliance with this section.

25.5 Substitution. Contractor reserves the right to change any of its personnel performing Services. In such event, Contractor shall provide replacement personnel meeting the requisite qualifications and who have equal or better capabilities.

26.	RECORDS AND AUDIT

26.1 Technical Documentation. Except to the extent applicable Laws require a longer retention, Contractor shall maintain its own, and shall cause its Subcontractors to maintain their own, technical documentation relative to the Equipment and the Owner Equipment for a period of three (3) years after the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber. Contractor shall give Owner thirty (30) Days prior written notice before destroying or disposing of any such documentation or records and a reasonable opportunity for Owner during such period to make copies of any such documentation.

26.2 Accounting Records. Except to the extent applicable Laws require a longer retention, Contractor shall maintain and shall cause its Subcontractors to maintain complete accounting records relating to all Work performed or provided under this Agreement, which records shall include an estimate of installed costs per component in accordance with FERC accounting requirements, on a time and material, or reimbursement, basis in accordance with generally accepted accounting principles in the United States, as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants, for a period of three (3) years after the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber, except that records relating to Sales Taxes for such items must be retained for four (4) years as specified in Section 26.4. Contractor shall give Owner thirty (30) Days prior written notice before destroying or disposing of any such accounting records and a reasonable opportunity for Owner during such period to make copies of any such documentation.

26.3 Owner’s Right to Audit. For verification of *** claimed by Contractor for reimbursement or for any Work performed or provided by Contractor or its Subcontractors on a time and material basis or for any suspended, terminated, delayed or accelerated Services, *** third party auditor reasonably acceptable to Contractor (which acceptance shall not be unreasonably withheld or delayed) shall have the right and access at reasonable times during normal business hours to examine and audit Contractor’s records and books related to all such costs as is reasonably necessary for Owner to verify such costs. However, Owner or its third party auditor shall have no right to audit records or books concerning the make-up of any agreed upon *** or fixed rates or multipliers. As part of any such audit, Contractor shall provide data in the appropriate electronic native file format (i.e. Microsoft Word, Excel, Primavera, etc.) such that the data may be effectively sorted, summed, and evaluated. If any audit by the auditor reveals charges or costs charged to or paid by Owner as costs or fees which are not proper or exceed the rates or amounts permitted hereunder for any such matters, then Owner shall be entitled upon demand for a refund from Contractor of all such amounts, plus interest thereon from the date of payment by Owner until the date of refund by Contractor at a rate of the lesser of (a) the Prime Interest Rate plus 1% or (b) the maximum rate allowed by applicable law. Likewise, if any audit or if any examination by any state or local taxing agency reveals additional Sales Tax to be imposed upon Contractor for under collection of tax from Owner on a taxable sale to Owner, then Contractor shall be entitled, upon demand, for a refund from Owner of all such amounts, plus interest at the foregoing rate.

26.4 Sales Tax and Privilege Tax Records. Contractor shall provide to Owner all information and data Owner may from time to time reasonably request and otherwise fully cooperate with Owner in connection with the reporting of (a) any Sales Taxes and Privilege Taxes payable with respect to the Work and (b) any assessment, refund claim or proceeding relating to Taxes payable with respect to the Work. Contractor shall require its Subcontractors to provide to Contractor all information and data Contractor may reasonably request for purposes of complying with the preceding sentence and otherwise fully cooperate with Owner. Contractor shall retain, and shall require Subcontractors to retain, copies of such documentation and all documentation relating to purchases relating to the Work or the payment of Sales Taxes and Privilege Taxes, if any, for a period of not less than four (4) years from the latest of the Final Completion Dates of Unit 6 and the Unit 5 Scrubber. Contractor shall ensure that its contracts with all Subcontractors effectuate the provision of this Section. Contractor’s and Owner’s obligations under this Section shall survive the termination, cancellation or expiration of this

Agreement for any reason and shall last so long as is necessary to resolve any and all matters regarding Taxes attributable to the Work; provided, that if Owner requires Contractor to take action under this Section at any time after the later of (i) two (2) years after delivery of the piece of Equipment or (ii) two (2) years after completion of the particular item of Work, Owner shall reimburse Contractor for all actual and reasonable expenses Contractor incurs in taking those actions.

27.	TAXES

27.1 Employment Taxes. Neither Owner nor its officers, employees, agents, consultants or other representatives shall have any liability for any payroll or employment compensation taxes, for Social Security taxes, or for labor-related withholding taxes, for Contractor and its Subcontractors (including manufacturers); or any of their employees; and Contractor agrees to hold Owner, his Consultants, and his other contractors harmless against any claim or liability therefore.

27.2 Sales and Use Taxes on Contractor Tools. Contractor shall have the responsibility to pay all taxes on Contractor’s purchases of goods, tools, equipment, supplies and other consumables which are not permanently incorporated into the Project and which remain the property of Contractor. Contractor shall also pay all taxes attributable to Contractor’s construction equipment, temporary buildings and other property used by Contractor in its performance of this Agreement. Allowance for such taxes is included in the Contract Price, and Contractor shall pay those taxes when assessed. Contractor shall impose a similar obligation on all Subcontractors, and shall ensure that no Subcontractor shall have any claim against Owner for reimbursement of those taxes.

27.3 Sales and Use Tax on Equipment; Privilege Tax. Notwithstanding the above, the Contract Price does not include monies for the payment of any sales and use taxes on Equipment incorporated into the Facility. Contractor, on behalf of itself and all of its Subcontractors (including manufacturers), is therefore responsible for consulting with Owner on Equipment purchases and working with Owner to obtain the appropriate sales and use tax and privilege tax benefits for Owner. Owner is currently authorized under the North Carolina General Statutes to purchase certain Equipment exempt from the sales and use tax, but subject to the privilege tax at a rate of 1% with a maximum tax of eighty dollars ($80) per article. Owner will specifically identify property which will be subject to the privilege tax. Owner will issue Form E-595E to Contractor to support the exemption from the sales and use tax. Contractor shall register with the state of North Carolina for payment of the privilege tax. Contractor will issue Form E-595E to its suppliers to facilitate exempt purchases of property subject to the privilege tax. As required by law, Contractor will accrue the privilege tax on these purchases and remit the appropriate amount to the State. Sales tax should be billed by the supplier on Contractor’s purchases of property subject to the North Carolina sales tax.

(a) Contractor, its Subcontractors, manufacturers and suppliers shall make reasonable commercial efforts to purchase Equipment to minimize the tax, but shall not be restricted from making out-of-state purchases of such Equipment. Contractor shall use its best efforts to ensure that Owner is afforded the appropriate sales/use and privilege tax treatment by the State of North Carolina. Contractor shall use all reasonable efforts to ensure that all out-of-state purchases made by Contractor and its Subcontractors

(including manufacturers) are shipped FOB the Facility (North Carolina) free of Sales Taxes. Owner shall reimburse Contractor for all sales and use taxes and privilege taxes paid by Contractor and its Subcontractors (including manufacturers) upon written confirmation from Contractor that the items purchased could not reasonably be purchased free of Sales Taxes.

(b) Contractor agrees that it and its Subcontractors, suppliers, and manufacturers will clearly identify on each original Invoice covering the purchase of Equipment, the amount of sales and use tax. Should additional information and detail be required by Owner and the North Carolina Department of Revenue to verify amounts paid for purchases of Equipment under this Agreement, Contractor and its Subcontractors, suppliers, and manufacturers shall supply such additional information and invoices in sufficient detail to verify:

(i) That such Equipment was purchased free of State sales and use taxes; or that for out-of-state purchases, the invoices indicate the amount of foreign sales and use tax separately stated and paid;

(ii) The privilege tax was accrued and remitted to North Carolina for such Equipment;

(iii) The actual purchase prices of such Equipment;

(iv) The date of delivery to the Site of such Equipment;

(v) A description of the function of such Equipment; and

(vi) The Federal Energy Regulatory Commission (FERC) Code identification for such Equipment.

(c) As a condition to Final Completion of Unit 6 or the Unit 5 Scrubber, Contractor shall provide Owner with an affidavit that all invoices which include sales and use taxes or privilege tax have been paid and that Contractor and all its Subcontractors, suppliers, and manufacturers have no outstanding claims or expenses relating to sales and use tax or privilege tax.

(d) Both Parties shall provide to the other any documentation or information requested in order to submit and obtain a refund of any taxes erroneously paid as part of this Agreement. The Parties agree that any refunds received shall belong to the Party which bore the economic burden of paying the tax. The Parties’ obligations under this Section shall survive termination or expiration of the Agreement.

27.4 State Property Taxes. Contractor and Owner agree that Owner shall be responsible for the filing requirements and payment obligations for all state and local taxes on the Site and the Equipment incorporated into the Facility; provided, that Contractor shall be responsible for the filing of property tax returns and the payment of State and local property taxes on construction equipment, tools and material which is not incorporated into the Project and which is owned, used or leased by Contractor to perform the Services. Owner and Contractor acknowledge that construction equipment property tax costs are included in the leasing costs included in the Fixed Prices. If Contractor owns construction equipment and leases such construction equipment to Owner, Contractor shall remain responsible for the filing and payment of all property taxes due on such construction equipment.

27.5 Tax Indemnification.

(a) Except in cases where such tax assessment is the result of the Gross Negligence or willful or wanton misconduct by Contractor, Owner shall defend, reimburse, indemnify and hold Contractor harmless for all costs and expenses incurred by Contractor as a result of Owner’s formal protest of any sales and use taxes paid or assessed and property taxes paid or assessed on the Site or the Equipment, or any other similar tax, whether local, state or federal, including any litigation expenses in the event Owner decides to protest a sales or use tax assessment. Owner shall not be responsible for any costs incurred by Contractor necessary to substantiate or verify information for any tax audit conducted in the normal course of business.

(b) Contractor shall defend, reimburse, indemnify and hold Owner harmless for all costs and expenses incurred by Owner as a result of Contractor’s formal protest of any employment taxes, or any sales and use taxes and property taxes paid or assessed on Contractor’s equipment or tools, or of any payroll or employment compensation taxes, or Social Security taxes, or for labor-related withholding taxes, or any other similar tax, whether local, state or federal for Contractor; its Subcontractors (including manufacturers); or any of their employees, paid or assessed, including any litigation expenses in the event Contractor decides to protest the said employment, withholding, and similar taxes.

27.6 Pollution Control Equipment Information. Contractor shall supply Owner with all reasonable information and cost analyses requested by Owner for qualifying air, water or noise pollution control equipment for exemption from sales and use taxes, property taxes and any other tax credits, refunds or exemptions available to Owner. Contractor shall supply any further information as requested by Owner to apply for a certificate from the North Carolina Department of Environment and Natural Resources (DNHR) or other appropriate Government Authority to qualify for the above exemptions.

28.	DISPUTE RESOLUTION

28.1 Resolution by the Parties: Mediation. The Parties shall attempt to resolve any claims, disputes and other controversies arising out of or relating to this Agreement (collectively, “Disputes”) promptly by negotiation and mediation between executives who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. A Party may give the other Party written notice of a Dispute which has not been resolved in the normal course of business. Such notice shall include: (a) a statement of that Party’s position and a summary of arguments supporting such position, and (b) the name and title of the executive who will be representing that Party and of any other person who will accompany the executive. Within five (5) Days after delivery of the notice, the receiving Party shall respond with (i) a statement of that Party’s position and a summary of arguments supporting such position, and (ii) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within ten (10) Days after delivery of the summary positions, the Parties shall select a mutually agreeable neutral mediator and the executives of both Parties shall meet with the mediator at a mutually acceptable time and place, and shall meet thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this clause are to be deemed confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

28.2 Arbitration Proceedings.

(a) Demand for Arbitration. If the Dispute has not been resolved by negotiation within *** Days of the disputing Party’s initial notice (or such longer period as the Parties may reasonably agree), or if the Parties failed to meet for the first time within *** Days of the initial notice, the Parties shall fully and finally settle the Dispute by binding arbitration. All arbitration proceedings shall take place in Charlotte, North Carolina under the auspices of the American Arbitration Association (“AAA”) in accordance with the AAA Construction Industry Arbitration Rules then in effect, and shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. For all Disputes where the amount in controversy is less than ***, the arbitration proceedings shall be conducted by a *** selected by the Parties (or by the AAA, if the Parties cannot agree on an arbitrator within *** Days following the delivery of a demand for arbitration to the other Party). For all Disputes where the amount in controversy is equal to or more than ***, the arbitration proceedings shall be conducted by a ***. If the Parties have not agreed on the selection of *** on or before *** Days following the delivery of a demand for arbitration to the other Party, then each Party, by notice to the other Party, may designate *** (who shall not be a current or former officer, director, employee or agent of such Party or any of its Affiliates). The *** designated by the Parties shall endeavor to designate promptly a ***. If either Party fails to designate an initial *** on or before *** Days following the delivery of an arbitration notice to the other Party, or if the *** initially designated *** have not designated *** within *** Days of the date for designation of the *** initially designated, either Party may request that the AAA designate the remaining *** pursuant to its Construction Industry Arbitration Rules. If any arbitrator resigns, becomes incapacitated, or otherwise refuses or fails to serve or to continue to serve as an arbitrator, then the Party entitled to designate that arbitrator shall designate a successor. The demand for arbitration shall be served on the other Party to this Agreement. No demand for arbitration shall be made or permitted after the date when the institution of a civil action based on the Dispute would be barred by the applicable statute of limitations or repose of the State.

(b) Consolidation. No arbitration arising under this Agreement shall include, by consolidation, joinder or any other manner, any Person not a Party to this Agreement unless (i) such Person is substantially involved in a common question of fact or Laws, (ii) the presence of the Person is required if complete relief is to be accorded in the arbitration, and (iii) the Person has consented to be included.

(c) Equitable Remedies. The procedures specified in this Article shall be the sole and exclusive procedures for the resolution of Disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party may file a complaint in a court of competent jurisdiction on issues of statute of limitations or repose or to seek injunctive relief, sequestration, garnishment, attachment, or an appointment of a receiver.

Preservation of these remedies does not limit the power of the arbitrator(s) to grant similar remedies, and despite such actions, the Parties will continue to participate in good faith in and be bound by the dispute resolution procedures specified in this Article.

(d) Award; Binding Nature. The arbitrator(s)’ decision shall be by majority vote and shall be issued in a writing that sets forth in separately numbered paragraphs all of the findings of fact and conclusions of law necessary for the decision. Findings of fact and conclusions of law shall be separately designated as such. The arbitrator(s) shall not be entitled to deviate from the construct, procedures or requirements of this Agreement. In the absence of bias, fraud, or willful misconduct by an arbitrator, any decision rendered by the arbitrator(s) in any arbitration shall be final and binding upon the Parties, and judgment may be entered on the award in any court of competent jurisdiction. The cost of all arbitrators shall be borne equally by the Parties.

(e) Discovery. Either Party may apply to the arbitrators for the privilege of conducting discovery. The right to conduct discovery shall be granted by the arbitrators in their sole discretion with a view to avoiding surprise and providing reasonable access to necessary information or to information likely to be presented during the course of the arbitration.

28.3 Continuation of Work. Pending the final resolution of any Dispute, Contractor shall proceed diligently with the performance or provision of the Work and its other duties and obligations and Owner shall continue to compensate Contractor as set forth under this Agreement without diminution of effort, including payment to Contractor provisionally on a time and material basis for all disputed work.

29.	MISCELLANEOUS PROVISIONS

29.1 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State, without reference to its conflict of laws principles.

29.2 Entire Agreement. This Agreement represents the entire agreement between Owner and Contractor with respect to the subject matter hereof, and supersedes all prior negotiations, binding documents, representations and agreements, whether written or oral, with respect to the subject matter hereof, including the JPDA and the Original EPC Agreement. This Agreement may be amended or modified only by a written instrument duly executed by each of the Parties.

29.3 Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Contactor without the prior written consent of Owner, and any attempt to do so shall be void, except that the whole of this Agreement may be assigned by Contractor upon prior written notice to Owner (a) to a parent company or a wholly-owned Affiliate, provided that Contractor shall not be relieved of any of its obligations hereunder, or (b) to a transferee who acquires all or substantially all of the assets of Contractor and whose market capitalization exceeds *** and whose long term senior unsecured, uninsured debt is rated at least Baa3 by Moody’s or BBB- by Standard & Poor’s at the time of the transfer, or whose creditworthiness is otherwise reasonably satisfactory to Owner. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns. Nothing herein shall be construed to limit in any way Contractor from assigning the performance of any Services to an affiliate properly licensed to perform engineering work in the State of North Carolina but without relieving Contractor from its obligations hereunder. Owner, including any Party constituting Owner, may assign this Agreement or any benefit, interest, right or cause of action arising under this Agreement to any Person with notice to, but without the consent of, Contractor under the following circumstances: (a) the assignee is an Affiliate or subsidiary of the Owner and the assignee has a credit rating that is at least S&P BBB-, Moody’s Baa3 or whose creditworthiness is otherwise reasonably satisfactory to Contractor, (b) the assignee has acquired ownership of, or the right to operate, the Facility for which an assignment is being made and the assignee’s senior unsecured debt has a credit rating of S&P BBB-, Moody’s Baa3, or (c) such assignee is otherwise reasonably acceptable to Contractor. Owner (or the assigning Party that constitutes a part of Owner, as applicable) shall obtain written assurances from the assignee of limitation of and protection against liability following the proposed transfer at least equivalent to that afforded Contractor and Subcontractors hereunder. Any transfer contrary to this Section shall make the assigning Party constituting Owner the indemnitor of Contractor against any liabilities incurred in excess of those that would have been incurred had no such transfer taken place.

29.4 No Third Party Beneficiaries. Except as expressly set forth in this Agreement, the provisions of this Agreement are intended for the sole benefit of Owner and Contractor, and there are no third party beneficiaries.

29.5 Rights Exclusive. The rights and remedies of Owner or Contractor as set forth in this Agreement shall be the exclusive rights or remedies of the Parties.

29.6 No Waiver. No course of dealing or failure of Owner or Contractor to enforce strictly any term, right or condition of this Agreement shall be construed as a waiver of that term, right or condition. No express waiver of any term, right or condition of this Agreement shall operate as a waiver of any other term, right or condition.

29.7 Survival. Article 14 (Indemnification), Article 17 (Limitations of Liability), Article 19 (Intellectual Property), Article 20 (Confidential Information), Article 26 (Records and Audit, Article 27 (Taxes), Article 28 (Dispute Resolution), Article 29 (Miscellaneous Provisions) and all other Sections providing for indemnification or limitation of or protection against liability of either Party shall survive the termination, cancellation, or expiration of this Agreement.

29.8 Severability. If any provision of this Agreement or the application of this Agreement to any Person or circumstance shall to any extent be held invalid or unenforceable by a court of competent jurisdiction or arbitrators under Article 28, then (i) the remainder of this Agreement and the application of that provision to Persons or circumstances other than those as to which it is specifically held invalid or unenforceable shall not be affected, and every remaining provision of this Agreement shall be valid and binding to the fullest extent permitted by Laws, and (ii) a suitable and equitable provision shall be substituted for such invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

29.9 Notices. All notices permitted or required under this Agreement shall be deemed given if hand delivered, sent by certified mail, return receipt requested, sent by Federal Express or another recognized overnight delivery service, or sent by facsimile (with transmission confirmed) and confirmed by first class mail, to the addresses listed below or the subsequent addresses of which the Parties give each other notice:

If to Owner:	Duke Energy Carolinas, LLC
Mail Code EC11T
P. O. Box 1006
Charlotte, NC 28201-1006
Attn: Gary Moore
Facsimile No: 704-382-5275

with a copy to:	Duke Energy Carolinas, LLC
Mail Code EC11X
P.O. Box 1006
Charlotte, NC 28201-1006
Attn: ***
Facsimile No.: 704-382-5715

Duke Energy Carolinas, LLC
Mail Code EC03T
526 South Church Street
Charlotte, NC 28202
Attn: ***
Facsimile No.: ***

If to Contractor:	Shaw North Carolina, Inc.
Attn: ***
Vice President – Fossil Power
128 South Tryon Street, Suite 600
Charlotte, NC 28202
	Facsimile No.:	704-331-1310
	Telephone No.:	704-331-***

With a copy to:	Shaw North Carolina, Inc.
Attn: Richard Obadiah
Assistant General Counsel
100 Technology Center Drive
Stoughton, MA 02072
	Facsimile No.:	617-589-7575
	Telephone No.:	617-589-1829

Shaw North Carolina, Inc.
Attn: Bobby Smith
Project Manager
128 South Tryon Street, Suite 600
Charlotte, NC 28202
	Facsimile No.:	704-331-***
	Telephone No.:	704-331-6474

or to such other address, attention or facsimile number as such Party to whom such notice is to be addressed shall have hereafter furnished to the other Party in writing as provided in this Article.

29.10 Vienna Convention. The Parties hereby expressly agree to exclude and disclaim the application of the provisions of United Nations Convention on Contracts for the International Sale of Goods (also referred to as the Vienna Convention), and any successor convention or legislation, to this Agreement.

29.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

DUKE ENERGY CAROLINAS, LLC		SHAW NORTH CAROLINA, INC.

By:	/s/ James L. Turner	By:	/s/ Richard F. Gill
Name:	James L. Turner	Name:	Richard F. Gill
Title:	President & COO, U.S. Franchised Electric & Gas	Title:	President, Shaw Power

EXHIBIT A

Specifications, including the Scope of Work, Drawings, and Training Procedures

***

EXHIBIT B

Site Description

EXHIBIT B

Site Description

LOCATION:

The station is located in Rutherford and Cleveland counties of North Carolina,

DIRECTIONS:

I-85 S, take exit 95 (Road 150) just before reaching Gaffney; Road 150 will parallel I-85 for two miles. At stop sign, turn right still staying on Road 150.

Cross over NC-SC state line into North Carolina. At the crossroads, turn left on McCraw Rd, go 5.5 miles, Cliffside steam station on right.

ADDRESS:

Street Address: 573 Duke Power Road, Cliffside, NC 28024

Mailing Address: 573 Duke Power Road, Mooresboro, NC 28114

PHONE:

(828) 657-2000

MAJOR EQUIPMENT LIST:

•	Unit 1, 2 & 4 Turbines - General Electric

•	Unit 3 Turbine - Westinghouse

•	Unit 5 Turbine - General Electric

•	Unit 1 - 5 Boilers - Combustion Engineering

GENERAL INFORMATION:

•	Unit 1 Commercial Operation date - 07/09/1940

•	Unit 2 Commercial Operation date - 08/11/1940

•	Unit 3 Commercial Operation date - 05/19/1948

•	Unit 4 Commercial Operation date - 10/31/1948

•	Unit 5 Commercial Operation date - 06/20/1972

•	The nameplate rating (MW) is:

• Unit 1 & 2	- 38 MW each

• Unit 3 & 4	- 61 MW each

• Unit 5	- 562 MW

EXISTING SITE CONDITIONS

•	The existing condition of the paved plant roads (main entrance and around powerhouse) shall be considered deteriorated.

•	The Contractor may use all plant roadways to move materials as required. Movement of material inside the main gate access will require station coordination.

•	The grounds around the Station are currently bounded completely by a chain link fence.

•	The Station does not have adequate lighting to support nighttime operations and maintenance activities.

•	The Contractor shall not at any time block traffic flow in or out of the main entrance to the Station without prior approval from the Owner’s Project Director.

•	No activities are to be conducted East of Suck Creek.

•

Jersey barriers will be placed around the Anhydrous Ammonia storage tanks. Entrance into this area is strictly forbidden without written authorization from Station Management. Violation of this requirement will result in dismissal from the project.

•	The Station Main Gate is staffed 7 days per week and 24 hours a day. Proper identification will be required to enter this gate.

•	Requests for special deliveries to the Contractor through the Main Gate are required in advance and are subject to the Owner’s approval.

•

The Contractor shall be aware that other contractors executing work at the Station not related to New Generation or FGD work may use the Main Entrance road. Areas designated for employee parking by the Owner for use by the Contractor may also be used by other contractors for employee parking. The Contractor will be provided adequate parking space and will not be displaced by other projects. Union and non-union parking shall be segregated by the Contractor.

•	The Contractor shall be aware of contract flyash disposal trucks using the Main Entrance road. Truck traffic for this operation could range from 10-20 trucks per day.

•	Access to the Flyash silos and scales on the North side of the Station is to remain open and free of interference at all times.

•	At grade crossing of the railroad tracks shall conform to approved procedure currently in force.

STATION ACTIVITIES POTENTIALLY INTERACTING WITH THE UNIT 5 SCRUBBER PROJECT:

Table B-1 provides a summary of other Station activities that may potentially interact with the FGD and New Gen projects. The Owner and Contractor will demonstrate cooperative efforts to minimize the impact of these activities with respect to the Contractor’s Site construction and commissioning activities.

SECURITY THREAT LEVELS

The Contractor shall be aware of the Security Threat Level System employed by the Owner at the Cliffside Steam Station.

SECURITY PLAN DURING CONSTRUCTION

Temporary fencing will be installed during the construction phase. The intent is to isolate the Contractor’s site activities and protect material and equipment which the Contractor will have on site to execute the project work. The Contractor will be permitted to work inside the Station fencing for construction activities as required. Access will be granted on an as needed basis. The Contractor shall be held accountable for controlling access through the project’s gates while they are being used for either employee or material movement. The Contractor shall permit Station employees access into the construction areas to commission, operate, and maintain equipment as necessary.

Specific examples for Contractor access inside the Station security fence include, but are not limited to, the following:

•	Rail modifications around the coal yard and the North and East side of the Station

•	Fire water tank and pumping station construction

•	Ash line modification

•	Relocation of the Club House

•	Duct ties to ID fans

•	Balance of plant process system ties

•	Ties to existing plant controls systems

•	Ties to Station provided construction power

Table B-1

Other Station Activities Potentially Interacting with the FGD Project

Innage/Outage	Activity	Location (s) of Activities in Station	Remarks
Spring 2008	Catalyst Layer Installation	Northeast and Southwest of Unit 5 SCR	Large cranes will be located on NE and SW side of Unit 5 SCR for installation of another catalyst layer.

Spring 2009	Turbine Overhaul and Preheater Replacement	Work will be inside the Unit 5 facility. Workforce increase and material laydown will be needed.	Work will be accomplished inside the Unit 5 Powerhouse. Increased workforce traffic and material receipt will impact space around the Station.

Spring 2009	Replace Final Reheat	Unit 5 Boiler	Work will be accomplished inside the Unit 5 Boiler. Increased workforce traffic and material receipt will impact space around the Station.

Spring 2009	ESP Upgrade (Possible)	Northeast and Southwest of Unit 5 SCR	Large cranes will be located on NE and SW side of Unit 5 SCR for installation of another catalyst layer.

EXHIBIT C – Unit 5 Key Milestones

Activity ID	Activity Description	Start/Finish	Date
***	***	***	***

EXHIBIT C – Unit 6 Key Milestones

Activity ID	Activity Description	Start/Finish	Date
***	***	***	***

EXHIBIT D

List of Contractor Supplied Permits and Approvals

Type of Permit	Date to be Obtained	Responsible Party	Comments
Construction Permits	Rock crushing and blasting permits received.	EPC Contractor	To include demolition, burning, blasting, and fueling (if required) permits. No building permits are required.

Temporary Construction Power Supply Inspection	N/A	EPC Contractor	Contractor will verify with Rutherford County and Cleveland County inspections are not required

Over the road hauling permits for Station Material	As needed	EPC Contractor	Required for material delivered to the station.

Over the road hauling permits for Contractor eqpt.	As needed	EPC Contractor	Contractor construction equipment will be permitted by Contractor.

NC DOT Permit for temporary construction entrance	As needed		If new driveway required, Contractor to prepare documents for submittal to NC DOT. NC DOT requires at least 1 month to review submittals.

FAA Notification for Temporary Structures or Equipment	As required	EPC Contractor	Permit required for any crane exceeding the height of the existing chimney. NOTE: FAA permitting for the stack to be by Owner.

Air Quality Permit for FRP Composite Liner Fabrication	In progress	EPC Contractor	Allows FRP contractor to use resins, styrene and other solvents in FRP fabrication facility. Submit application to Duke for review and approval two weeks prior to submitting to NC DENR

Air Quality Permit for Ready-Mix Concrete Batch Plant	Permit received.	EPC Contractor	Permit will be obtained by concrete supplier. Duke to review and approve permit application prior to application.

Erosion Control	Permit received.	EPC Contractor	Required prior to start of site clearing activities

Boiler Inspections; Required for Aux Boiler	Prior to start up of boiler	EPC Contractor	Permit/certification required prior to startup of boiler, NOTE: Duke to obtain for main Hitachi boiler

Elevators	As required	EPC Contractor	Inspection/permits for all elevators installed by EPC Contractor

EXHIBIT E

List of Owner Supplied Permits

Owner Supplied Permits	Comments
Title V Air Permit Modification	Permit is required prior to construction of any permanent foundation for the Work. Contractor will provide drawing and data for each emission source. Unit 5 PSD permit is final. Unit 6 PSD permit granted ***.

Certification to DENR-Air	Owner will submit notifications as required by air permit. Owner will provide schedule of notifications to Contractor. Contractor will ensure required notification events are included in the Schedule.

NPDES Permit Modification	Permit modification will incorporate additional waste streams generated by operation of the Unit 5 FGD System. NPDES permit received in ***, 2007.

FAA Notification for Stack	Owner will be responsible for obtaining permit for new stack.

NC DOT	Permits, as required, for state road modifications, crossings or bridge.

CSX	Permits, as required, for rail track modifications, under borings, etc.

Building Permits	State, county or municipal building permits. EPC Contractor will coordinate any required inspections by issuing authority.

Septic Field Permit and Zoning Permit	Contractor to provide design and drawings to support permit application. County to perform perk tests.

Owner Supplied Utilities and Equipment	Description
Commissioning Consumables for Start-up and Testing	Owner will provide all fuel, limestone, CEMS calibration gases for start-up and testing.

Construction Electrical Power	Owner will supply electrical power. Cost of power will be paid by Owner. Contractor will provide all on-Site power distribution for construction purposes.

Construction (Service) Water	Owner will provide a source for Contractor to fill tanker truck with service water. Plant makeup water system will be used for construction service water upon installation of permanent service water tap.

Potable Water	Owner will supply potable water via tie-in to Grassy Pond Water System on site. Contractor will provide any materials and equipment necessary for its capacity and distribution requirements.

Spoil Disposal Area	Areas for placement of soil and rock spoil will be provided by Owner within the limits of clearing identified in Exhibit A. Contractor will place soil and rock spoils in identified areas. Contractor will dispose of concrete and asphalt off-Site.

Asbestos and Lead Paint Abatement/Disposal	Owner is responsible for all asbestos and lead paint abatement and disposal. EPC Contractor is responsible for identifying all areas requiring asbestos and lead paint abatement.

Railroad Ties Disposal	Owner is responsible for disposal of all railroad ties removed as part of rail upgrade work. Contractor is responsible for providing number of ties expected to Owner and stockpiling ties at an on-Site location to be determined by Owner. Stockpile will be maintained in orderly manner by Contractor at the designated location.

Parking, Laydown, Construction Trailer Areas	Owner will provide space onsite for parking, laydown, construction trailers, etc. EPC Contractor is responsible for preparation and maintenance (grading, paving, etc.) of these areas.

Exhibit F-1

***

Exhibit F-2

*** Cash Flow Plan

Including:

F-2a ***

Exhibit F-3

*** Cash Flow Plan

Including:

F-3a ***

Exhibit F-4

*** Cash Flow Plan

Including:

F-4a ***

F-4b ***

F-4c ***

F-4d ***

F-4e ***

Exhibit F-5

*** Cash Flow Plan

Including:

F-5a ***

F-5b ***

F-5c ***

F-5d ***

F-5e ***

	J.O./W.O. NO PAGE	120631 Page 20 of 1	REVISION: DATE	1 02/20/08

	CLIENT	Duke Energy Carolinas, LLC
EPC CONTRACT	PROJECT	Cliffside Modernization
Exhibit G	TITLE	Exhibit G – Contractor’s Key Personnel

Exhibit G

Contractor’s Key Personnel

Project Management Leadership

Responsibility	Name	Roll-off Date
Project Manager	Bobby Smith	3rd Qtr 2011
Project Manager AQCS	Tom Hinrichs	3rd Qtr 2011
Project Manager Power Island	Andy Lefin	3rd Qtr 2011
Project Controls Manager	Randy Hudson	3rd Qtr 2012
Procurement Manager	Leon Talley	3rd Qtr 2010
Subcontracts Manager	Burns Elkes	1st Qtr 2012

Home Office Engineering

Responsibility	Name	Roll-off Date
Project Engineering Manager - Coal	Charles Worthington	1st Qtr 2011
Project Engineering Manager - AQCS	Curtis Jacobs	3rd Qtr 2010
CSA Material Handling Lead Engineer	Wade Byrum	3rd Qtr 2009
Mechanical Systems Lead Engineer	Brent Pressley	2nd Qtr 2011
Mechanical Equipment Lead Engineer	Randy Peacock	2nd Qtr 2011
Layout & Piping Lead Engineer	Lowell Nelson	2nd Qtr 2011
I&C Lead Engineer	Steve Jansen	4th Qtr 2011
Electrical Lead Engineer	Mike Henderson	3rd Qtr 2011

Construction Management Leadership

Responsibility	Name	Roll-off Date
Construction Site Representative	Terry Gray	3rd Qtr 2011
Site Manager	Bob Lynch	2nd Qtr 2012
Area Manager Balance of Plant (BOP)	Tom Gibson	2nd Qtr 2011
Boiler Area Manager	TBD	2nd Qtr 2011
STG Area Manager	Frank Marshall	2nd Qtr 2011
AQCS Area Manager	Kim Hornbuckle	2nd Qtr 2011
Project Controls Manager Field	Donny Sims	3rd Qtr 2012
Quality Control Manager	Dave Cowart	2nd Qtr 2011
Construction Engineering Manager	John Fehr	3rd Qtr 2011

Commissioning Management

Responsibility	Name	Roll-off Date
Commissioning Manager	Phil Iddings	2nd Qtr 2012

EXHIBIT H

***

EXHIBIT I

***

EXHIBIT J-1

*** GUARANTY

***Guaranty

THIS GUARANTY is given this *** by *** a corporation organized under the laws of *** (“Guarantor”), for the benefit of DUKE ENERGY CAROLINAS, LLC, a limited liability company organized under the laws of the State of North Carolina (“Owner”).

WITNESSETH:

WHEREAS, Owner plans to have constructed a new nominally-rated 800 MW supercritical generating Unit 6 and a new flue gas desulfurization system on the existing Unit 5 at its electric generating facility known as Cliffside Steam Station (the “Project”); and

WHEREAS, Owner has entered into a Engineering, Procurement and Construction Agreement dated July 11, 2007 (the “Original EPC Agreement”) with Stone and Webster National Engineering P.C. (“Contractor’s Predecessor”), whereby Contractor’s Predecessor will provide certain services for the Project; and

WHEREAS, in connection with the Original EPC Agreement, Guarantor entered into that certain Guaranty, pursuant to which Guarantor guaranteed the obligations of Contractor’s Predecessor under the Original EPC Agreement; and

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof, (i) Contractor’s Predecessor assigned to Shaw North Carolina, Inc. (the “Contractor”) all of its right, title, interest and obligations in, to and under the Original EPC Agreement and all of its right, title and interest in the Documentation (as defined in the Original EPC Agreement), and (ii) Contractor accepted such assignment and assumed and agreed to pay and otherwise undertake, observe, perform and discharge in accordance with its terms all of Contractor’s Predecessor’s obligations and other liabilities under, arising out of or relating to the Original EPC Agreement (the “Assignment and Assumption”); and

WHEREAS, immediately upon the Assignment and Assumption, Owner and Contractor entered into that certain First Amended and Restated Engineering, Procurement and Construction Agreement, dated as of the date hereof (the “Contract”), pursuant to which the Original EPC Agreement was amended and restated in its entirety by the Contract; and

WHEREAS, Guarantor has a substantial economic interest in the Contract and has agreed, as a material inducement to Owner to consent to the Assignment and Assumption and to enter into the Contract, to enter into this Guaranty, pursuant to which Guarantor shall guaranty the obligations of Contractor under the Contract in accordance with the terms set forth herein; and

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. GUARANTEE. Guarantor absolutely, unconditionally and irrevocably guarantees to Owner that:

(a)	***

(b)	***

2. UNCONDITIONAL OBLIGATION. This is a guarantee of payment and performance and not of collection. The liability of Guarantor under this Guaranty is direct, irrevocable and not conditional or contingent upon the pursuit of any remedies against Contractor or any other person or entity, nor upon any other recourse available to Owner, its successors, endorsees, transferees, or assigns. Guarantor waives any and all rights it may now or in the future have under law or in equity to require either that an action be brought against Contractor or any other person or entity as a condition to proceeding against Guarantor.

3. ABSOLUTE OBLIGATION. The obligations of Guarantor under this Guaranty are absolute and without regard to lack of power or authority of Contractor to enter into the Contract or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Guarantor agrees that Owner and Contractor may modify or amend the Contract and that Owner may delay or extend the date on which any guaranteed obligation must be paid or performed, or release Contractor from any guaranteed obligation or waive any right thereunder, all without notice to or further assent by Guarantor, which shall remain bound by this Guaranty, notwithstanding any such act by Owner. The obligations of Guarantor under this Guaranty shall not be affected, reduced, or impaired upon the happening of any of the following events:

(a) the failure to give notice to Guarantor of the occurrence of a default under the terms and provisions of the Contract, provided Owner has complied with the notice requirements of the Contract;

(b) the change, modification or amendment of any obligation, duty, guarantee, warranty, responsibility, covenant or agreement (including without limitation Change Orders) set forth in the Contract;

(c) any failure, omission, delay by or inability on the part of Owner to assert or exercise any right, power or remedy conferred upon Owner under the Contract;

(d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of any of Contractor’s assets, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization of, or similar proceedings affecting Contractor or any of the assets of Contractor;

(e) the merger or consolidation of Contractor into or with any corporation or other entity, or Contractor’s loss of its separate corporate identity or its ceasing to be an affiliate of Guarantor;

(f) any action by Owner under the Contract granting indulgence or extension of time for payment to Contractor or any other surety except as so granted; or

(g) the assignment of any right, title or interest of Owner in the Contract pursuant to the terms thereof to any other person or entity.

4. ***

5. WAIVER OF NOTICE. Guarantor hereby waives notice of (a) Owner’s acceptance and reliance on this Guaranty; (b) default or demand in the case of default, provided such notice or demand has been given to or made upon Contractor; and (c) any indulgences, extensions or consents granted to Contractor or any other surety. Guarantor waives promptness, diligence, presentment, demand of payment or enforcement and any other notice with respect to any of the guaranteed obligations and this Guaranty.

6. SUBROGATION RIGHTS. Any subrogation rights of Guarantor arising by reason of any payments made under this Guaranty shall be subordinate to the performance in full by Contractor of all obligations under the Contract, including, without limitation, payment in full of all amounts which may be owing by Contractor to Owner thereunder.

7. ***

8. ASSIGNMENT. This Guaranty shall inure to the benefit of Owner, its successors and permitted assigns and shall be binding upon Guarantor and its successors and permitted assigns. Owner may at any time assign this Guaranty to any person or entity to whom Owner assigns the Contract in accordance with the terms thereof, including a collateral assignment of Owner’s right, title and interest in and to this Guaranty in connection with obtaining financing for the Project. Guarantor may not assign this Guaranty without the prior written consent of Owner, which may be withheld in Owner’s sole discretion.

9. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents, warrants and covenants that:

(a) entering into this Guaranty and performance hereunder (i) is not an event of default or otherwise contrary to any obligation by which Guarantor may be bound, and (ii) will not result in the creation or imposition of any lien upon any property of Guarantor;

(b) Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Louisiana and is in good standing in each jurisdiction where the failure to be in good standing would materially and adversely affect its ability to perform its obligations under this Guaranty, and Guarantor will maintain its existence and remain in good standing under such laws;

(c) the execution and delivery by Guarantor of this Guaranty, and the performance by Guarantor of its obligations hereunder (i) are within Guarantor’s corporate powers, (ii) have been duly authorized by all necessary action, (corporate or otherwise), (iii) do not contravene any law or regulation applicable to or binding on Guarantor or any of its properties, and (iv) do not require the consent or approval of any person or entity which has not already been obtained;

(d) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

10. SEVERABILITY. The invalidity or unenforceability of any provision of this Guaranty shall not affect the validity or enforceability of the remaining provisions of this Guaranty, which shall be enforced to the greatest extent permitted by law.

11. EXERCISE OF REMEDIES. No single or partial exercise by Owner or its successors or assigns of any right or remedy shall preclude any further exercise thereof.

12. WAIVERS. No delay or omission to exercise any right or power of Owner shall impair any such right or power or shall be construed to be a waiver thereof. No waiver of any right of Owner under this Guaranty shall be effective unless made pursuant to an instrument in writing duly executed by Owner.

13. NOTICES. All notices permitted or required to be given under this Guaranty shall be in writing and shall be deemed duly given when sent by telefacsimile transmission, by overnight courier, by personal delivery or on the seventh (7th) day following the date on which such notice is deposited in the mail, postage prepaid, certified, return receipt requested. All notices shall be delivered or sent to the parties at their respective address(es) or number(s) shown below or to such other address(es) or number(s) as a party may designate by prior written notice given in accordance with this provision to the other party:

If to Owner:

If to Duke:	Duke Energy Carolinas, LLC
Mail Code EC11T
P. O. Box 1006
Charlotte, NC 28201-1006
Attn: Dan Herzberg
Facsimile No: 704-382-5275

with a copy to:	Duke Energy Carolinas, LLC
Mail Code EC03T
P. O. Box 1006
Charlotte, NC 28201-1006
Attn: General Counsel, Franchise Electric & Gas Facsimile No: 704-382-5690

If to Guarantor:

***

14. AMENDMENT. No amendment of this Guaranty shall be effective unless made pursuant to an instrument in writing duly executed by both Owner and Guarantor.

15. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to any choice of law rules thereof which may direct the application of the laws of another jurisdiction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

“Guarantor”

***

By:
Name:
Title:

EXHIBIT J-2

PERFORMANCE LETTER OF CREDIT

***

EXHIBIT A

FORM OF DRAWING CERTIFICATE

(DATE)

[NAME AND ADDRESS OF ISSUER]

Attention:

Re:	Performance Letter of Credit No.

Dated

Ladies and Gentlemen:

1. Any capitalized terms used and not otherwise defined herein shall have the meanings set forth in the above-referenced letter of credit (the “Letter of Credit”).

2. The undersigned certifies that the undersigned is an authorized officer representative of [INSERT NAME OF BENEFICIARY], the beneficiary of the Letter of Credit, and hereby further certifies as follows:

(a) [INSERT NAME OF BENEFICIARY] is the beneficiary of the Letter of Credit (the “Beneficiary”), and hereby demands the payment of U.S. $                     to the following account:

[Insert wire instructions (to include name and account number of the Beneficiary)]

(b) The amount demanded in this Drawing Certificate does not exceed the amount of the Letter of Credit on the date hereof.

(c) Pursuant to the terms and provisions of that certain [STATE AGREEMENT BETWEEN BENEFICIARY AND APPLICANT TO WHICH THIS LETTER OF CREDIT RELATES] (the “Contract”), Stone & Webster National Engineering P.C. has failed to fulfill certain of its obligations under the Contract and Beneficiary is entitled to the draw of the funds requested under this Drawing Certificate.

(d) Stone & Webster National Engineering P.C. has received our written notification as required by the Contract specifying the non-compliance and has failed to correct the same within the applicable cure period, if any, set forth in the Contract.

IN WITNESS WHEREOF, the undersigned has executed this Drawing Certificate as of the      day of                         ,             .

[INSERT NAME OF BENEFICIARY]

By:
Name:
Title:

EXHIBIT B

FORM OF REDUCTION CERTIFICATE

(DATE)

[NAME AND ADDRESS OF ISSUER]

Attention:

Re:	Performance Letter of Credit No.

Dated

Ladies and Gentlemen:

1. Any capitalized terms used and not otherwise defined herein shall have the meanings set forth in the above-referenced letter of credit (the “Letter of Credit”).

2. The undersigned certifies that the undersigned is an authorized officer representative of [INSERT NAME OF BENEFICIARY], the beneficiary of the Letter of Credit, and hereby further certifies as follows:

[INSERT NAME OF BENEFICIARY] is the beneficiary of the Letter of Credit (the “Beneficiary”), and hereby authorizes a reduction of the amount of the Letter of Credit, and the Issuer is hereby instructed and authorized to reduce the amount of the Letter of Credit to                                      US dollars (US$                    ).

IN WITNESS WHEREOF, the undersigned has executed this Reduction Certificate as of the      day of                         ,             .

[INSERT NAME OF BENEFICIARY]

By:
Name:
Title:

EXHIBIT J-3

***

	J.O./W.O. NO PAGE	120631 Page 35 of 5	SECTION NO.: DATE
2/20/08
	CLIENT	Duke Energy Carolinas, LLC
EPC CONTRACT	PROJECT	Cliffside Modernization
Exhibit K	TITLE	Exhibit K – Change Order Costs/Reimbursable Costs

Change Order Costs/Reimbursable Costs

***

EXHIBIT L-1

Unit 5 Scrubber

Performance Test and Guarantees

Performance Conditions

1.1	Section 1.0 presents performance conditions for the Unit 5 Scrubber.

1.2	The guaranteed values provided are valid only when the volumetric flow rate of the flue gas from the boiler entering Unit 5 Scrubber, the flue gas temperature, sulfur dioxide, sulfur trioxide, and particulate concentrations are less than or equal to the values stated in Exhibit A.

1.3	Guarantee values are applicable only when the fuels, limestone, and water are within the range as defined in Exhibit A. The guaranteed values are also predicated upon operation of the Unit 5 Scrubber at or below a steady state chlorides concentration of ***. Unit 5 guarantees are limited to operation with fuels with up to ***when not using DBA in the scrubber, and *** when using DBA in the scrubber.

The guaranteed values are conditioned upon: operation of the Equipment by the Owner in accordance with generally accepted industry practice and the following guidelines as set forth in ASME PTC 40; and in accordance with the specified conditions of service and operating instructions furnished by the Contractor; and the proper maintenance of the Equipment.

1.4	Guaranteed values are to be determined by testing in accordance with the conditions and protocols provided in Section 4.0 entitled “Performance Testing.”

Emissions Guarantees

2.1	The following emissions guarantees are applicable to the Unit 5 Scrubber based on the general conditions in Section 1.0. The flue gas flow rate shall be measured simultaneously with all emissions testing using US EPA Methods 1–4. Where removal guarantees are provided, flue gas flow rate measured upstream of the WFGD scrubber shall be measured simultaneously using US EPA Methods 1-4.

2.2

SO2 Emission Limit: The Unit 5 Scrubber shall achieve a minimum SO2 removal efficiency of ***, with an SO2 inlet concentration equal to or less than ***SO2/MMBtu, without organic acid addition, under all boiler load conditions from ***MCR. The Unit 5 Scrubber shall be capable of operating at the guaranteed removal efficiency with inlet particulate concentrations up to ***lb/MMBtu. SO2 Emission is a Make Right Performance Guarantee. Testing will be via EPA Method 6 or 6C as measured upstream and downstream of the Unit 5 Scrubber.

2.3	Particulate Matter Emission (excluding condensables): The particulate emission at the exit of the Unit 5 Scrubber shall be *** removal or ***lb/MMBtu (24 hour rolling average as measured by the average of three 4 hour tests); whichever is less stringent, up to an inlet particulate load of ***lb/MMBtu. Particulate matter emission is a Liquidated Damages Performance Guarantee. Testing will be via EPA Method 5B.

Other Performance Guarantees

3.1	The following Performance Guarantees are applicable based on the performance conditions in Section 1.0. All guarantees described in this section shall be achieved simultaneously with the emissions guarantees.

Gypsum Composition: The gypsum cake leaving the Unit 5 Scrubber shall possess the characteristics shown in Table 3.1 as verified using the procedures given in Table 3.1. Gypsum Composition is a Make Right Performance Guarantee.

Table 3.1 Gypsum Characteristics

(b) Characteristics	(c) Values	(d) Units	Test Method
Purity (CaSO4•2H2O)	***	wt.%, dry	ASTM C471 or EPRI L1, F1, J3 or L2, M1, or M2; with calibrated instrument at elevated temperature (e.g. Arizona Instruments Computrac Max 2000XL, Thermogravimetric Analysis or similar)

Residual Moisture, (maximum)	***	wt.% free water	Solids content measured by EPRI F1, (e.g. Arizona Instruments Computrac Max 2000XL, Thermogravimetric Analysis or similar)

Mean particle size, (range)	***	µm	EPRI G1, Wet Screening or Laser Diffraction, (e.g., Mictrotrac or similar)

Table 3.1 Gypsum Characteristics

Heavy Metals (applies to heavy metals only)	***		EPA SW846, Method 1311

Free Silica	***	wt.%, dry	ASTM C471, or , ASTM C-25-29

Aspect Ratio Z To Y	***		NGC 19-4-14

Acid Insoluble Inerts	***	wt.%, dry	ASTM C471 or ASTM C25-8

Chloride (maximum)	***	ppmd	ASTM C471 or EPRI O4, Ion-specific electrode; or Ion Chromatograph

pH	***		EPRI C1, pH meter

Sulfite (CaSO3• | H2O), maximum	***	ppmd	EPRI M2, Titration; Ion Chromatograph, or Thermogravimetric Analysis

Sodium (water soluble)	***	ppmd	ASTM C471 or Ion Chromatograph

Magnesium (water soluble)	***	ppmd	ASTM C471/EPRI J3; on Ion Chromatography

Nickel (water soluble)	***	ppmd	ASTM D1976

Vanadium (water soluble)	***	ppmd	ASTM D1976

Ammonia (NH4 ion)	***	ppmd	ASTM D1426-B or Ion Chromatography

Chloride Purge Stream: Based on fuel chloride concentration, the chloride purge stream from the Unit 5 Scrubber shall meet the requirements specified in Tables 3.1.2-a and 3.1.2-b at the Contractor’s discharge to the Unit 5 Purge Stream Waste Water Treatment System (PSWWTS). Chloride Purge Stream discharge composition, except Mercury and Selenium, is a Make Right Performance Guarantee. Remediation, which includes modifications to the system design and requirements due to failure to meet the guaranteed Purge Stream Composition, are subject to approval by the Owner.

Table 3.1.2-a Unit 5 Scrubber Purge Stream Characteristics (excluding 2-day surge events) For Low Fuel Chloride Concentration (***)

Characteristic	Units	Value
pH	pH SU	***

TSS	wt%	***

Chloride (Cl)	Ppm	***

Temperature	ºF	***

TDS	mg/l	***

Volumetric Flow Rate	Gpm	***

Table 3.1.2-b Unit 5 Scrubber Purge Stream Characteristics (excluding 2-day surge events) For High Fuel Chloride Concentration (***)

Characteristic	Units	Value
pH	pH SU	***

TSS	wt%	***

Chloride (Cl)	Ppm	***

Temperature	ºF	***

TDS	mg/l	***

Volumetric Flow Rate	Gpm	***

Electric Power Consumption: The 24-hour average electrical power consumption for the entire Unit 5 Scrubber shall not exceed *** kW based on the following:

***MCR; up to *** acfm at ***°F

3 spray levels operating;

*** lbs SO2/MMBtu coal;

***SO2 removal.

The guaranteed value has been developed using a listing of electric power users (documented in the Electric Load List for Unit 5), a methodology for assigning duty factors to account for time of usage during the test period, and the portion of common equipment that applies to Unit 5. The methodology and associated duty factors may be modified to account for common equipment that only operates part time (such as ball mills and belt filters) in a manner representative to the Unit 5 usage during the 24-hour period. Corrections may also be required, depending on final method of measurement that corrects for equipment and line losses not in Contractor’s scope. The methodology and associated adjustments will be agreed upon and documented in the Performance Test Procedure.

Electric Power Consumption is a Liquidated Damages Performance Guarantee. Passing this consumption guarantee at one (1) condition is all that is required.

Limestone Consumption: The stoichiometric ratio as measured in representative gypsum samples for the Unit 5 Scrubber shall not exceed *** on a total plant basis while operating at steady state conditions. This guarantee is predicated on *** wt% (minimum) of the limestone being reactive calcium carbonate equivalent. Reactive calcium carbonate shall be determined based on the total calcium carbonate in limestone corrected for unreactive dolomitic limestone by removing a molar equivalent of calcium carbonate for each mole of magnesium in the limestone. The limestone will also meet the minimum requirements of the Alstom Power Limestone Reactivity Test [included with Alstom contract]. Calculation of the limestone consumption will be based on the actual tested fuel firing rate, measured SO2 inlet to the AQCS system, and the amount of excess limestone for Liquidated Damages purposes (if the stoichiometric ratio exceeds the guarantee) will be based on these values only and the excess stoichiometry above the guarantee value. Gypsum is tested for stoichiometric ratio per the equation below that corrects for unreactive dolomitic limestone remaining in the gypsum by removing a molar equivalent of calcium for each mole of magnesium remaining in the byproduct. Results are to be based on the average of 3 valid samples.

***

***

Liquid carryover: Liquid carryover shall not exceed 0.01 grains per acf as determined by hot wire anemometer (developed by KLD) method using the Army Insecticide Monitoring System (AIMS-DC111 Probe) or agreed upon alternative method.

Gypsum Solids: Gypsum solids product minimum oxidation fraction shall be no less than ***. Method of verification to be mutually agreed to by Owner and Contractor.

Performance Testing

4.1	The Performance Test Procedures will define the conditions and procedures for executing the tests required to determine satisfaction of the Emissions and Performance Guarantees. For more detailed information on performance testing, refer to the Cliffside Modernization Project Testing Procedure.

4.2	Contractor shall be responsible for providing all permanent testing instrumentation and sample test ports/valves required to conduct the Performance Testing. The responsibility for submittal of any regulatory certification of emissions monitoring equipment required by Government Authority will be borne by the Owner.

4.3	Performance Testing Procedures shall be developed by the Contractor with approval by the Owner no less than *** Days prior to Contractor’s Substantial Completion of the Unit 5 Scrubber. Testing Procedures shall include identification of all sample/measurement points, specific test methods where applicable, calibration requirements for all instrumentation and data collection devices specified in the Testing Procedure. Contractor shall provide correction or guarantee curves or equations *** Days prior to commencement of Performance Testing, approved by the Owner, for determining compliance with guarantee parameters where the basis of design conditions cannot be duplicated. At a minimum, the following correction curves are to be provided:

***

***

4.4	Performance Testing shall be conducted by a mutually agreed upon third-party testing Subcontractor hired by the Contractor for performing all Performance Testing.

4.5	Performance Testing will commence no less than *** Days after Mechanical Completion for the Unit 5 Scrubber and in accordance with the approved Test Procedures. Prior to the start of the Performance Testing, the Unit 5 Scrubber is to operate at steady-state conditions with *** for a duration of at least ***, or as otherwise agreed upon by Owner and Contractor to allow testing to proceed.

4.6	Testing shall be performed by the Contractor-provided third party testing Subcontractor with the Owner’s and Contractor’s full participation in accordance with the approved Test Procedures. Testing shall be performed without cleaning or adjustment of equipment except for that which is normally carried out while in operation or which is approved by the Owner.

4.7	Test Locations: Contractor will provide test ports, sampling valves and suitable access as required for all Contractor-supplied Equipment. Testing/sampling locations will be noted on General Arrangement Drawings and are provided in accordance with the Agreement.

4.8	During the Performance Testing, the Unit 5 Boiler shall be operated in a steady-state mode at a *** of the design fuel firing rate and design flue gas flow rate defined in Exhibit A for a minimum of ***and for the duration of the testing. Operation of the boiler will be controlled to the maximum extent possible to comply with the conditions listed above and the Owner’s specification.

4.9	A draft test report will be prepared by the testing Subcontractor and submitted simultaneously to the Owner and/or its agent and to Contractor for review and comment. A final report incorporating any comments will then be prepared and submitted by the testing Subcontractor. Reports will include, as a minimum, a full discussion of the Testing Procedures, sample data reduction calculations, raw data sheets and logs, tabulations of reduced data and results, a discussion of potential uncertainty and error, and a discussion of the results.

4.10	Not used.

4.11	Notification: The Contractor shall be notified within *** Days of Owner receiving the test results in writing if, in the opinion of the Owner, there is evidence that any Performance Guarantees are not being met.

4.12	Retuning or modifications required as a result of failure to meet Guaranteed Emission Limits shall be cause for retesting of the Unit 5 Scrubber at the discretion of the Owner in accordance with the approved Test Procedures conducted by the Owner provided third party testing Subcontractor at the expense of the Contractor. Retesting will be limited to specific failed items and those items that are significantly related if it can be reasonably demonstrated by Contractor and accepted by Owner that the retuning and/or correction of the failed components would not impact the Contractor’s achievement of the Minimum Performance Guarantees and the Performance Guarantees.

4.13	Availability of Supporting Data: The Owner and/or its agent agree to make available to Contractor all pertinent facility operating logs and data obtained during the performance test period, such as, but not limited to: ***.

Performance Liquidated Damages

5.1	Values for Unit 5 Scrubber Liquidated Damages (LD) Performance Guarantees are listed in Table 5.1 below:

Characteristic	Measure	Value
***	Based on scale of performance achieved	***

***	Exceeding Performance ***	***

***	Exceeding Performance ***	***

EXHIBIT L-2

PERFORMANCE TESTING of UNIT 6

GUARANTEED UNIT NET HEAT RATE, OUTPUT, STEAM FLOW CAPACITY & EMISSIONS

And

PERFORMANCE VERIFICATION of PLANT EQUIPMENT

1.0 INTRODUCTION

1.1 Objective

This Exhibit establishes conditions, parameters and methods for *** of *** guarantees established by the Agreement, corrected to the Base Performance Conditions identified in Section 7 of this Exhibit.

Unit 6 *** will be tested, calculated and corrected based on the *** steam flow, identified in the Section 7. Main Steam Flow Capacity Testing will be at the ***.

Additionally, Performance Verification of the Steam Generator, Steam Turbine, and AQCS along with major plant equipment and systems is addressed.

Consumptive guarantees subject to Performance Liquidated Damages shall also be tested in accordance with this Exhibit and measured while simultaneously achieving Guaranteed Emission Limits and Guaranteed Gypsum Quality.

Unit 6 will not exceed Permitted Emissions Limits as identified in Exhibit M, and measured in accordance with Table L-2.1 during Performance Testing. Emission Compliance Testing, including CEMS Certification testing, may occur prior to Substantial and Final Completion, with Guaranteed Emission Limits verified during Performance Testing of the Unit 6 using the certifiable CEMS (defined in Section 8.3).

If tuning or other adjustments to Unit 6 that may effect emissions occur after non-CEMS monitored emission acceptance and prior to Substantial and/or Final Completion, the Owner may require re-testing of emission compliance of non-CEMS monitored parameters to verify that tuning has not violated emission compliance.

Guaranteed Emission Limits and Guaranteed Removal (%) found in Exhibit M are Make Right Performance Guarantees.

1.2 Performance Test Program Philosophy

Table L-2 summarizes the Performance Testing and Equipment Verification Program. The purpose of the Performance Test and Equipment Verification Program is fivefold:

1.2.1 ASME Code Testing

Unit Performance Testing - Confirm that individual Unit 6 Net *** guarantees contained in the Agreement are met, using ASME Performance Test Codes listed in Table L-2. If these values are not met, to establish the shortfall value for application of remedies or damages addressed in the Agreement with the Contractor.

Steam Generator, Steam Turbine and AQCS Testing - Confirm the performance guarantees of Owner Equipment are met, using Performance Test Codes listed in Table L-2. If these values are not met, to establish the shortfall value. These may be run concurrently with the Unit 6 Performance Test, where appropriate.

1.2.2 Non Code Testing

Major Equipment Verification - Report the performance of major equipment, using data collected either during Unit 6 Performance Testing or individual Equipment Verification Testing. If performance guarantees are not met, to establish an estimate of the shortfall value, for possible Code Testing.

Plant Baseline Data - Establish the overall Unit 6 Baseline Performance Data for key operating parameters based on a combination of data taken during the Unit 6 Performance Test, Steam Generator and Steam Turbine Performance Test and DCS collected data.

Emissions Compliance Test and CEMS Certification – Perform emission compliance test and certify CEMS in accordance with Cliffside Air Permit and referenced regulatory requirements.

1.3 Agreement Authority

The Agreement contains specific information concerning guarantees, results, re-testing, schedule, remedies, liquidated damages and warranties, and is not addressed in this Performance Testing Exhibit.

1.4 Performance of Owner Equipment

The Contractor’s Net *** Performance Guarantees are based on the guaranteed performance of the Owner Equipment. Plant performance test results shall be corrected for Owner Equipment performance shortfalls that are not attributable to Contractor responsibility. It will be the Contractor’s responsibility to test, document and verify any such claimed performance shortfall.

1.5 Substantial Completion Testing

The initial Performance Testing is used to satisfy the Minimum Performance Guarantee. This Test shall be satisfied by the same methods as the Unit 6 Performance Test methodology, except where a substitute test method is approved by the Owner.

A substitute test using installed plant permanent instrumentation in lieu of calibrated temporary test instrumentation may be approved after Owner review. The pricing defined in Exhibit I is based on the Contractor using plant permanent instrumentation for the initial Performance Testing to satisfy the Minimum Performance Guarantee. Additional temporary high accuracy instrumentation will be used by Contractor for purposes of verifying compliance with the Guaranteed Performance.

The initial Performance Test may satisfy the requirement of the Performance Guarantees if performed in accordance with Section 6. of this Exhibit.

2.0 TEST RESPONSIBILITY

All testing described in this Exhibit is in Contractor’s scope of supply.

Test Contractor approved by the Owner, shall conduct the Unit 6 Performance Test, Steam Generator and Steam Turbine Performance Test, and compile the Plant Baseline Data. The Contractor and the Test Contractor may share the responsibility for the Major Equipment Verification as outlined in Table L-2.

The Test Contractor shall be responsible for the Performance Test Plan (PTP), test instrumentation including calibration and set up, pre and post test uncertainty analysis, conduct of the testing, data acquisition, data reduction, post test calculations, and test report for Unit 6 Performance Testing, Steam Generator and Steam Turbine Testing, Plant Baseline Data and Major Equipment Verification (except where excluded in Table L-2).

3.0 PERFORMANCE TEST PLAN

The Contractor will submit *** days prior to commencement of the Performance Test a complete detailed Performance Test Plan (PTP) mutually approved by Owner, Test Contractor, Contractor and Owner Equipment Contractor’s. The PTP will constitute an agreement for the Performance Testing by the Parties to the test. Differences between the Test Procedures or methods contained in/or developed in accordance with the PTP and the respective Agreements or established industry test codes are by mutual agreement of the Parties to the test, as approved in the PTP.

The PTP form and contents shall specifically meet the requirements of ASME PTC 46 – 1996, Section 3.2 “Test Plan”, where ASME Code Testing procedures are being applied. The actual test methods and corrections for each test shall be in accordance with Codes identified in Table L-2.

4.0 TEST UNCERTAINTY

*** test tolerances or uncertainties shall be applied to any Performance Test results for the satisfaction of Unit 6 Performance Guarantees, or Steam Generator or Steam Turbine Tests.

Pre-Test uncertainties (for ASME Code Tests) will be calculated in accordance with applicable ASME Codes, and shall not exceed ASME PTC requirements for the applicable Code Test. Post test field verifications will be performed on instruments measuring parameters where there is no redundancy or for which the data is questionable.

5.0 DEGRADATION

Degradation shall be applied to the Unit 6 *** Tests, in accordance with Owner Equipment guarantees. An *** test in accordance with *** requirements, shall be performed on the steam turbine by the Test Contractor as soon as practical after startup, and prior to the Net ***. Degradation attributed to the *** shall be based on enthalpy drop test results in accordance with Steam Turbine Generator guarantees.

Corrections to test results due to *** that are attributable to Contractor’s actions shall not be applied. This includes both equipment scope and schedule effects.

6.0 PERFORMANCE TESTING – ASME CODE TESTING

6.1 Test Runs and Corrections

Performance Testing involves set-up, testing, measurements and data collection, subsequent calculations and corrections. A series of three (3) individual Test Runs meeting the Code requirements for duration (no less than 2 hours each), shall be performed at the test conditions, which Unit 6 is subject to at the time of the testing. Test operational and data stability requirements set forth in ASME Codes shall be met.

Results of the three (3) Test Runs shall be corrected to Base Performance Conditions and averaged for comparison. The Unit 6 Performance Test will be compared to the Performance Guarantee values. The Steam Generator and Steam Turbine will be corrected to Owner Equipment Contract conditions and compared to contract values.

Demonstration of the Steam Generator and Steam Turbine performance will require the Test Contractor to perform measurement/correction methodology required by the governing ASME PTC.

Contractor shall provide all required ASME PTC 46, PTC 4 and PTC 6 correction data. At a minimum, raw source data for curves or correction curve equations shall be supplied. Curves may be additionally supplied as well, but priority of test correction source will be, in order of preference; Manufacturer provided source data or curve equations, best fit equations of Manufacturer provided data or curves, visual reads of Manufacturer provided data or curves, and Contractor supplied data, curves, and equations. Contractor shall submit all correction calculations, correction data and any thermal models for review and approval 60 days prior to commencement of testing.

6.2 Instrument Calibration

Instrument calibration shall meet ASME PTC Code requirements. Test Contractor shall submit all instrument calibration data to the Contractor and Owner for review prior to the commencement of the Performance Test. Flow devices meeting the requirements set forth by ASME Code to measure primary parameters and variables need not undergo inspection following the performance test if the devices have not experienced conditions that would violate their integrity. Such conditions include steam blows and chemical cleaning.

6.3 Test Equipment and Instruments

The Contractor will have the responsibility for providing all test instrumentation and equipment, whether temporary or permanently installed. Instrumentation shall meet the requirements of the applicable ASME PTC Code, in order that the calculated pre test uncertainty does not exceed ASME Code requirements. Primary condensate flow instrumentation shall be supplied and calibrated in accordance with ASME PTC 6 – 2004, and shall remain the property of the Owner after the completion of Performance Testing.

6.4 Test Interruption

Test runs are not required to be continuous, but shall occur within the same 72 hour period, in order to assure that the Unit 6 configuration and the test conditions are relatively similar. The Owner may waive this requirement.

6.5 Unit 6 Performance Testing

The Unit 6 Performance Test will be in accordance with ASME PTC 46-1996 “Performance Code on Overall Plant Performance”, except where modified by the Contract, or by mutual agreement by the Parties to the Test.

For a coal fired unit, this will require determination of steam generator efficiency, in order to calculate primary heat input, in accordance with ASME PTC 4 - 1998, Energy Balance method, except as noted in this Exhibit.

The Performance Guarantee applies to the testing of Unit 6. Common loads shared with Unit 5 will be proportioned to each Unit.

6.5.1 Electrical Terminal Point of Guarantees – Unit 6

Performance Testing

The electrical terminal point of the Unit 6 Performance Guarantee is as measured at the high side of the main step up transformers. Transformer losses (main step up and aux) due to corrections to Base Performance Conditions will be included as part of the post test corrections.

Material Handling auxiliary load terminal point will be considered the inlet (delivery point from truck or rail carrier) of the coal, limestone and lime unloading hoppers or transport piping. For gypsum and ash, the terminal point will be the ash silos and gypsum storage pile.

6.5.2 Unit 6 Performance Test Auxiliary Loads

The Unit 6 Net Output and Heat Rate Guarantee shall include all auxiliary loads, including pumps, fans, motors, heaters, air conditioning, lighting, material handling and miscellaneous equipment that are required to operate the equipment in a normal plant configuration.

The Unit 6 Net Output and Heat Rate Guarantees are based on the electrical auxiliary loads for major JPDA equipment as listed in Table L-2.2. The Performance Guarantees will be revised to incorporate changes in any of the Table L-2.2 values due to final equipment selections.

The auxiliary load methodology for the Unit 6 Performance Test will be based on operation of Unit 6 during the Base Performance Condition (summer day). As part of the PTP, the Contractor will submit, for approval, a load list, indicating the test operating status of all plant electrical equipment greater than 2 hp (valve motor operators need not be accounted for): The following is the type of operation that is expected:

All normal interior lighting shall be energized.

All air conditioning/heating/ventilation required to maintain the plant environment on the test day will be operating.

All equipment required for normal full load operation will be energized.

Redundant or surge capacity equipment shall be energized.

Material handling, water treatment and other loads of a cycling nature shall be characterized prior to the Unit 6 Performance Test. The Contractor will submit as part of the PTP, procedures for the determination of these cycling loads, for Owner approval. Fuel, Ash, Limestone, Lime, Gypsum, make up and waste water handling (except AQCS purge stream treatment) auxiliary loads will be determined based on testing done prior to the Unit 6 Performance Testing. The methodology shall also contain procedures and calculations for the proportioning of auxiliary loads to Unit 6 and the Unit 5 Scrubber.

Auxiliary loads for major Owner Equipment will be individually measured for determining satisfaction of Owner Equipment Contract guarantees.

Preliminary testing and results calculations shall occur prior to commencement of Unit 6 Performance Testing (this testing is not required for Substantial Completion). Results shall be submitted to the Owner and approved prior to Unit 6 Performance Testing.

Testing will determine the kw-hr consumed per unit of material, for correction to the plant auxiliary loads measured. Where appropriate, and approved by the Owner, operation of cycling loads during the test can be substituted. For example, coal reclaim auxiliary load could be determined by characterization test or by returning the coal silo to pre test levels prior to the end of the test runs.

6.5.3 Unit Configuration

During the Unit 6 Performance Test, Unit 6 will be aligned and operated in the normal plant configuration – as approved by the Owner, with regards to mechanical and electrical components and systems. All steam and water drains and traps will be aligned for safe system operation.

The DCS will be in automatic operation, except where approved by the Owner. Setpoints, system limits, alarms and trips will be in normal plant configuration and will not be deviated from, for the purpose of the Unit 6 Performance Test.

6.6 Main Steam Flow Capacity Test

As part of Unit 6 Performance Testing, a *** will be performed to assure that Unit 6 can achieve this steam flow operating condition on a continuous basis. Although not specifically addressed in ASME PTC 46, the Main Steam Flow Capacity will be verified using the ASME PTC 46 governed Unit 6 Performance Test instrumentation and calibration methods, except where approved by the Owner.

The test duration will be an 8 hour continuous run.

Fuel and sorbent corrections will not be applied unless outside the range of the Agreement specified design range for these materials.

Condenser exhaust pressure will be controlled as close as possible to *** by operation of the cooling tower fans. Corrections will be made to adjust results to ***.

Equipment will not exceed EPC Agreement (Exhibit A) or Manufacturer ratings.

Spare/redundant equipment shall not be operated. These include, but are not limited to:

Spare hotwell and condensate booster pumps

Spare pulverizer, unless allowed by Steam Generator guarantee

Spare closed cooling water pump and heat exchanger

Spare limestone ball mill

Spare gypsum dewatering train

Contractor shall report test results for the *** and the corresponding net electrical output (which is not guaranteed for this test). Net electrical output shall be corrected to Base Performance Conditions for power factor, and wet bulb.

6.7 Steam Generator, Steam Turbine and AQCS Testing

A Steam Turbine Test (Full Test) in accordance with ASME PTC 6 – 2004 will be required to demonstrate the steam turbine performance. Likewise, the performance of the Steam Generator will be demonstrated using ASME PTC 4 - 1998. These Tests shall be in accordance with the subject Owner Equipment Contracts and the mutually agreed to test procedures. Test procedures shall also provide for demonstration of individual auxiliary loads for Steam Turbine, Steam Generator and AQCS. See Table L-2 of this Exhibit.

6.8 Test and Data Report

The Contractor shall provide a complete report in accordance with ASME PTC 46 (PTC 4 and 6 for the Steam Generator and Steam Turbine respectively), and will be submitted within the time specified in the Agreement. A preliminary report of results shall be submitted within the time specified in the Agreement. The report shall be submitted in both electronic and paper format. Final report contents shall be defined in the Performance Test Plan. This shall include, but not be limited to:

Calibration data for all instruments used in calculations

Raw and summary averaged data for each Test Run

All fuel, ash, sorbent, gypsum and emission sample reports

Key Plant DCS data during each Test Run, as identified by the Owner prior to the Test

All calculations and corrections, including correction curves and data.

Final performance correction calculations shall be in Excel and submitted as an Excel format file.

7.0 BASE PERFORMANCE CONDITIONS

Unit 6 Performance Guarantees are based on the following reference conditions. Test results for the Unit 6 Performance Testing will be corrected to these conditions as detailed in the Performance Test Plan:

Power Factor (high side of main step up) = ***

Fuel – Performance Fuel as identified in EPC Agreement

Ambient dry-bulb temperature – ***

Ambient wet-bulb temperature – ***

Sorbent (limestone and lime) – per EPC Agreement

Barometric Pressure – ***

***

8.0 PERFORMANCE TESTING – NON CODE TESTING

8.1 Major Equipment Verification

The Contractor shall report the performance of major equipment, using data collected either during Unit 6 Performance Testing or individual Equipment Verification Testing. This testing is not required to be in strict accordance with applicable Test Codes referenced in Manufacturer contracts, but shall be of sufficient accuracy to give indication of the equipment performance. The results shall be corrected to Manufacturer contract conditions as part of the Test Report. The Contractor shall supply all raw data and calculations as part of the Test Report.

The Owner will use these reports to make a determination concerning the need for further detailed Code testing of equipment, outside of the Contractor’s scope.

These tests can be run concurrently with the Unit 6 Performance Test, where appropriate:

***

***

***

***

***

***

***

***

***

8.2 Plant Baseline Data

The Contractor shall report the overall Unit 6 baseline performance data for key operating parameters (to be identified with Owner agreement, in the Performance Test Plan) based on a combination of data taken during the Unit 6 Performance Test, Steam Generator and Steam Turbine Performance Test and DCS collected data. The goal is to establish initial Plant Baseline Data for comparison for future operation.

The basis of the report shall be uncorrected averaged data from both the DCS and temporary performance test instrumentation from one of the Unit 6 Performance Testing Test Runs selected by the Owner.

8.3 Emissions Compliance Test and CEMS Certification

Once Mechanical Completion has occurred and Unit 6 is sufficiently complete so that all systems are capable of safe operation in accordance with applicable Laws, Good Practices and the Project Manuals, Contractor shall test Unit 6 in accordance with the requirements of applicable Government Approvals, applicable regulations and Exhibit M to verify compliance with the Permitted Emission Limits and to certify the Part 75 CEMS systems (the “Emissions Compliance Test”). The Emissions Compliance Test shall be undertaken by the Contractor in compliance with all federal, state, local, and Contract requirements; including schedule.

The Emissions Compliance Test shall be completed successfully prior to initiation of Performance Testing. Stack emissions, including opacity, will be measured for Unit 6 during the Performance Test. Sulfur dioxide (SO2), nitrogen oxide (NOX), and mercury (Hg) will be verified using the Unit 6 “certifiable” CEMS or by a certified leased CEM system. A certifiable CEMS is defined as a CEMS that has been installed, calibrated, tested (40 CFR, Part 75 Certification Test) and maintained in accordance with the requirements of the air permit and appropriate regulatory requirements. The “certifiable” CEMS are not required to have received formal regulatory approval. Opacity will be verified using the Unit “certifiable” continuous opacity monitoring system (COMS).

The Contractor shall develop a schedule for providing the Owner necessary forms, data and reports well in advance of regulatory required Owner notifications and submittals. Contractor shall prepare forms, data and reports in accordance with Applicable Permits and regulatory requirements.

9.0 AQCS Performance Liquidated Damages

Limestone Consumption— *** exceeding Performance Guarantee.

Lime Consumption— *** exceeding Performance Guarantee

Electric Power Consumption— *** exceeding Performance Guarantee

Table L-2

Cliffside Unit 6 Field Performance Testing & Equipment Verification Program Matrix

Part of
Parameter	Guarantee	Test Method Note 1	Steam Flow/Load	Unit Test	Verification Test	Notes

UNIT PERFORMANCE GUARANTEES

***	EPC	PTC 46 –1996 PTC 4 – 1998	***	X		Note 2

***	EPC	PTC 46 –1996	***	X

***	EPC	PTC 6 – 2004	***	X		Note 3

STEAM TURBINE, STEAM GENERATOR, AQCS PERFORMANCE

Steam Turbine • *** • *** • ***	Manuf. Contract	PTC 6 – 2004	*** *** ***	X X X		Note 4

Steam Generator • Efficiency	Manuf. Contract (Note 6)	PTC 4 – 1998	***	X		Note 4
• Steaming Capacity		PTC 4 – 1998	***	X		Note 5
• Auxiliary Load		PTC 4 – 1998 PTC 4 – 1998	***	X X
• SH and RH Outlet Temp		PTC 4 – 1998	*** ***	X
• SH and RH dP		See L-2.1 See L-2.1	*** ***	X X		Note 5 Note 5
• NOx		See L-2.1	***	X		Note 5
• CO		PTC 4 – 1998	***	X
• VOC
• Air Heater Leakage		Unit Test	*** ***	X
• Pulverizer Capacity (1 spare)		Unit Test			X	Note 5
• Ammonia Consumption

AQCS • PM10 (Filterable and Condensable) • SO2 • H2SO4 • Hg • Limestone • Lime • Auxiliary		See L-2.1 See L-2.1 See L-2.1 See L-2.1 Unit Test Unit Test PTC - 40 PTC - 40	*** *** *** *** *** *** *** ***	X X X X X X X	X

Cliffside Unit 6 Field Performance Testing & Equipment Verification Program Matrix

Part of
Parameter	Guarantee	Test Method Note 1	Steam Flow/Load	Unit Test	Verification Test	Notes
Load • SO2 Removal • Gypsum Quality • Forced Oxidation Rate			*** ***		X X

MAJOR EQUIPMENT VERIFICATION
Cooling Tower • WB Approach • Aux Load • Flow	Manuf. Contract	Unit Test Unit Test n/a	***	X X	X

Condenser • Exhaust Press • TTD • Tube Side dP • O2 and Non – Condensables	Manuf. Contract	Unit Test Unit Test n/a n/a	***	X X	X X

Feedwater Heater • FWH TTD • FWH DCA • Tubeside dP	Manuf. Contract	Unit Test Unit Test Unit Test	***	X X X

FW Pump Turbine • Efficiency	Manuf. Contract	Unit Test	***	X

Feedwater, Condensate Booster, Hotwell & Circulating Water Pumps • Efficiency • Capacity • TDH	Manuf. Contract	Unit Test	***	X X X

Main Step Up Transformers • Electrical Loss	Manuf. Contract	Unit Test	***	X

Ash Handling System • Bottom, Fly & Economizer Ash Conveying Rates	EPC Contract	Test Plan (to be developed)	***		X

Water Treatment • System Flow • Effluent Quality	EPC Contract	Test Plan (to be developed)	***		X

NOTES

1.	All ASME Code Tests will require application of additional ASME Test Code requirements such as PTC 1 and the PTC 19 Series. Where conflict exists, the most recent approved PTC will govern. Plant Performance will be based on the ASME 1967 Steam Tables.

2.	ASME PTC 4 – 1998 Energy Balance Method for determination of Steam Generator Efficiency used as part of and in accordance with ASME PTC 46.

3.	Unit Steam Flow Capacity Guarantee will be tested utilizing appropriate sections and corrections from PTC 6—2004.

4.	Steam Generator and Steam Turbine efficiency and capacity testing will be Code Tests capable of supporting potential claims of liquidated damages against Manufacturers, if applicable.

5.	Steam Generator guarantees associated with MCR will be satisfied by steam turbine VWO flow values, if the steam generator cannot reach MCR due to turbine flow capacity.

6.	For steam generator guarantees, steam flows are as identified in the steam generator contract

TABLE L-2.1

Cliffside Unit 6 Field Performance Testing & Equipment Verification Matrix

Steam Generator Supplied	Guarantee	Test Method or Code
NOx	Manufacturer’s contract	Certified CEMS

CO	Manufacturer’s contract	EPA Reference Test Method 10

VOC	Manufacturer’s contract	EPA Reference Test Methods 25 A or 18

AQCS Supplied

SO2	Manufacturer’s contract	Certified CEMS

Mercury	Manufacturer’s contract	Certified CEMS

PM10 (Filterable and Condensable)	Manufacturer’s contract	As dictated by Manufacturer’s Contract

Sulfuric Acid	Manufacturer’s contract	As dictated by Manufacturer’s Contract

Opacity	Manufacturer’s contract	Certified COMS

Table L-2.2: Auxiliary Loads - Basis for Output/Heat Rate Guarantee

AQCS	***

Boiler	***

Condenser Circulating Water Pumps	***

Cooling Tower	***

Generator Step-Up Transformer Loss	***

Condensate Booster Pumps	***

Hotwell Pumps	***

Air Compressors	***

Closed Cooling Water Pumps	***

Fly Ash Handling	***

Raw Water Pumps	***

Material Handling	***

D Heater Drain Pump	***

Auxiliary Transformer Losses	***

Bottom Ash Handling	***

Demineralized Water System	***

F Heater Drain Pump	***

Boiler SBS Injection System (based on 1200 cfm compressed air demand))	***

Removal of Air Compressor from AQCS Scope	***

Feedwater Pump Efficiency	***

Feedwater Pump Turbine Efficiency	***

Coal Unloading/Crushing	***

Sootblowing	***

Reheater Spray	***

EXHIBIT L-3

RELIABILITY TESTING

The Contractor shall perform the following tests prior to Final Completion. Contractor shall submit test procedures, measurement points, acceptance criteria and operating parameters for Owner approval, *** Days prior to the commencement of testing. Use of permanently installed plant instrumentation, in lieu of temporary test instrumentation, where appropriate, is acceptable. Failure to satisfy Test Requirements due to Owner Furnished Equipment shall not be the Contractor’s responsibility. It will be the Contractor’s responsibility to test, document and verify any such claimed shortfall.

Emission limits provided in the EPC Agreement shall be satisfied at all times during the test.

Contractor shall submit a report of the results of each test required. This report will include the test procedure, measurement data and any calculations or other data required to support successful completion of this test.

1.0 Part Load Test

(Four hour test) – Contractor shall demonstrate Unit 6 will operate in a stable and reliable manner within equipment Manufacturers’ specifications.

2.0 Warm and Hot Start Tests

Contractor shall demonstrate that the Unit 6 is able to meet startup and synchronization requirements indicated in Table L-3. The values in Table L-3 represent manufacturer’s predictions for the Owner Supplied Steam Generator, Steam Turbine and AQCS equipment. The Test Plan will state actual (but not guaranteed) values. Two warm and two hot start-up tests shall be conducted.

3.0 Ramp Loading and Unloading Tests

Contractor shall demonstrate that Unit 6 is able to meet load ramp rates indicated in Table L-3 under automatic control. The values in Table L-3 represent manufacturer’s predictions for the Owner Supplied Steam Generator, Steam Turbine and AQCS equipment. The Test Plan will state actual (but not guaranteed) values.

4.0 Load Change Tests

Contractor shall demonstrate that Unit 6 is able to respond to block load increases in accordance with requirements set forth in Table L-3. The values in Table L-3 represent manufacturer’s predictions for the Owner supplied Steam Generator, Steam Turbine and AQCS equipment. The Test Plan will state actual (but not guaranteed) values.

5.0 Governor Droop Tests

Contractor shall demonstrate using specific droop setting values that the turbine control system responds as expected to specific changes in the speed (frequency) of the turbine-generator. Governor Droop Tests shall be specified by turbine-generator manufacturer and approved by Owner.

6.0 AVR Performance Tests

Contractor shall demonstrate the ability of automatic voltage regulation equipment to maintain stability under varying system frequency and voltage conditions within the limits of manufacturer’s specifications and in accordance with Owner’s system standards,(to be provided later).

7.0 Auxiliary Trip Tests

Contractor shall demonstrate the capability of Unit 6 (with operator intervention) to automatically runback load upon the sudden loss of an operating auxiliary. Such test shall demonstrate that Unit 6 is capable of maintaining expected available capacity with particular auxiliaries out of service. Test shall be conducted with Unit 6 running at maximum load achievable for the configuration prior to the trip. The tests are the following:

Trip one induced draft fan

Trip one forced draft fan

Trip one primary air fan

Trip one pulverizer/feeder without initiation of standby

Trip one circulating water pump

Trip one condensate pump

Bypass each closed feedwater heater, one at a time, with Unit 6 at VWO and normal pressure

8.0 Minimum Stable Load

Coal (twenty-four hour test firing coal)—This test will identify minimum stable load which can be maintained indefinitely without fuel oil support using two (2) mills. Minimum load on coal shall be no greater than 30% of BMCR for fuels as specified in Steam Generator Performance Guarantees.

9.0 Reliability Demonstration

Reliability Demonstration shall mean the operation of Unit 6 by Owner under the technical oversight of Contractor for a period of *** after the Minimum Performance Guarantees with respect to Unit 6 have been met [but prior to Final Completion of Unit 6] by which the Contractor demonstrates to Owner that Unit 6 shall be capable of meeting the reliability criteria set forth in this Exhibit. Notification requirements for this test are the same as Performance Test notification.

The average net electrical output during the Reliability Demonstration shall be maintained and measured at the high side of the main step up transformer. The time weighted average net electrical output of Unit 6 generated during the Reliability Demonstration period shall be utilized in determining the Demonstration Results. Test results will only be corrected to ambient wet and dry bulb base reference conditions and power factor. This correction procedure may be done using an integrated plant computer model (such as Thermoflow Steam Master).

The acceptance criteria shall be an average of *** during the *** period. This criteria is based on the electrical auxiliary load for major *** equipment as listed in Table L-2.2 of Exhibit L-2. The acceptance criteria will be revised to incorporate changes in any of the Table L-2.2 values due to final equipment selections. Operation is not limited to the ***. Fuels used during the test shall be as specified in the Boiler Performance Guarantees.

If the test is aborted or acceptance criteria electrical demand is not maintained by the Owner, this period shall be exempted from the test results, without extending the required test duration of ***. For example, if Owner cannot provide electrical demand for *** of the *** period, then *** will be used in the calculation of test results.

Table L-3

RELIABILITY TEST TABLE

Test	Criteria
Dispatch Ramp Rate ***	*** (note 1)

Cold Start ***	*** STG Synchronization (note 2)

Warm Start ***	*** STG Synchronization (note 2)

Hot Start ***	*** STG Synchronization (note 2)

STG Sync to Full Load ***

***	*** (note 2)

***	*** (note 2)

Note 1: “Hot” conditions defined as continuous stable load operation. Excludes startup sequence prior to STG sync.

Note 2: Expected (not guaranteed) values from vendor data. Excludes variable water clean-up time. Values to be revised later, if needed, due to final equipment design.

Exhibit M

Emission Limits

Below is a table showing the guaranteed air emission limits for Units 5.

Unit 5 Emission Limits

Pollutant	Guaranteed Emission Limit (lb/MMBtu)**
Sulfur Dioxide (SO2)

*** with *** SO2/MMBtu inlet loading, down to *** outlet concentration, without the addition of organic acid, ***

*** removal with *** lb SO2/MMBtu inlet loading, down to *** outlet concentration, with the addition of organic acid, ***

Testing will be via EPA Method 6 or 6C based on actual SO2 measured upstream of WFGD and in the stack.

Particulates - PM10 (filterable)

*** lb/MMBtu, *** – based on *** lb/MMBtu or lower leaving the existing ID fans ***

Testing will be via EPA Method 5B for filterable particulate in the stack. Method 5 or other suitable method to be agreed upon will be used for particulate inlet to the WFGD.

*	This is based on all three (3) Recycle levels in operation
**	As measured by the average of three 4-hour (nominal) tests

Below is a table showing the guaranteed and the final air permit emission limits for Unit 6.

Unit 6 Emission Limits

Pollutant	Final Permit Emission Limit[1] (lb/MMBtu)	Guaranteed Emission Limit * (lb/MMBtu)	Guaranteed Removal * (%)	Reference Test Method
Sulfur Dioxide (SO2)	***	***	***	Reference Test Method 6 or 6C. Removal efficiency is based on actual SO2 measured at AQCS inlet.

Nitrogen Oxide (NOx)	***	***	N/A	Reference Test Method 7 or 7E

PM10 (filterable)	***	***	N/A	Reference Test Method 5B

PM10 (filterable & condensable)	***	***	N/A	EPA Reference Test Method 5B (front half catch) for filterable particulate only and condensables per EPA Method 25A for the VOC portion and the Controlled Condensate Method (CCM) for the sulfuric acid contribution.

Volatile Organic Compounds (VOC’s)	***	***	N/A	EPA Reference Method 25A or Method 18 ***

Pollutant	Final Permit Emission Limit[2] (lb/MMBtu)	Guaranteed Emission Limit * (lb/MMBtu)	Guaranteed Removal * (%)	Reference Test Method
Carbon Monoxide (CO)	***	***	N/A	EPA Reference Method 10 ***

Sulfuric Acid (H2SO4)	***	***	N/A

EPA Reference Method 8 or controlled condensation method as described in the EPA publication “Miniature Acid Condensation System: Design and Operation”EPA/600/3-84/056 April 1984, (NTIS PB8418288230) or ASTM D3226 controlled condensation procedure.. In lieu of controlled condensation method, EPA method 039 may be used if demonstrated and proven to ALSTOM’s satisfaction prior to the time of testing.

Minimum 6 hours

[1]	***
*	As measured by three 4-hour tests and subject to approval from Owner Equipment Contracts
[2]	***
*	As measured by three 4-hour tests and subject to approval from Owner Equipment Contracts

Pollutant	Final Permit Emission Limit[3] (lb/MMBtu)	Guaranteed Emission Limit * (lb/MMBtu)	Guaranteed Removal * (%)	Reference Test Method
Mercury (Hg)	***		***	The total mercury content in the coal as fired shall be determined using ASTM method D6414-01 or ASTM Method D3684 –01, and the stack mercury emissions shall be measured using ASTM D6784-02, EPA 40CFR60 part75, Appendix K (Ontario Hydro Method) or mutually agreed Certified Mercury CEMS if available. The total mercury content of the coal shall be determined from a representative, composite as fired fuel, sample that is collected over the mercury stack emission test duration and shall be converted and expressed in terms of lb/10[12] Btu (HHV) of the composite fuel blend sample tested. The mercury stack emissions shall be converted to and expressed in terms of EPA F- Factor methodology in accordance with 40CFR 60 Appendix A, methods 2,3 and 5 and based on the composite fuel blend analysis.

Opacity	***		***	Certified opacity monitors will be used downstream of the fabric filter and upstream of the WFGD. The measured value will be related to the stack diameter for compliance with guarantee value. Stack diameter is to be 29.0 diameter or less.

[3]	***
*	As measured by three 4-hour tests and subject to approval from Owner Equipment Contracts

Pollutant	Final Permit Emission Limit[4] (lb/MMBtu)	Guaranteed Emission Limit * (lb/MMBtu)	Guaranteed Removal * (%)	Reference Test Method
Lead (Pb)	***	***	***	Minimum 6 hours

Other considerations

•

The recommended federal guidance for location of opacity monitoring in ducts is not met with the current site arrangement. Owner, Contractor and Alstom will work together to demonstrate that the location is acceptable through modeling and this will be submitted to DENR for acceptance.

[4]	***
*	As measured by three 4-hour tests and subject to approval from Owner Equipment Contracts

***

Effluent Characteristics	Discharge Limitations		Monitoring Requirements
	Monthly Average	Daily Maximum	Measurement Frequency	Sample Type	Sample Location[1]
Flow (MGD)			Weekly	Calculation or similar readings	T

Oil and Grease	***	***	Monthly	Grab	E

Total Suspended Solids[2]	***	***	Monthly	Grab	E

Total Recoverable Copper	***	***	See Note 3	Grab	E

Total Recoverable Iron	***	***	See Note 3	Grab	E

Total Recoverable Arsenic			Monthly	Grab	E

Total Recoverable Selenium			Monthly	Grab	E

Chronic Toxicity[4]			Quarterly	Grab	E

Total Nitrogen (NO2+NO3+TKN)			Quarterly	Grab	E

Total Phosphorus			Quarterly	Grab	E

pH5			2/Month	Grab	E

Total Cadmium[6]			Weekly	Grab	E

Total Chromium[6]			Weekly	Grab	E

Total Mercury[6]			Weekly	Grab	E

Total Nickel[6]			Weekly	Grab	E

Total Silver[6]			Weekly	Grab	E

Total Zinc[6]			Weekly	Grab	E

Notes:

1.	***
2.	***
3.	***
4.	***
5.	***
6.	***

***